Filed Pursuant to Rule 424(b)(5)
Registration No. 333-278943
The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities nor are they soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion
Preliminary Prospectus Supplement dated April 26, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To prospectus dated April 26, 2024)

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY
$     % Senior Secured Notes due 2027
$     % Senior Secured Notes due 2029
$     % Senior Secured Notes due 2034
ICON Investments Six Designated Activity Company, a designated activity company (the “Issuer”) is offering $   aggregate principal amount of   % Senior Secured Notes due 2027 (the “2027 Notes”), $   aggregate principal amount of   % Senior Secured Notes due 2029 (the “2029 Notes”) and $   aggregate principal amount of   % Senior Secured Notes due 2034 (the “2034 Notes” and, together with the 2027 Notes and the 2029 Notes, the “Notes”). Interest on the Notes will be payable on    and   of each year, commencing on   , 2024. Unless previously redeemed, the 2027 Notes will mature on   , 2029, the 2029 Notes will mature on   , 2029 and the 2034 Notes will mature on   , 2034.
The Notes will be guaranteed on a senior secured basis by ICON public limited company, a public limited company in Ireland (“ICON” or the “Company”), and its existing and future wholly owned subsidiaries organized in the United States, Ireland and the Grand Duchy of Luxembourg (“Luxembourg”), in each case that guarantee the obligations under our senior secured U.S. dollar denominated term loan facility and senior secured revolving credit facility (together, the “Senior Secured Credit Facilities”) and the 2.875% senior secured notes due 2026 issued by PRA Health Sciences, Inc., a wholly owned subsidiary of ICON (the “Existing Notes”) (the “Subsidiary Guarantors” and, collectively with ICON, the “Guarantors”). The Notes will be the senior secured obligations of the Issuer and the Guarantors and the Notes will rank equally in right of payment to all of the Issuer’s and Guarantors’ existing and future senior debt (including the Senior Secured Credit Facilities and the Existing Notes) and senior in right of payment to all of the Issuer’s and Guarantors’ existing and future subordinated debt. The Notes and the guarantees will be secured on a first-lien basis by substantially all of the existing and future assets of the Issuer and the guarantors that also secure the Issuer’s and the guarantors’ obligations under the Senior Secured Credit Facilities and the Existing Notes on a pari passu basis, subject to permitted liens, and the liens on the collateral securing the Notes (the “Collateral”) will rank equally in priority with the liens on the collateral securing borrowings and guarantees under the Senior Secured Credit Facilities, the Existing Notes and any other future pari passu first lien indebtedness. See “Description of the Notes— Security for the Notes.” The Notes and the guarantees will be effectively senior to any of the Issuer’s and the guarantors’ existing and future unsecured indebtedness to the extent of the value of the assets securing the Notes and the guarantees. The Notes and the guarantees will be structurally subordinated to all existing and future indebtedness and other liabilities of ICON’s subsidiaries that will not guarantee the Notes, which includes all of ICON’s subsidiaries organized outside the United States, Ireland and Luxembourg and any other subsidiaries that do not guarantee the Senior Secured Credit Facilities or the Existing Notes.
The Notes will be redeemable at the Issuer’s option in whole or in part at any time prior to their maturity at the applicable redemption prices described in this prospectus supplement under the heading “Description of the Notes—Optional Redemption.”
Application will be made to The International Stock Exchange Authority Limited (“TISEA”) for the Notes to be admitted to the Official List (the “Official List”) of The International Stock Exchange (the “Exchange”). There can be no assurances that any such application will be successful or any such listing will be granted or maintained. For the avoidance of doubt, this prospectus supplement and the accompanying prospectus do not form the listing document for the purpose of admitting the Notes to the Official List of the Exchange and has not been reviewed or approved by TISEA. See “Underwriting.”
Investing in the Notes involves a high degree of risk. See “Risk Factors” beginning on page S-14 of this prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2023 to read about certain factors you should consider before making a decision to invest in the Notes.
	Per 2027 Note	Per 2029 Note	Per 2034 Note
Public offering price	%(2)	%(2)	%(2)
Underwriting discount(1)	$	$	$
Proceeds before expenses, to the Issuer	$	$
(1)	We refer to “Underwriting” beginning on page S-101 of this prospectus supplement for additional information regarding underwriting compensation.
(2)	Plus accrued interest, if any, on the Notes from , 2024.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.
We expect to deliver the Notes to investors in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank SA/NV (“Euroclear”), as operator of the Euroclear System, and Clearstream Banking, S.A., Luxembourg (“Clearstream”), on or about   , 2024.
Joint Book-Running Managers

Citigroup	HSBC	J.P. Morgan	Morgan Stanley	Santander
The date of this prospectus supplement is April   , 2024.

Prospectus Supplement
Prospectus

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents. We are not making an offer of these securities in any state or other jurisdiction where the offer or sale is not permitted.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement relates to a prospectus that is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell debt securities described in the accompanying prospectus in one or more offerings. The accompanying prospectus provides you with a general description of the debt securities we may offer from time to time. This prospectus supplement contains specific additional information about the terms of this offering. You should rely only on the information or representations incorporated by reference or provided in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, the information in this prospectus supplement replaces the information in the accompanying prospectus and you should rely on the information in this prospectus supplement. Generally, when we refer to the prospectus, we are referring to both parts of this document combined. You may obtain copies of the shelf registration statement, or any document which we have filed as an exhibit to the shelf registration statement or to any other SEC filing, either from the SEC or from the Secretary of the Company as described under “Where You Can Find More Information”.
As used in this prospectus supplement, “ICON plc”, “ICON”, “the Company” and “we”, “our” or “us” refer to ICON public limited company, and its consolidated subsidiaries, unless the context requires otherwise.
The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, the accompanying prospectus or any related free writing prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.
This prospectus supplement is not a prospectus for the purposes of the Irish Companies Act 2014 (as amended) (the “Irish Companies Act”), the EU Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019 of Ireland (as amended) or the Central Bank (Investment Market Conduct) Rules 2019 of Ireland and the Central Bank of Ireland has not approved this prospectus supplement.
Any investment in the Notes does not have the status of a bank deposit in Ireland and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. The Issuer is not regulated by the Central Bank of Ireland by virtue of the issue of the Notes.
You should not consider any information in this prospectus supplement, the accompany prospectus or any related free writing prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the Notes. We are not making any representation to you regarding the legality of an investment in the Notes by you under applicable investment or similar laws.
You should read and consider all information contained or incorporated by reference in this prospectus supplement, the accompany prospectus and any related free writing prospectus that we provide or make available to you before making your investment decision.
You should assume that the information appearing in this prospectus supplement, in any related free writing prospectus that we provide to you, in the accompanying prospectus and in the documents incorporated by reference is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement, any related free writing prospectus that we provide to you nor the accompanying prospectus constitutes an offer, or a solicitation on our behalf or on behalf of the underwriters, to subscribe for and purchase any of the securities and may not be used for or in connection with an offer or solicitation by anyone in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.
S-ii

MARKET AND INDUSTRY DATA
The data included or incorporated by reference in this prospectus supplement and the accompanying prospectus regarding the markets and the industry in which we operate, including the size of certain markets and our and their position and the position of our and their competitors within these markets, are based on reports of government agencies, independent industry sources and our own estimates relying on our management’s knowledge and experience in the markets in which we operate. Our management’s knowledge and experience, in turn, are based on information obtained from our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these reports, sources and estimates to be accurate as of their respective dates. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties.
Although we believe market, ranking and other industry data included or incorporated by reference in this prospectus supplement and the accompanying prospectus is generally reliable, it is inherently imprecise. We cannot guarantee the accuracy and completeness of the information and have not independently verified it. As a result, you should be aware that market, ranking and other industry data included or incorporated by reference in this prospectus supplement and the accompanying prospectus, and our estimates and beliefs based on that data, may not be reliable. Neither we nor the underwriters can guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
TRADEMARKS AND SERVICE MARKS
This prospectus supplement and the documents incorporated by reference into this prospectus supplement use certain brand names, trademarks and service marks of ICON. We do not intend our use or display of other trade names, trademarks or service marks to imply relationships with, or endorsement of us by, any other company or its goods or services.
NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as presented in this prospectus supplement with respect to ICON are supplemental financial measures that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We define (1) Adjusted EBITDA as net income before share of losses from equity method investments, income tax expense, net interest expense, depreciation and amortization, stock-based compensation expense, net foreign currency losses (gains), restructuring charges, transaction and integration related costs and certain other expenses (gain); (2) Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue; and (3) Free Cash Flow as net cash provided by operating activities minus cash used for the purchase of property, plant and equipment. Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow should not be considered measures of financial performance or liquidity under GAAP, and the items excluded from Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are significant components in understanding and assessing the combined company’s financial performance or liquidity. Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow should not be considered in isolation or as alternatives to such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in the financial statements of ICON as indicators of financial performance. Since Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are not measures determined in accordance with GAAP and are susceptible to varying calculations, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow, as presented, may not be comparable to other similarly titled measures of other companies.
Accordingly, we have provided reconciliations of such non-GAAP measures under “Summary—Summary Historical Consolidated Financial Data” You are encouraged to review those reconciliations carefully.
Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing our results as reported under GAAP.
S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the information incorporated by reference in this prospectus supplement and the accompanying prospectus may contain forward- looking statements. Forward-looking statements give ICON’s current expectations or forecasts of future events. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, dividend payments and financial results. You should not place undue reliance on these statements as no assurance can be given that any particular expectation or forecast will be met. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements and, except as may be required by applicable legal or regulatory obligations, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Statements included herein which are not historical facts are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Forward-looking statements may be identified by the use of future tense or other forward looking words such as “believe”, “expect”, “anticipate”, “should”, “may”, “strategy”, or other variations or comparable terminology. The forward looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, our results could be materially adversely affected. The risks and uncertainties include, but are not limited to, dependence on the pharmaceutical industry and certain clients, the need to regularly win projects and then to execute them efficiently and correctly, the challenges presented by rapid growth, competition and the continuing consolidation of the industry, the dependence on certain key executives, changes in the regulatory environment, exchange rate fluctuations, inflation and rising labor costs, and other factors identified in the Company’s United States Securities and Exchange Commission filings and in the section entitled “Risk Factors” on pages 14 through 21 of our 2023 20-F. The Company has no obligation under the PSLRA to update any forward looking statements and does not intend to do so.
S-iv

WHERE YOU CAN FIND MORE INFORMATION
ICON is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with those requirements, files annual reports and other information with the SEC. However, as a foreign private issuer, ICON and its shareholders are exempt from some of the Exchange Act reporting requirements. The reporting requirements that do not apply to ICON or its shareholders include proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to ICON’s shares and the rules regarding the filing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.
We file annual reports and other information with the SEC. You may obtain documents we file with the SEC through the SEC’s EDGAR electronic filing system on the SEC’s website, at http://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link. You may also obtain documents from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by telephone from us at the following address: ICON plc, South County Business Park, Leopardstown, Dublin 18, Republic of Ireland, Attention: FAO Group Treasurer. The contact telephone number of this office is +353 1 2912000. See “Incorporation by Reference”.
S-v

INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file or furnish later with the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus supplement and the accompanying prospectus and information previously incorporated by reference herein.
Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus supplement and the accompanying prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We hereby incorporate by reference the following documents:
•	Annual Report on Form 20-F for the year ended December 31, 2023 (File No. 333-08704) (the “2023 20-F”); and
•	Form 6-K furnished to the SEC on April 3, 2024 and April 25, 2024;
We also incorporate by reference any future annual reports on Form 20-F that we file with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus supplement and prior to the time we sell all of the Notes, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference into this prospectus supplement.
You can obtain any of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus through us, or from the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus supplement, by requesting them in writing or by telephone from us at the following address: ICON plc, South County Business Park, Leopardstown, Dublin 18, Republic of Ireland, Attention: FAO Group Treasurer. The contact telephone number of this office is +353 1 2912000.
S-vi

SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that you should consider before investing in the Notes. For a more complete discussion of the information you should consider before investing in the Notes, you should carefully read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.
Our Company
ICON public limited company is a clinical research organization (“CRO”), founded in Dublin, Ireland in 1990. For over thirty years we have grown significantly to become a leading global provider of outsourced development and services to pharmaceutical, biotechnology, medical device and government and public health organizations. Our mission is to improve the lives of patients by accelerating the development of our customers’ drugs and devices through innovative solutions.
We are a leading global provider of outsourced development and commercialization services to pharmaceutical, biotechnology, medical device, and government and public health organizations. We offer a full range of clinical, consulting and commercial services that range from clinical development strategy, planning and trial design, to full study execution, and post-market commercialization.
ICON provides its services across a range of clinical outsourcing operating models including strategic partnerships, preferred provider, full-service delivery to functional service provision and stand-alone services.
We specialize in the strategic development, management and analysis of programs that support all stages of the clinical development process, from compound selection to Phase I-IV clinical studies. We earn revenue by providing a number of different services to our customers. Those services are integral components of the clinical development process and include clinical trial management, consulting, contract staffing, data solutions and laboratory services.
Our vision is to be the healthcare intelligence partner of choice by delivering industry leading solutions and best in class performance in clinical development. We believe that we are one of a select group of CROs with the expertise and capability to conduct clinical trials in the major therapeutic areas on a global basis and have the operational flexibility to provide development services on a stand-alone basis or as part of an integrated “full-service” solution. In order to achieve this vision, we are capitalizing on the enhanced scale, technology and data analytics capabilities that the recent acquisition of PRA Health Sciences delivered. At March 31, 2024, we had approximately 41,150 employees in 102 locations in 54 countries. During the three months ended March 31, 2024, we derived 38.7%, 49.9% and 11.4% of our revenue in the United States, Europe and Rest of World, respectively (during the period ended March 31, 2023: 42.7%, 46.8% and 10.5%, respectively).
ICON maintains a sustained focus on research and development. We continue to enhance our portfolio of data solutions and decentralized clinical trial technology through the development of industry-leading technologies and processes to support our clients. ICON is leading the industry transformation through four key levers: transforming clinical trials, site and patient centricity, healthcare intelligence and applied innovation, and seamless, integrated service delivery.
Capabilities and Service Offerings
ICON is the world’s largest pure-play clinical research organization. We advance clinical research providing outsourced services to pharmaceutical, biotechnology, medical device and government and public health organizations. We develop new innovations, drive emerging therapies forward and improve patient lives. Our focus is on delivering healthcare intelligence to customers to address the full spectrum of clinical development challenges, not just point-of-service delivery. The synthesis of our experience, expertise, best practices, technology and data provides patient centric processes, commercially optimized for global success, and is driving transformation of trials to improve R&D return on investment.
With an expansive portfolio of integrated clinical, commercialization and consulting services, global presence, depth in therapeutic expertise, and data-driven healthcare technology, we deliver globally scaled expertise & solutions for all customers and patients. Solutions span the clinical development lifecycle from compound selection to Phase I-IV clinical studies and post approval outcome research and market access consulting solutions, and can be adapted to suit local trials or large global programs:
Strategy
We have achieved strong growth since our foundation in 1990, as a global provider of outsourced development and commercialization services to pharmaceutical, biotechnology, medical device and government and public health organizations. We focus our innovation on those factors that are critical to our clients - reducing time to market, reducing cost and increasing quality. Our global team has extensive experience in a broad range of therapeutic areas. ICON has been recognized as one of the world’s leading CROs through a number of high-profile industry awards.
As our market has evolved, biopharmaceutical companies are tackling productivity challenges, budget constraints and greater demands to demonstrate product value; all of which are placing increased pressure on their revenues and levels of profitability. However, these trends have generally been positive for CROs, as increased outsourcing has been adopted by these companies as they seek to create greater efficiencies in their development processes, convert previously fixed costs to variable, and accelerate time to market for new treatments.
We believe regulatory and reimbursement pressures will increase the emphasis on late stage (post marketing) research, while increasing requirements to demonstrate the economic value of new treatments. As a result, we believe outcomes and comparative effectiveness research will most likely be required in order to secure on-going product reimbursement. Furthermore, we believe advances in molecular biology and genetics will drive further growth in innovation in the long term which in turn should create further growth opportunities for both biopharma companies and their outsource development partners.
We expect that continued outsourcing will be a core strategy of clients in the near term as they respond to the increased pressures on their revenues and profitability. Larger clients were the first to form strategic partnerships with global CROs in an effort to reduce the number of outsource partners with whom they engage and to reduce inefficiencies in their current drug development models. More recently we have seen the increasing adoption of this partner model with mid-tier pharmaceutical and biotechnology firms as they also seek to drive development efficiencies. As outsourcing penetration increases, we believe clients may seek a greater level of integration of service offerings from CROs, although some will continue to purchase services on a stand-alone basis. Creating greater connectivity and “seamlessness” between our services and the sharing of “real-time” clinical, operational and “real world” data with clients will therefore become increasingly important for CROs. ICON will seek to benefit from this increased outsourcing by clients to grow our business by increasing market share with our existing client base and adding new clients within the Phase I-IV outsourced development services market; the aim being to ensure we will be considered for all major Phase I-IV projects.
Delivery of our mission and strategy is focused on our four strategic pillars, being (i) Patient Access & Engagement (ii) Career Development & Employer of choice (iii) Enduring Customer Partnerships and (iv) Healthcare Intelligence & Applied Innovation.
Patient Access and Engagement
ICON has a focused patient, site and data strategy, which is helping us to improve site identification, study placement and patient recruitment and retention.
Accellacare is ICON’s global clinical research network offering customers a wide range of stand-alone and integrated solutions at site or in patients’ homes as part of decentralized trials. Our patient centric approach is focused on accelerating study start-up and increasing patient recruitment and retention for the pharmaceutical, biotechnology and medical device industries.
Accellacare In-Home Services takes study visits directly to patients where they live, work, study or play in all phases and therapeutic areas of clinical trials. By bringing trial visits directly to patients, we have the potential to ease the burden of participating in clinical research to increase patient recruitment, retention and diversity. Accellacare In-Home Services has experience in more than 450 clinical trials, tailoring our services to fit each study’s specific requirements across more than 50 countries. This cohesive approach has led to higher patient recruitment and retention rates. Accellacare is also achieving faster study start-up for its customers through efficiencies gained in central process management including budget and contracting, which can otherwise be a source of delay. This combined with a finely tuned feasibility approach allows the network to identify and recruit more patients to studies, in a wide range of therapeutic areas, in a shorter time frame. Accellacare is an important part of the integrated patient, site and data strategy, helping us to improve patient recruitment and retention. Through Accellacare, we are committed to delivering on the promise of patient centricity in clinical research whilst also providing a quality-focused clinical research infrastructure supported by experienced professionals globally.
The Accellacare Site Network encompasses more than 50 sites across 6 countries covering the United States, Europe and South Africa. Accellacare offers a quality focused clinical research infrastructure delivering value and benefits to sponsors. Accellacare supports customers with faster start-up and the time from site selection to site initiation visit is on average 30% faster when compared to other sites. Furthermore, Accellacare achieves an average of 40% more patients per site when compared to other sites.
ICON’s site networks enhance our ability to enroll patients onto the clinical studies we perform. We have also developed strategic alliances with investigator site groups and healthcare systems in all major global research markets. In partnership with others, we are pioneering patient recruitment solutions that leverage cognitive computing to transform clinical trial matching and allow a data-driven approach to deliver the right patients for trials. One Search is our intuitive, integrated workflow and interrogation tool that enables access to multiple data sources and provides the visualization and tools necessary for optimum site identification based on ICON and industry data of capability, experience and performance. Scoring on enrollment performance, speed of start-up and quality supports better site selection.
Enduring Customer Partnerships
ICON has extensive experience in vaccine clinical development for commercial businesses, governments and NGOs. This experience enabled us to play a significant role in the search for vaccines and treatments for COVID-19.
Partnering with leading pharmaceutical companies on their strategic plan and framework for monitoring investigational COVID-19 vaccine programs, ICON worked with 153 sites in the United States, Europe, South Africa and Latin America to ensure the recruitment of more than 44,000 trial participants over a four-month period in late 2020, mobilizing a large global team of therapeutic and operational specialists. ICON provided site training, document management and operational support for patient Informed Consent Form review, coordinated eConsent in most countries, and assisted with clinical supply management services. Achieving the unprecedented trial timelines, while maintaining high standards of quality, undertaken in response to the pandemic required collaboration and strong communication between the ICON and sponsor project teams.
Healthcare Intelligence and Applied Innovation
Innovation at ICON is focused on the factors that are critical to our clients. We develop integrated technologies to significantly enhance the efficiency and productivity of clients’ drug and device development programs, providing true transparency across all areas of a study.
ICON is focused on applying innovation that can help our customers improve their development outcomes. We are focusing this innovation in three critical areas: improving clinical trial design and execution; faster and more predictable patient recruitment; and evolving clinical trials to be more patient centric which includes data collection and analysis directly from patient’s digital devices. Our approach to developing solutions to these challenges incorporates partnering with best-in-class technology providers but is also supported by a suite of differentiated ICON proprietary technologies.
Through an informatics strategy built around key platforms including ICONIK and Health Cloud, we have continued to invest in building our capabilities in the gathering, analysis and application of real world patient data within both the clinical trial and post-trial observational study environments. ICONIK and Health Cloud enable ICON to deliver services such as Risk Based Monitoring (RBM) which uses near-real time clinical data to drive monitoring visit schedules, enabling better decision making and the successful implementation of clinical trial strategies that have the potential to significantly improve efficiency in clinical trials thereby reducing overall cost and time to market whilst better protecting patient safety.
ICON’s proprietary One Search tool helps to efficiently identify optimum trial sites. It synthesizes multiple data sources, applying AI machine learning and rich data visualization for optimum site identification, resulting in improved study start-up and site cycle times, significant reductions in the percentage of low performing sites and increasing the percentage of studies meeting planned First Patient In (FPI).

FIRECREST is ICON’s proprietary comprehensive site performance management system. It is a web-based solution which enables accurate study information, including protocol information, training manuals and case report forms, to be rolled out quickly and simultaneously to investigative sites. It allows site behavior to be tracked to ensure training is understood, procedures are being followed and that timelines and study parameters are met. It can significantly reduce the number of data queries originated from investigator sites. FIRECREST is now integrated into the ICON Safety Reporting Solution and provides a Site Question Management Tool.
The ICON Patient Engagement Platform was developed to support improved patient experience and enrollment in clinical trials. The web-based patient engagement platform, provides patients with study specific information and connectivity with the nearest investigative site. The solution supplements patient recruitment outreach by sites and increases visibility of potential study participants for sponsors and sites. An easy to navigate, user friendly interface guides the patient to new and ongoing studies in their particular indication and a pre-qualification questionnaire helps to determine if the study is a right fit for them. If the patient decides to register interest, they are given the option to select their nearest investigative site. This establishes connection with the site and the patient can then choose to contact the site or ask to be contacted for pre-screening.
Operational Excellence, Quality and Delivery
Quality is the foundation of our success. The quality of our work is vital to our mission of bringing better medications to patients around the world. We are committed to maintaining, supporting, checking and improving our quality systems to meet or exceed the quality standards demanded by our clients, patients and regulatory authorities. We focus our innovation on the factors that are critical to our clients – reducing time to market, reducing cost and increasing quality – and our global team of experts has extensive experience in a broad range of therapeutic areas.
Quality project execution underpins all that we do and we have an ongoing focus on developing our people and processes to continue to enhance our service delivery. We also deploy supporting technologies which we believe will enable faster and deeper insights into the quality of trial data.
We are focused on operational excellence across our support functions, and we operate a global business support infrastructure across functions including finance, information technology, facilities, human resources, legal and quality assurance. This enables us to enhance the service levels across these support areas whilst driving down the costs of the service provision.

The Offering
The following summary contains basic information about the Notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the Notes, please refer to the section entitled “Description of the Notes” in this prospectus supplement.
Issuer
ICON Investments Six Designated Activity Company
Notes Offered
$     aggregate principal amount of     % Senior Secured Notes due 2027
$     aggregate principal amount of     % Senior Secured Notes due 2029
$     aggregate principal amount of     % Senior Secured Notes due 2034
Issue Date
The Notes will be issued on     , 2024.
Maturity
The 2027 Notes will mature on     , 2027.
The 2029 Notes will mature on     , 2029.
The 2034 Notes will mature on     , 2034.
Interest Rate
    % for the 2027 Notes.
    % for the 2029 Notes.
    % for the 2034 Notes.
Interest Payment Dates
Interest on the Notes will be payable on      and      of each year, commencing     , 2024.
Ranking
The Notes will be senior secured obligations of the Issuer and the Guarantors and the Notes and guarantees will rank:
•	equally in right of payment with all of the Issuer’s and each Guarantor’s existing and future senior indebtedness, including the Senior Secured Credit Facilities and the Existing Notes
•
senior in right of payment to all of the Issuer’s and each Guarantor’s future subordinated indebtedness and other obligations that expressly provide for their subordination to the Notes and the guarantees;

•	effectively senior to all existing and future unsecured indebtedness of the Issuer and the Guarantors to the extent of the value of the assets securing the Notes;
•
equally in priority as to the collateral securing the Notes with respect to borrowings and guarantees under the Senior Secured Credit Facilities and the Existing Notes and any other future pari passu first lien indebtedness to the extent of the value of the assets securing the Notes; and

•	structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries that will not guarantee the Notes, which includes all of ICON’s subsidiaries organized outside the United States, Ireland and Luxembourg.
As of March 31, 2024, after giving effect to this offering, we would have had $     million in aggregate principal amount of total indebtedness (excluding intercompany indebtedness) (including the Notes and indebtedness under our Senior Secured Credit Facilities and the Existing Notes), as well as the ability to incur up to an additional $450.0 million of indebtedness under our Revolving Credit Facility (before giving effect to any outstanding letters of credit), all of which would be secured indebtedness.
Guarantors
The Notes will be guaranteed on a senior secured basis by ICON and its existing and future wholly owned subsidiaries organized in the United States, Ireland and Luxembourg, in each case that guarantee the obligations under Senior Secured Credit Facilities and the Existing Notes. The Notes will be the senior secured obligation of the Issuer and the Guarantors and will rank equally in right of payment to all of the Issuer’s and Guarantors’ existing and future senior debt (including the Senior Secured Credit Facilities and the Existing Notes) and senior in right of payment to all of the Issuer’s and Guarantors’ existing and future subordinated debt.
As of March 31, 2024, after giving effect to this offering, our subsidiaries that will not guarantee the Notes would have had no indebtedness, approximately $15.6 million of outstanding trade liabilities and approximately $3.6 billion, or 21%, of our total assets, in each case excluding intercompany transactions. For the twelve months ended March 31, 2024, our subsidiaries that will not guarantee the Notes generated approximately $695.7 million, or 8%, of our revenue.
Security
The Notes and the guarantees will be secured on a first-lien basis by substantially all of the existing and future assets of the Issuer and the guarantors that also secure the Issuer’s and the guarantors’ obligations under the Senior Secured Credit Facilities and the Existing Notes on a pari passu basis, subject to permitted liens, and the liens on the collateral securing the Notes will rank equally in priority with the liens on the collateral securing borrowings and guarantees under the Senior Secured Credit Facilities, the Existing Notes and any other future pari passu first lien indebtedness. See “Description of the Notes— Security for the Notes.”
Optional Redemption
Prior to the applicable Par Call Date (as defined in “Description of the Notes—Redemption—Optional Redemption”) with respect to each series of notes, the Issuer may redeem the notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined in “Description of the Notes—Redemption—Optional Redemption”) plus the applicable “make-whole” premium set forth in this prospectus supplement, less unpaid interest accrued to the date of redemption; and (b) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the applicable Par Call Date with respect to each series of notes, the Issuer may redeem the notes of such series, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
See “Description of the Notes—Redemption—Optional Redemption”.
Additional Amounts; Optional Redemption for Changes in Taxes
If payments made by the Issuer or any Guarantor are subject to any withholding of taxes by certain relevant tax jurisdictions, subject to certain exceptions, the Issuer and such Guarantor are required to pay the additional amounts necessary so that the net amount received by the holders of the Notes after such withholding is not less than the amount that they would have received in the absence of such withholding. In the event that certain changes in the tax law of any relevant tax jurisdiction would impose withholding taxes on any payments on the Notes, or any payments by ICON or any of its subsidiaries to the Issuer for the Issuer to make any payments on the Notes, the Issuer may redeem the Notes in whole, but not in part, at any time, at a redemption price of 100% of the principal amount of the Notes, plus accrued and unpaid interest, if any, and additional amounts (described above), if any, to, but not including, the date of redemption. See “Description of the Notes—Additional Amounts” and “Description of the Notes—Optional Redemption for Changes in Taxes for the Notes.”

Certain Covenants
The applicable Indenture (as defined in “Description of the Notes”) under which each series of Notes will be issued will contain covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:
•	incur debt secured by liens; and
•	merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets;
These covenants will be subject to a number of important limitations and exceptions that are described later in this prospectus supplement under the caption “Description of the Notes—Certain Covenants.”
No Prior Market
The Notes will be new securities for which there is currently no market. Although certain of the underwriters have informed us that they intend to make a market in Notes, they are not obligated to do so, and they may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.
Application will be made to TISEA for the Notes to be admitted to the Official List of The Exchange. There can be no assurances that any such application will be successful or any such listing will be granted or maintained. For the avoidance of doubt, this prospectus supplement and the accompanying prospectus do not form the listing document for the purpose of admitting the notes to the Official List of the Exchange and has not been reviewed or approved by the TISEA. See “Underwriting.”
Use of Proceeds
We intend to use the net proceeds from the issuance and sale of the Notes to (i) provide funds to the U.S. borrower and Luxembourg borrower under our Senior Secured Credit Facilities, through intercompany loans and other means, to repay a portion of the senior secured term loans outstanding under the Senior Secured Credit Facilities, (ii) pay fees, costs and expenses related to this offering and (iii) the remainder, if any, for general corporate purposes. See “Use of Proceeds.”
Certain of the underwriters and/or certain of their affiliates may be arrangers, agents and/or collateral agents under the Senior Secured Credit Facilities and as a result may receive a portion of the net proceeds from this offering for customary fees. See “Underwriting.”
Form and Denomination
The Notes will be represented by one or more notes in registered global form, without interest coupons attached, only in denominations of $200,000 and in integral multiples of $1,000 in excess thereof.
Trustee
Citibank, N.A.

Collateral Agent
Citibank, N.A., London Branch
Governing Law
The Notes and the Indenture will be governed by New York law.
Risk Factors
Investing in the Notes involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus supplement and in our Annual Report on Form 20-F for the year ended December 31, 2023 to read about certain factors you should consider before making a decision to invest in the Notes.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA
The following table sets forth ICON’s summary historical consolidated financial data derived from ICON’s consolidated financial statements for each of the periods indicated. The summary historical consolidated financial data as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023 have been derived from ICON’s audited consolidated financial statements and related notes, as presented in ICON’s Annual Report on Form 20-F for the year ended December 31, 2023 and the summary historical consolidated financial data as of December 31, 2021 has been derived from ICON’s audited consolidated financial statements and related notes, as presented in ICON’s Annual Report on Form 20-F for the year ended December 31, 2021, which is not included in this prospectus supplement. The summary historical consolidated financial data as of March 31, 2024 and for the three months ended March 31, 2024 and 2023 are derived from ICON’s unaudited condensed consolidated financial statements and related notes, as presented in ICON’s Quarterly Report on Form 6-K furnished on April 25, 2024. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of ICON and should be read in conjunction with the information contained in “Use of Proceeds,” “Capitalization” and the ICON’s consolidated financial statements and unaudited condensed consolidated financial statements and the notes related to those financial statements included in ICON’s Annual Report on Form 20-F for the year ended December 31, 2023 and Quarterly Report on Form 6-K for the quarterly period ended March 31, 2024, each of which is incorporated by reference into this prospectus supplement and ICON’s Annual Report on Form 20-F for the year ended December 31, 2021, which is not included in this prospectus supplement, as well as other information that has been filed by ICON with the SEC that is incorporated by reference herein. See “Where You Can Find More Information” for information on where you can obtain copies of this information.
	As of December 31,
($ in thousands)	2021	2022	2023	As of March 31, 2024
Selected Balance Sheet Data:
Cash and cash equivalents	$752,213	$288,768	$378,102	$396,082
Total current assets	$2,941,198	$3,229,066	$3,411,470	$3,554,955
Total assets	$17,387,090	$17,185,278	$16,989,863	$17,048,251
Total current liabilities	$2,478,937	$2,690,601	$2,825,608	$2,945,944
Non-current bank credit lines and loan facilities	$5,381,162	$4,599,037	$3,665,439	$3,419,734
Total Liabilities	$9,320,263	$8,687,315	$7,749,120	$7,615,604
Total Shareholders’ Equity	$8,066,827	$8,497,963	$9,240,743	$9,432,647
	Years Ended December 31,			Three Months Ended March 31,
($ in thousands)	2021	2022	2023	2023	2024
Selected Statements of Operations Data:
Revenue	$5,480,826	$7,741,386	$8,120,176	$1,978,578	$2,090,386
Costs and Expenses:
Direct costs (excluding depreciation and amortization)	3,972,612	5,527,045	5,719,949	1,395,546	1,471,367
Selling, general and administrative	585,330	778,753	768,559	200,006	177,350
Depreciation and amortization	314,987	569,513	585,950	145,126	149,181
Transaction and integration related	198,263	39,695	44,176	11,382	6,991
Restructuring	31,105	31,143	45,390	9,729	—
Total costs and expenses	5,102,297	6,946,149	7,164,024	1,761,789	1,804,889
Income from operations	378,529	795,237	956,152	216,789	285,497
Interest income	574	2,345	5,014	1,072	1,930
Interest expense	(182,423)	(229,731)	(336,699)	(86,551)	(71,665)
Income before income tax expense	196,680	567,851	624,467	131,310	215,762
Income tax expense	(41,334)	(59,411)	(11,749)	(14,273)	(28,324)

	Years Ended December 31,			Three Months Ended March 31,
($ in thousands)	2021	2022	2023	2023	2024
Income before share of losses from equity method investments	155,346	508,440	612,718	117,037	187,438
Share of losses from equity method investments	(2,161)	(3,136)	(383)	(383)	—
Net income	$153,185	$505,304	$612,335	$116,654	$187,438
Selected Statements of Cash Flows Data:
Net cash provided by operating activities	$829,142	$563,315	$1,161,027	$175,500	$327,076
Net cash used in investing activities	(6,024,235)	(145,867)	(226,653)	(28,042)	(39,365)
Net cash provided by / (used) in financing activities	5,114,728	(864,173)	(844,043)	(157,064)	(263,699)
Cash and cash equivalents at end of period	752,213	288,768	378,102	279,880	396,082
Purchase of property, plant and equipment	(93,750)	(142,160)	(140,692)	(26,744)	(27,152)
Other Financial Data:
Adjusted EBITDA(1)	$969,967	$1,479,480	$1,694,091	$399,123	$444,036
Adjusted EBITDA Margin(1)	17.7%	19.1%	20.9%	20.2%	21.2%
Free Cash Flow(1)	$735,392	$421,155	$1,020,335	$148,756	$299,924
(1)
Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow as presented in this prospectus supplement with respect to ICON are supplemental financial measures that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). We define (1) Adjusted EBITDA as net income before share of losses from equity method investments, income tax expense, net interest expense, depreciation and amortization, stock-based compensation expense, net foreign currency losses (gains), restructuring charges, transaction and integration related costs and certain other expenses (gain); (2) Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue; and (3) Free Cash Flow as net cash provided by operating activities minus cash used for the purchase of property, plant and equipment. Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow should not be considered measures of financial performance or liquidity under GAAP, and the items excluded from Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are significant components in understanding and assessing the combined company’s financial performance or liquidity. Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow should not be considered in isolation or as alternatives to such GAAP measures as net income, cash flows provided by or used in operating, investing or financing activities or other financial statement data presented in the financial statements of ICON as indicators of financial performance. Since Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow are not measures determined in accordance with GAAP and are susceptible to varying calculations, Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow, as presented, may not be comparable to other similarly titled measures of other companies. See “Non-GAAP Financial Measures.”

The following table sets forth a reconciliation of net income to Adjusted EBITDA and Adjusted EBITDA Margin:
	Years Ended December 31,			Three Months Ended March 31,
($ in thousands, except as noted)	2021	2022	2023	2023	2024
Net income	$153,185	$505,304	$612,335	$116,654	$187,438
Share of losses from equity method investments	2,161	3,136	383	383	—
Income tax expense	41,334	59,411	11,749	14,273	28,324
Interest expense, net	181,849	227,386	331,685	85,479	69,735
Depreciation and amortization	314,987	569,513	585,950	145,126	149,181
Stock based compensation expense(a)	61,397	69,889	55,667	14,759	13,181
Foreign currency losses (gains), net(b)	(14,314)	(25,997)	12,916	1,338	(10,814)
Transaction and integration related costs(c)	198,263	39,695	44,176	11,382	6,991
Restructuring charges(d)	31,105	31,143	45,390	9,729	—
Other expenses (gain)(e)	—	—	(6,160)	—	—
Adjusted EBITDA	$969,967	$1,479,480	$1,694,091	$399,123	$444,036
Revenue	5,480,826	7,741,386	8,120,176	1,978,578	2,090,386
Adjusted EBITDA Margin	17.7%	19.1%	20.9%	20.2%	21.2%
(a)	Stock-based compensation expense represents the amount of recurring expense related to the Company’s equity compensation programs (inclusive of employer related taxes).

(b)
Foreign currency losses (gains), net relates to gains or losses that arise in connection with the revaluation of non-US dollar denominated assets and liabilities. We exclude these gains and losses from adjusted EBITDA because fluctuations from period- to- period do not necessarily correspond to changes in our operating results.

(c)	Transaction and integration related costs include expenses/credits associated with our acquisitions and any other costs incurred directly related to the integration of these acquisitions.
(d)
Restructuring relates to charges incurred in connection with the Company’s realignments of its workforce, with the elimination of redundant positions as well as reviewing its global office footprint and optimizing its locations to best fit the requirements of the company.

(e)
On April 20, 2023, the Company completed the purchase of the majority investor’s 51% majority voting share capital of Oncacare Limited. This gave rise to an acquisition-related gain of $6.2 million. This gain was excluded from Adjusted EBITDA.

The following table sets forth a reconciliation of net cash provided by operating activities to Free Cash Flow:
	Years Ended December 31,			Three Months Ended March 31,
($ in thousands)	2021	2022	2023	2023	2024
Net cash provided by operating activities	$829,142	$563,315	$1,161,027	$175,500	$327,076
Purchase of property, plant and equipment	(93,750)	(142,160)	(140,692)	(26,744)	(27,152)
Free Cash Flow	$735,392	$421,155	$1,020,335	$148,756	$299,924

SUMMARIZED COMBINED FINANCIAL INFORMATION OF THE ISSUER AND THE GUARANTORS
Summarized financial information (the “SFI”), as defined under Rule 1-02(bb) of Regulation S-X, is provided below for the Issuer and Guarantor entities, collectively, the “Obligor Group” for the three months ended March 31, 2024 and for the year ended December 31, 2023. The SFI is presented on a combined basis with intercompany transactions and balances among the entities included in the Obligor Group eliminated. The Obligor Group SFI excludes investments in non-guarantor entities. See “Description of the Notes—Note Guarantees” for more information.
	(Unaudited) Three Months Ended	(Unaudited) Year Ended
($ in thousands)	March 31, 2024	December 31, 2023
Revenue	$1,902,877	$7,444,520
Total costs and expenses(a)	1,684,195	6,683,520
Income from operations(a)	218,682	761,000
Net income(a)(b)	96,279	356,467
(a)	Includes amortization of intangible assets of $113.2 million and $452.8 million, respectively, for the three months ended March 31, 2024 and for the year ended December 31, 2023.
(b)	Includes net intercompany interest expense of $39.4 million and $130.0 million, respectively, for the three months ended March 31, 2024 and the year ended December 31, 2023.
	(Unaudited) Three Months Ended	(Unaudited) Year Ended
($ in thousands)	March 31, 2024	December 31, 2023
Current assets	$2,985,895	$2,941,492
Non-current assets(c)	61,342,332	61,347,045
Intercompany receivables	1,372,720	1,052,855
Total assets	$65,700,947	$65,341,392

Current liabilities	$2,635,851	$2,514,633
Non-current liabilities	4,540,187	4,799,554
Intercompany payables	4,918,457	4,618,868
Total liabilities	$12,094,495	$11,933,055
(c)	Non-current assets include each Guarantor’s investment in obligor subsidiaries, on a combined aggregated basis.

RISK FACTORS
Investing in the Notes involves various risks, including the risks described below as well as those discussed under the caption “Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2023. You should carefully consider these risks and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in the Notes. These risks are not the only ones we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations, financial condition and results of operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of the Notes could decline due to any of these risks, and you may lose all or part of your investment.
Risks Relating to the Offering and the Notes
The Indenture will not restrict the amount of additional indebtedness that we may incur and will contain limited covenants.
There will be limited covenants in the Indenture. While the Indenture will contain, subject to exceptions, limitations on incurring liens securing debt for borrowed money, the Indenture will not place any limitation on the amount of indebtedness that may be incurred by the Issuer, any Guarantor or any of their respective subsidiaries. Our incurrence of additional indebtedness may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes, increasing the amount of indebtedness ranking equal to the Notes in the event of our bankruptcy or insolvency, resulting in a loss in the trading value of your Notes, if any, and increasing the risk that the credit rating of the Notes is lowered or withdrawn.
The lenders under the Senior Secured Credit Facilities will have the discretion to release any guarantors under the Senior Secured Credit Facilities in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the Notes.
While any obligations under the Senior Secured Credit Facilities remain outstanding, any guarantee of the Notes may be released without action by, or consent of, any holder of the Notes or the trustee under the Indenture, if the related guarantor is no longer a guarantor of obligations under the Senior Secured Credit Facilities. See “Description of the Notes—Note Guarantees.” The lenders under the Senior Secured Credit Facilities will have the discretion to release the guarantees under the Senior Secured Credit Facilities in a variety of circumstances. In addition, the guarantees of the Notes from the Subsidiary Guarantors will be released in certain circumstances, including upon a Collateral Release Event (as defined in the “Description of the Notes”). See “Description of the Notes—Note Guarantees” for more information. You will not have a claim as a creditor against any entity that is no longer a guarantor of the Notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.
ICON’s and the Issuer’s ability to pay the cash obligations on the Note guarantees and the Notes, respectively, depends on the results of operations of their respective subsidiaries.
The Issuer is a direct subsidiary of ICON and it and ICON conduct a significant portion of their respective operations through subsidiaries. Accordingly, ICON’s and the Issuer’s ability to pay the cash obligations, if any, that become due under the guarantee and Notes, respectively, will depend on the results of operations of their subsidiaries and upon the ability of such subsidiaries to provide ICON and the Issuer, as applicable, with cash, whether in the form of dividends, loans or otherwise, to pay amounts due under the guarantee and the Notes. ICON’s and the Issuer’s subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments in respect of the guarantee or the Notes or to make any funds available for such purposes. In addition, dividends, loans or other distributions to ICON or the Issuer from such subsidiaries may be subject to contractual, legal and other restrictions and are subject to other business considerations. As a result, ICON and/or the Issuer may not be able to pay the cash obligations, if any, that become due under the guarantee or the Notes.
The Notes will be structurally subordinated to all indebtedness of ICON’s existing or future subsidiaries that do not become guarantors of the Notes. The assets of ICON’s non-guarantor subsidiaries may not be available to make payments on the Notes.
Not all of ICON’s subsidiaries will be required to guarantee the Notes. You will not have any claim as a creditor against any of ICON’s existing subsidiaries that are not guarantors or against any of ICON’s future subsidiaries that do not become guarantors. Indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries are structurally senior to your claims against those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation, or reorganization of any of the non-guarantor subsidiaries, such non-guarantor subsidiaries will pay the holders of their debts, holders of their preferred equity interests, and their trade and other creditors before they will be able to distribute any of their assets to the holders of the indebtedness of the Issuer or the guarantors.
As of March 31, 2024, assuming this offering had been completed, our subsidiaries that will not guarantee the Notes would have had no indebtedness, approximately $15.6 million of outstanding trade liabilities and approximately $3.6 billion, or 21%, of our total assets, in each case excluding intercompany transactions. For the twelve months ended March 31, 2024, our subsidiaries that will not guarantee the Notes generated approximately $695.7 million, or 8%, of our revenue.
The non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes, or to make any funds available therefore, whether by dividends, loans, distributions or other payments. Consequently, your claims in respect of the Notes will be structurally subordinated to all of the liabilities of the non-guarantor subsidiaries, including trade payables, claims of secured creditors and creditors holding indebtedness or guarantees issued by such non-guarantor subsidiaries, if any, and any claims of third-party holders of preferred equity interests, if any, in the non-guarantor subsidiaries. In addition, the non-guarantor subsidiaries may be restricted by law or contractual obligations from distributing or otherwise transferring funds to the Issuer and the guarantors and any dividends, distributions or other transfers of funds by the non-guarantor subsidiaries to the Issuer or a guarantor may be subject to foreign and domestic taxes.
The issuance of the Notes or the guarantees (and the related security interests) by any Subsidiary Guarantor may be voidable, subordinated or limited in scope under laws governing fraudulent transfers or conveyances, unlawful financial assistance and insolvency or under laws governing corporate authority.
Federal and state fraudulent transfer and conveyance statutes and laws restricting distributions by insolvent issuers or subsidiaries, and comparable foreign fraudulent transfer or conveyance or bankruptcy law may apply to the issuance of the Notes and the incurrence of any guarantees by Subsidiary Guarantors entered into (and the related security interests) under the terms of the Indenture. Under federal bankruptcy law and comparable provisions of state or foreign fraudulent transfer or conveyance laws, which may vary from state to state and applicable foreign jurisdictions, the Notes or note guarantees (and the related security interests) by Subsidiary Guarantors could be voided as a fraudulent transfer or conveyance if (1) the Issuer or any of the Subsidiary Guarantors, as applicable, issued the Notes or incurred the guarantees (and the related security interests) by Subsidiary Guarantors with the intent of hindering, delaying, preferring or defrauding creditors or (2) the Issuer or any of the Subsidiary Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the Notes or incurring the note guarantees (and the related security interests) by Subsidiary Guarantors and, in the case of (2) only, one of the following is also true at the time thereof:
•
the Issuer or any of the Subsidiary Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the Notes or the incurrence of the guarantees (or the related security interests) of Subsidiary Guarantors;

•
the issuance of the Notes or the incurrence of the note guarantees (or the related security interests) of Subsidiary Guarantors left the Issuer or any of the Subsidiary Guarantors, as applicable, with an unreasonably small amount of capital to carry on the business in which it was engaged or contemplated;

•
the Issuer or any of the Subsidiary Guarantors intended to, or believed that the Issuer or the Subsidiary Guarantors would, incur debts beyond the Issuer’s or Subsidiary Guarantors’ ability to pay such debts as they mature; or

•
the Issuer or any of the Subsidiary Guarantors issued the Notes or its note guarantee, as applicable, or related security interests to or for the benefit of an insider, or incurred such obligation to or for the benefit of an insider, under an employment contract and not in the ordinary course of business.

A U.S. court would likely find that the Issuer or a Subsidiary Guarantor did not receive reasonably equivalent value or fair consideration for the Notes or such note guarantee (or the related security interest) if the Issuer or

Subsidiary Guarantor did not substantially benefit directly or indirectly from the issuance of the Notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor. If any note guarantee was legally challenged, such note guarantee could also be subject to the claim that, since such note guarantee was incurred for the Issuer’s benefit, and only indirectly for the benefit of such Subsidiary Guarantor, the obligations of such Subsidiary Guarantor were incurred for less than reasonably equivalent value or fair consideration. A U.S. court could thus void the obligations under such note guarantee, subordinate them to such Subsidiary Guarantor’s other indebtedness or take other action detrimental to the holders of the Notes.
The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing, such that we cannot be certain as to the standards a court would use to determine whether or not any Subsidiary Guarantor was solvent at the relevant time or that, regardless of method of valuation, a court would not determine that a Subsidiary Guarantor was insolvent on that date, or that a court would not determine, regardless of whether or not a Subsidiary Guarantor was insolvent on the date its note guarantee was issued, that payments to holders of the Notes constituted avoidable preferences, fraudulent transfers or conveyances on other grounds under United States or other applicable law, or that the issuance of the Notes and the note guarantees would not be subordinated to the Issuer’s or the applicable Subsidiary Guarantor’s other debt. In addition, generally, however, a Subsidiary Guarantor in the United States would be considered insolvent if:
•	the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets;
•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it was generally not paying or could not pay its debts as they become due.
If a court voided any issuance of Notes or note guarantee of a Subsidiary Guarantor or any payment under such note guarantee or any related security interest, as a result of a fraudulent transfer or conveyance or held it unenforceable for any other reason, the rights of holders of the Notes under such note issuance or guarantee would be seriously undermined and such holders could cease to have any claim against the applicable Subsidiary Guarantor under its Note issuance or guarantee.
The liability of each guarantor under its Note issuance or guarantee will be limited to the amount that will result in such Note issuance or guarantee not constituting a fraudulent transfer or conveyance, although this provision may not be effective as a legal matter or otherwise to protect the Notes issuance or guarantees from being avoided under fraudulent transfer or conveyance laws. In addition, there can be no assurance as to what standard a court will apply in making a determination of the maximum liability of each issuer or guarantor. There is a possibility that the entire Note issuance or guarantee may be set aside, in which case the entire liability may be extinguished.
In addition, under the Bankruptcy Code, any payment by the Issuer or a guarantor pursuant to the Notes or a note guaranty made at a time that such Issuer or a guarantor were found to be insolvent could be voided and required to be returned to the Issuer or such guarantor or to a fund for the benefit of such party’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any non-insider party and such payment would give such party more than such creditors would have received in a distribution in a hypothetical Chapter 7 case under the Bankruptcy Code (in certain cases, subject to certain defenses). Similar provisions may arise or become applicable under the laws of other jurisdictions that may apply to the Issuer or any guarantor of the Notes.
Finally, as a court of equity, a United States bankruptcy court may otherwise subordinate the claims in respect of the Notes to other claims against the Issuer under the principle of equitable subordination, if the court determines that: (i) the holders of the Notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to the Issuer’s other creditors or conferred an unfair advantage upon the holders of the Notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

See “—The validity and enforceability of Note issuances or guarantees by ICON or any other subsidiary organized under the laws of Ireland may be subject to certain limitations.”
ICON and its foreign subsidiaries may be subject to bankruptcy cases or proceedings under jurisdictions other than the United States.
ICON and its subsidiaries (including the Issuer) operate, own assets, or are incorporated in jurisdictions other than the United States and may be subject to the insolvency, bankruptcy and corporation laws of such other jurisdictions. The insolvency, bankruptcy and corporation laws of these jurisdictions may differ materially from those of the United States and may not be as favorable. In addition, there can be no assurance as which jurisdictions a bankruptcy case may be filed by, or against, ICON or any of its subsidiaries (including the Issuer), or as to how the insolvency, bankruptcy or corporation laws of the various jurisdictions in which ICON and its subsidiaries (including the Issuer) operate will be applied in relation to one another.
See “Limitations on Validity and Enforceability of the Note issuance, Guarantees and Security Interests and Certain Insolvency Law Considerations—Ireland” and see further below.
The validity and enforceability of Note issuances or guarantees by ICON or any other subsidiary organized under the laws of Ireland may be subject to certain limitations.
Any Note issuance or guarantee by ICON or any other subsidiary organized under the laws of Ireland or subject to any winding up or liquidation in Ireland (each a “Relevant Company”) may be subject to review under Irish law in the following circumstances:
•
such Relevant Company, having become the subject of liquidation proceedings within six months (or two years if such Note issuance or guarantee is given in favor of anyone who is, in relation to such Relevant Company, a connected person) of issuing such Note issuance or guarantee, is made the subject of an application by the liquidator, on behalf of the such Relevant Company, to the Irish courts to void such Note issuance or guarantee on the grounds that the issuance of the Note issuance or guarantee constituted an unfair preference in accordance with Section 604 of the Irish Companies Act over other creditors at a time when such Relevant Company was insolvent. In order for any appointed liquidator to be successful in such an application, it would be necessary to establish that the “dominant intention” of such Relevant Company was to prefer one creditor over another (to the detriment of other creditors). In addition, such Relevant Company must have been unable to pay its debts as they fall due at the time it gave the preference or be unable to pay its debts as they fall due. There is protection for a third party that benefits from the transaction and acted in good faith and for value;

•
if such Relevant Company were wound up, then on the application of a liquidator or creditor (pursuant to Section 608 of the Irish Companies Act), if it can be shown that such Note issuance or guarantee or any payments made thereunder had the “effect” of perpetrating a fraud on such Relevant Company, its creditors or shareholders, the Irish courts can order a return of payments made by such Relevant Company under such Note issuance or guarantee. For the purposes of Section 608 of the Irish Companies Act, it is not necessary to establish that such Relevant Company intended to defraud their creditors—it is sufficient if it can be shown that the transaction had the “effect” of perpetrating a fraud;

•
if the giving of such Note issuance or guarantee by any Relevant Company constitutes the giving of unlawful financial assistance for the purpose of an acquisition (by subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in such Relevant Company or any holding company of such Relevant Company (see further below);

•
if such Note issuance or guarantee is challenged on the grounds that it exceeded, where applicable, the corporate objects of such Relevant Company or that there was no corporate benefit to such Relevant Company in entering into such Note issuance or guarantee;

•
such Relevant Company having become insolvent, or deemed likely to become insolvent, is made the subject of court protection under the examinership procedure (see further below) and the court approves a scheme for the compromise of debts of such Relevant Company; or

•	such Relevant Company avails of a court sanctioned scheme of arrangement whereby such Relevant Company agrees a composition or arrangement in respect of its obligations to its creditors.

Under the laws of Ireland, directors must exercise their powers in good faith and for the benefit of the company. A guarantee may only be issued where the Relevant Company receives sufficient commercial benefit for doing so. If there is insufficient commercial benefit, the beneficiary of the guarantee may not be able to rely on the authority of the directors of that entity to grant the guarantee and accordingly a court may set aside the guarantee at the request of the entity’s shareholders or a liquidator. The board of directors of each Relevant Company will have passed a resolution that the entry into the Note guarantee is in such Relevant Company’s best interests and for its corporate benefit. However, no assurance can be given that a court would agree with its conclusion in this regard. If the corporate benefit requirement is not met, the directors of the Relevant Company may be held liable by the Relevant Company for negligence in the management of the Relevant Company.
The Notes may only be issued and guaranteed by each Relevant Company to the extent that it would not result in such issuance or guarantee constituting the giving of unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act. It shall not be unlawful financial assistance (within the meaning of Section 82 of the Irish Companies Act) if the financial assistance is provided by such Relevant Company in accordance with a summary approval or “whitewash” procedure, as detailed in the Irish Companies Act. In addition, in an insolvency of an Irish company, the claims of certain preferential creditors (including the Revenue Commissioners of Ireland for certain unpaid taxes, and certain employee claims) will rank in priority to claims of unsecured creditors. If any Relevant Company becomes subject to an insolvency proceeding and such Relevant Company has obligations to creditors that are treated under Irish law as creditors that are senior relative to the holders of the Notes, the holders of the Notes may suffer losses as a result of their subordinated status during such insolvency proceeding.
If the issuance of any Note or the giving of any Note guarantee by any Relevant Company constituted the giving of unlawful financial assistance for the purpose of an acquisition (by subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in such Relevant Company or any holding company of such Relevant Company, then such Note issuances or guarantee would be voidable by such Relevant Company (or any insolvency officer of such Relevant Company) against any person (including the holders of the Notes) who had notice of the facts which constituted such breach of law.
The validity and enforceability of note guarantees granted by any Luxembourg subsidiaries is subject to certain limitations.
Each Guarantor incorporated under the laws of Luxembourg (the “Luxembourg Guarantor”) will provide the relevant holders of the Notes with a direct claim against the relevant Luxembourg Guarantor. There is no guarantee that the value of the guarantees will be sufficient to satisfy claims under the Notes. The Indenture will provide for general limitation language to the effect that each Notes guarantee will be limited to the maximum amount that can be guaranteed by the relevant Luxembourg Guarantor with respect to the aggregate obligations and exposure of the Luxembourg Guarantor without rendering the relevant Notes guarantee voidable or otherwise ineffective under Luxembourg law, and enforcement of each Notes guarantee would be subject to certain generally available defenses. These laws and defenses referred to in the Indenture include those that relate to corporate benefit, fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally.
Guarantees granted by a Luxembourg Guarantor may be subject to specific limitations and requirements relating to corporate object (objet social) and corporate interest (intérêt social). The Luxembourg law on commercial companies dated August 10, 1915, as amended (the “Luxembourg Companies Act”), does not provide for rules governing the ability of a Luxembourg Guarantor to guarantee the indebtedness of another entity of the same group. It is generally held that within a group of companies, the corporate interest (intérêt social) of each individual corporate entity should, to a certain extent, be tempered by, and subordinated to, the interest of the group. A Luxembourg Guarantor may only enter into transactions which are in its individual corporate interest (intérêt social). A reciprocal assistance from one group company to another does not necessarily conflict with the interest of the assisting company. However, this assistance must be temporary, in proportion with the real financial means of the assisting company or have a reciprocal character. A Luxembourg Guarantor may give a guarantee provided the giving of the guarantee is covered by the Luxembourg Guarantor’s corporate object (objet social) and is in its corporate interest (intérêt social). For more information on the specific limitations under Luxembourg law, see “Limitations on Validity and Enforceability of the Notes Issuance, the Guarantees and Security Interests and Certain Insolvency Law Considerations—Luxembourg.”

Luxembourg insolvency laws may not be as favorable to you as bankruptcy laws of another jurisdiction with which you are familiar.
Certain Guarantors, and certain security providers are organized under the laws of Luxembourg. The procedural and substantive provisions of the Luxembourg insolvency laws may not be as favorable to creditors as the provisions of U.S. law. In the event that any one or more of the such Guarantors or security providers, any future guarantors or security providers or any other of our subsidiaries experience financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings. Although it is possible that the foreign-incorporated Guarantors become debtors under Chapter 11 of the U.S. Bankruptcy Code, it is also possible that in the event of a bankruptcy, insolvency or similar event, proceedings could be initiated in Luxembourg or in other jurisdictions where the companies have their centre of main interests. Such multijurisdictional proceedings may result in greater uncertainty and delay regarding the enforcement of your rights. There can also be no assurance that you will be able to effectively enforce your rights in such complex, multiple bankruptcy, insolvency or similar proceedings. For more information around the specific insolvency laws of Luxembourg, see “Limitations on Validity and Enforceability of the Notes Issuance, the Guarantees and Security Interests and Certain Insolvency Law Considerations—Luxembourg”.
Luxembourg courts or bankruptcy administrators may not give effect to the subordination provisions. With respect to the validity and enforceability under Luxembourg law of subordination provisions the Luxembourg courts would, in order to assess the validity and enforceability of contractual subordination provisions, in principle turn to Luxembourg legal doctrine and case law that admit the validity and enforceability of a provision whereby a party agrees to subordinate its claim to that of another creditor, but may not be enforceable against third parties which are not party to the relevant agreement. The treatment of turnover provisions in intercreditor arrangements in Luxembourg law has not been tested. It is possible that a turnover provision (to which a Luxembourg entity is a party) will be characterized as a mere contractual mechanism (unless it takes the form of a Luxembourg security right effective in the insolvency of a junior creditor). Where a junior creditor has been paid in priority over a senior creditor, it is uncertain whether a senior creditor can claw back these amounts in the bankruptcy of a junior creditor.
If the Issuer, ICON or any other guarantor or any of their related companies, in each case which has its COMI in Ireland, is unable to pay its debts, an examiner may be appointed under Irish law to oversee such person’s operations.
Examinership is a court moratorium/protection procedure available under the Irish Companies Act. If the Issuer, ICON, any guarantor or any of their “related companies” which, in each case, has its COMI for the purposes of the Recast Regulation in Ireland (each an “Irish COMI Company”) is unable, or likely to be unable, to pay its debts, an examiner may be appointed to oversee that Irish COMI Company’s operations and to facilitate its survival and the whole or any part of its business by formulating proposals for a compromise or scheme of arrangement. An examiner can only be appointed over those Irish COMI Companies that have a reasonable prospect of survival on a going concern basis and that conduct operations and have a COMI in Ireland for the purposes of the Recast Regulation. If an examiner has been appointed to an Irish COMI Company, the examinership may be extended to any “related company” (as defined by section 2(10) of the Irish Companies Act which could include companies incorporated outside of Ireland) in accordance with section 517 of the Irish Companies Act. There can be no assurance that the Issuer or any guarantor would be exempt from an extension of the examinership.
If an examiner is appointed to any Irish COMI Company, a protection period of 70 days from the date of presentation of the petition (which period may be extended by a further 30 days or, where the Irish court needs more time to consider the examiner’s final report, such further period as the Irish court determines) will be imposed so that the examiner can formulate and implement his or her proposals for a compromise or scheme of arrangement which he/she believes will ensure the survival of the Irish COMI Company on the whole or any part of its undertaking as a going concern. During the protection period, any enforcement action by a creditor is prohibited. In addition, the applicable Irish COMI Company would be prohibited from paying any debts existing at the time of the presentation of the petition to appoint an examiner. The appointment of an examiner to the Issuer which has its COMI in Ireland may restrict the ability of the Issuer to make timely payments under the Notes and holders may be unable to enforce their rights under the Notes and/or, as applicable, may restrict the ability of any relevant Irish COMI Company to make timely payments under its note guarantee and holders may be unable to enforce their rights under the applicable note guarantee. During the course of examinership, holders’ rights under the Notes and/or the applicable note guarantee may be affected by the examiner’s exercise of his powers to, for example, repudiate a restriction or prohibition on further borrowings or the creation of a security interest.
Further, a scheme of arrangement may be approved involving the writing down of the debt due by relevant Irish COMI Companies to the holders of the Notes irrespective of their views. In the event that a scheme of arrangement is not approved and the applicable Irish COMI Company subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of that Irish COMI Company (as the case may be) and approved by the relevant Irish Court) and the claims of certain other creditors referred to above (including the Revenue Commissioners of Ireland for certain unpaid taxes) will take priority over the amounts due by the Issuer or the relevant guarantor to the holders of the Notes.
Furthermore, a court may order that an examiner shall have any of the powers a liquidator appointed by court would have, which could include the power to apply to have transactions set aside under Section 604 and or Section 608 of the Irish Companies Act or Section 74(3) of the Irish Land and Conveyancing Law Reform Act 2009 (as amended). The Issuer cannot be certain that, in the event of the Issuer or a guarantor (if, in each case, it is an Irish COMI Company) as applicable, becoming insolvent, the issuance of the Notes, the liability of the Issuer in respect of the Notes or any payment by the Issuer pursuant to the Notes or the applicable note guarantee by any guarantor or any payment by it pursuant to such note guarantee will not be challenged by a liquidator or examiner or that a court would uphold such liability, note guarantee or payment.
Irish company law contains specific rules regarding the enforcement of guarantees in an examinership and in the event of the appointment of an examiner to an Irish COMI Company there are certain steps which the holder of any note guarantee from any guarantor will have to strictly observe in order to maintain its rights to enforce the obligations of such guarantor under its note guarantee. In this respect, a notice containing an offer by the holder of any note guarantee to transfer to such guarantor such holder’s rights to vote on the examiner’s proposals in respect of the relevant Irish COMI Company which is in examinership must be served on the guarantor within certain prescribed time limits. There is no flexibility in relation to the prescribed time limits and they must be strictly adhered to. If the creditor under such note guarantee does not comply with the notification procedure, it may not enforce, by legal proceedings or otherwise, the obligations of the guarantor pursuant to such note guarantee in respect of the debts of the relevant Irish COMI Company which is in examinership or pursuant to such note guarantee.
Investors may be unable to effect service of process and/or the enforcement of a foreign judgement in other jurisdictions, such as Ireland and Luxembourg.
The issuer and a number of our guarantors are incorporated under the laws of a foreign jurisdiction, such as Ireland and Luxembourg. A substantial portion of the assets and the officers and directors of the issuer or any such guarantor, at any one time, are or may be located in jurisdictions outside the United States. As a result, an investor may not be able to effect service of process outside the United States upon such guarantor, or its directors and officers, or enforce court judgments obtained against it or its directors and officers in jurisdictions outside of the United States. See “Enforcement of Civil Liabilities and Service of Process.”
The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.
Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland. A judgment of the U.S. courts will typically be enforced by the Irish courts if the following general requirements are met: (i) the procedural rules of the U.S. court must have been observed and the Irish courts are satisfied that the U.S. court has jurisdiction in relation to the particular defendant according to Irish conflict of law rules (the submission to jurisdiction by the defendant would satisfy this title); (ii) the judgment must be final and conclusive and for a final sum of money and the decree must be final and unalterable in the court which pronounces it. A judgment can be final and conclusive even if it is subject to appeal or even if an appeal is pending. Where however, the effect of lodging an appeal under the applicable law is to stay execution of the judgment, it is possible that, in the meantime, the judgment should not be actionable in Ireland. It remains to be determined whether final judgment given in default of appearance is final and conclusive. However, the Irish courts may refuse to enforce a judgment of the U.S. courts which meets the above requirements for one of the following reasons: (a) if the judgment is not for a definite sum of money; (b) if the judgment was obtained or alleged to have been obtained by fraud or trick; (c) if the enforcement of the judgment in Ireland would be contrary to natural or constitutional justice; (d) if the judgment is contrary to Irish public policy or involves certain United States laws which will not be enforced in Ireland; (e) if jurisdiction cannot be obtained by the Irish courts over the judgment debtors in the enforcement proceedings by personal service in Ireland or outside Ireland under Order 11 of the Irish Superior Courts Rules; (f) if the procedural rules of the court giving the judgment have not been observed; (g) the judgment is inconsistent with a judgment of the courts of Ireland in relation to the same matter; (h) the courts of Ireland do not have jurisdiction over the matter; or (i) enforcement proceedings are not instituted in Ireland by way of the new action within six years of the date of the judgment.
Variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.
Certain of our borrowings, primarily borrowings under the credit agreement governing our Senior Secured Credit Facilities, will, and future indebtedness that we incur may be, at variable rates of interest, which would expose us to interest rate risk. If interest rates increase, our debt service obligations on any outstanding variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. If our debt service obligations on any outstanding variable rate indebtedness increased and our net income decreased, the related risks that we now face could intensify, which may affect the credit ratings we are assigned by the major credit ratings agencies.
Enforcing your rights as a holder of the Notes or under the note guarantees across multiple jurisdictions may be difficult.
The Notes will be issued by a company which is organized in Ireland and will be guaranteed by ICON and certain of our subsidiaries which are organized under the laws of Ireland and Luxembourg. In the event of bankruptcy, insolvency or a similar event, proceedings could be initiated in any of these jurisdictions or in the jurisdiction of organization of a future guarantor. Your rights under the Notes and the note guarantees will therefore be subject to the laws of multiple jurisdictions, and you may not be able to enforce effectively your rights in multiple bankruptcy, insolvency and other similar proceedings. Moreover, such multi-jurisdictional proceedings are typically complex and costly for creditors and often result in substantial uncertainty and delay in the enforcement of creditors’ rights. In addition, the bankruptcy, insolvency, foreign exchange, administration and other laws of the various jurisdictions may be materially different from, not as favorable or in conflict with one another and those of the United States, including in respect of creditors’ rights, priority of creditors, the ability to obtain post-petition interest, fees and expenses and the duration of the insolvency proceeding. The consequences of the multiple jurisdictions involved in the transaction could trigger disputes over which jurisdiction’s law should apply which could adversely affect your ability to enforce your rights and to collect payment in full under the Notes and the note guarantees.
The Issuer may not be able to repurchase the Notes upon a change of control triggering event.
If a change of control triggering event occurs, as described in “Description of the Notes—Repurchase at the Option of Holders—Change of Control Triggering Event,” the Issuer will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest, unless it has exercised its right to redeem all of the Notes. The Issuer may not be able to repurchase the Notes upon a change of control triggering event because it may not have sufficient funds. Further, the Issuer may be contractually restricted under the terms of future debt agreements from repurchasing all of the Notes tendered by holders upon a change of control triggering event. Accordingly, the Issuer may not be able to satisfy its obligations to purchase your Notes while any amounts are outstanding under such facilities, unless it is able to refinance or obtain waivers under such facilities. The Issuer’s failure to repurchase the Notes upon a change of control triggering event would cause a default under the indenture that will govern the Notes and a cross default under the Senior Secured Credit Facilities and the indenture governing the Existing Notes. The Senior Secured Credit Facilities also provides that a “change of control,” as defined in such agreement, is a default that permits the administrative agent to, or permits the lenders to cause the administrative agent to, accelerate the maturity of borrowings thereunder and, if such debt is not paid, to enforce security interests in the collateral securing such debt, thereby limiting the Issuer’s ability to raise cash to purchase the Notes, and reducing the practical benefit of the offer-to-purchase provisions to the holders of the Notes.

In addition, the change of control provisions in the indenture governing the Notes may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction. Such a transaction may not involve a change in voting power or beneficial ownership of ICON or, even if it does, may not involve a change that constitutes a “Change of Control” as defined in the indenture governing the Notes that could trigger the Issuer’s obligation to repurchase the Notes. While similar, the definitions of “Change of Control” in the Indenture, the indenture governing the Existing Notes and “Change of Control” in the credit agreement governing our Senior Secured Credit Facilities in are each different and the occurrence of one may not constitute the occurrence of the others or may constitute the occurrence of any combination. If an event occurs that does not constitute a “Change of Control Triggering Event” as defined in the indenture governing the Notes, the Issuer will not be required to make an offer to repurchase the Notes and you may be required to continue to hold your Notes despite the event. See “Description of the Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”
Holders of Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased by the Issuer has occurred following a sale of “substantially all” of its assets.
A “Change of Control Triggering Event,” as defined below under “Description of the Notes—Certain Definitions,” will require the Issuer to make an offer to repurchase all outstanding Notes. The definition of “Change of Control” includes a phrase relating to the sale, lease, transfer, conveyance, or other disposition, of “all or substantially all” of the assets of ICON and its subsidiaries taken as a whole. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase its Notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of ICON’s and its restricted subsidiaries’ assets to another individual, group or entity may be uncertain.
Ratings of the Notes may affect the market price and marketability of the Notes.
We currently expect that, upon issuance, the Notes will be rated by major credit ratings agencies, Moody’s and S&P. Such ratings are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There is no assurance that such credit ratings will be issued or remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. It is also possible that such ratings may be lowered in connection with the application of the proceeds of this offering or in connection with future events, such as future acquisitions. Holders of Notes will have no recourse against us or any other parties in the event of a change in or suspension or withdrawal of such ratings. Any lowering, suspension or withdrawal of such ratings may have an adverse effect on the market price or marketability of the Notes.
There may be no public trading market for the Notes.
The Notes are a new issue of securities and there is no existing market for the Notes. Application will be made to TISEA for the Notes to be admitted to the Official List of the Exchange. There is no requirement that the Issuer maintain any such listing and accordingly, there can be no assurances that any such application will be successful or any such listing will be granted or maintained. In addition, to the extent such application is not successful or any such listing is not granted or maintained, there is no requirement that the Issuer seek to obtain and/or maintain a listing of the Notes on another “recognised stock exchange” (as defined in the Taxes Consolidation Act of 1997 of Ireland). For the avoidance of doubt, this prospectus supplement and the accompanying prospectus does not form the listing document for the purpose of admitting the Notes to the Official List of the Exchange and has not been reviewed or approved by the TISEA. As a result, a market for the Notes may not develop or, if one does develop, it may not be maintained. If an active market for the Notes fails to develop or be sustained, the trading price and liquidity of the Notes could be adversely affected. See “Underwriting.”
The Issuer may choose to redeem the Notes prior to maturity.
The Issuer may redeem the Notes, in whole or in part, at any time at the applicable redemption prices set forth under “Description of the Notes—Optional Redemption” for the Notes redeemed plus, in each case, accrued and unpaid interest to but excluding the redemption date. If prevailing interest rates are lower at the time of redemption, holders of the Notes may not be able to reinvest the redemption proceeds in a comparable security at an interest rate as high as the interest rate of the Notes being redeemed. The Issuer’s redemption right may also adversely affect holders’ ability to sell their Notes.
Even though the holders of the Notes will benefit from a first-priority lien on the Collateral, the representative of the lenders under the Senior Secured Credit Facilities will initially have the exclusive right to control actions (including the exercise of remedies) with respect to the Collateral. The First Lien Intercreditor Agreement (as defined below) contains customary provisions for a New York (U.S.) law intercreditor agreement, but does not contain any provisions that seek to address European or other non-New York (U.S.) law insolvency and restructuring considerations typically available in European or other non-New York (U.S.) law intercreditor agreements.
The rights of the holders of the Notes in the Collateral (including the right to exercise remedies) will be subject to the Intercreditor Agreement, dated as of July 1, 2021 (the “First Lien Intercreditor Agreement”), by and among Citibank, N.A., as administrative agent under the credit agreement governing our Senior Secured Credit Facilities, Citibank, N.A., London Branch, as collateral agent under the credit agreement governing our Senior Secured Credit Facilities (the “Credit Agreement Collateral Agent”), and Citibank, N.A., London Branch, as collateral agent under the indenture governing the Company’s Existing Notes, and acknowledged by the Company, the grantors party thereto and any representative for the holders of future pari passu obligations. Under the First Lien Intercreditor Agreement, any actions that may be taken with respect to the Collateral, including the ability to cause the commencement of enforcement proceedings against the Collateral or to control such proceedings, will be undertaken by the Credit Agreement Collateral Agent until the earlier to occur of (x) the discharge of our obligations under the Senior Secured Credit Facilities (which discharge does not include certain refinancings of the Senior Secured Credit Facilities) and (y) 180 days after the occurrence of an event of default under the agreement governing the series of first priority lien obligations representing the largest outstanding principal amount of indebtedness secured by a first-priority lien on the Collateral (excluding the Senior Secured Credit Facilities) and the acceleration of such indebtedness; provided the representative of such indebtedness has complied with the applicable notice provisions and; provided further that such 180 day period will be stayed and will not occur and will be deemed not to have occurred with respect to any Collateral (1) at any time the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to a material portion of the Collateral or (2) at any time the grantor of the security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any insolvency or liquidation proceeding.
At any time that the Credit Agreement Collateral Agent does not have the right to take action with respect to the Collateral pursuant to the First Lien Intercreditor Agreement as described above, then the authorized representative for the series of Notes or other debt that has the greatest outstanding principal amount (other than the obligations under the credit agreement governing our Senior Secured Credit Facilities) would exercise such right to take action under the First Lien Intercreditor Agreement.
Under the First Lien Intercreditor Agreement, none of the Collateral Agent, the Trustee or the holders of the Notes may object following the filing of a bankruptcy petition or commencement of any other insolvency, restructuring or liquidation proceeding to (i) any proposed debtor-in-possession financing or to the use of cash collateral that is not objected to by the controlling collateral agent or (ii) the use of the Collateral to secure debtor in possession financing, subject to certain specified conditions and limited exceptions. After the filing of any bankruptcy petition or the commencement of any other insolvency, restructuring or liquidation proceeding, the value of the Collateral could materially deteriorate, and the holders of the Notes would be prohibited from raising an objection to such proposed financing or use of cash collateral. For a description of important waivers by holders of the Notes and limits on their rights as secured creditors under the First Lien Intercreditor Agreement see “Description of the Notes—Security for the Notes—First Lien Intercreditor Agreement.”
The First Lien Intercreditor Agreement contains customary provisions for United States law intercreditor agreements governing, among other things, priority of claims among secured creditors and is governed by New York law. See “Description of the Notes—Security for the Notes—First Lien Intercreditor Agreement.” While a number of the guarantors are incorporated, organized, or have their centre of main interest in jurisdictions other than the United States, including, for example, the European jurisdictions of Ireland and Luxembourg, the First Lien Intercreditor Agreement does not contain provisions that typically would be included in these and other local jurisdictions. For example, a typical European intercreditor agreement would address, on a contractual basis, certain European insolvency and restructuring considerations which arise in the absence of consistent statutory provisions in Europe equivalent to the framework under the Bankruptcy Code, including, among others, provisions on standstill on the enforcement of liens on assets and on the making of claims on direct debt obligations and guarantees, release or forced transfer of junior debt claims upon the occurrence of “distressed disposals” during a restructuring or enforcement process and debt purchase options.
The lien of the Collateral Agent on the Collateral will be created pursuant to security documents entered into with the Collateral Agent and perfected in a manner that, under the laws applicable to the creation and priority of liens in the jurisdictions in which the Collateral is pledged, may give it, in some cases, as a matter of law and prior to giving effect to any applicable and enforceable terms of the First Lien Intercreditor Agreement, junior priority to the liens of the Credit Agreement Collateral Agent. In such cases, holders of the Notes will have to rely on the First Lien Intercreditor Agreement to provide equal priority liens on such assets subject to applicable law in such local jurisdictions, as the case may be. In addition, certain assets in certain foreign jurisdictions are not capable of being pledged to more than one party at the same time and, as a result, in such jurisdictions, the Credit Agreement Collateral Agent will, pursuant to the terms of the First Lien Intercreditor Agreement, hold a lien on such assets as non-fiduciary agent for the benefit of holders of the Notes, but the Collateral Agent will not have a direct lien on such assets.
The lien of the Collateral Agent on the Collateral will be created pursuant to security documents entered into with the Collateral Agent and perfected in a manner that, under the laws applicable to the creation and priority of collateral in the jurisdictions in which the Collateral is pledged, may give it, in some cases, as a matter of law and prior to giving effect to any applicable and enforceable terms of the First Lien Intercreditor Agreement, junior priority to the liens of the Credit Agreement Collateral Agent. As a result, the first priority lien of the holders of the Notes with respect to the Collateral will be dependent on the First Lien Intercreditor Agreement, which provides that the rights of the holders of the Notes with respect to the Collateral are secured on a first priority basis, pari passu with the liens of the Credit Agreement Collateral Agent and the collateral agent under the indenture governing the Existing Notes (the “Existing Notes Collateral Agent”) and to which the Credit Agreement Collateral Agent and the Existing Notes Collateral Agent are party. Such agreement may not be recognized in certain jurisdictions.
In addition, in certain jurisdictions a security interest in certain assets can be pledged to or perfected with respect to (as applicable) only one secured party pursuant to local laws governing such collateral or local practice applicable to such collateral. In any such case, the Credit Agreement Collateral Agent will, pursuant to the terms of the First Lien Intercreditor Agreement, hold a lien on such assets as non-fiduciary agent for the benefit of the holders of the Notes. Any such lien held by the Credit Agreement Collateral Agent for the benefit of the holders of the Notes will be subject to the terms of the First Lien Intercreditor Agreement.
It may be difficult to realize the value of the Collateral. The lien on Collateral will be released under certain circumstances.
No appraisal of the value of the Collateral securing the Notes has been made in connection with this offering of Notes and the fair market value of the Collateral is subject to fluctuations based on factors that include, among others, market and other economic conditions, including the availability of suitable buyers. By its nature, some or all of the Collateral may be illiquid and may have no readily ascertainable market value.
We cannot assure you that the fair market value of the Collateral as of the date of this prospectus supplement exceeds the principal amount of the debt secured thereby. The value of the Collateral and the guarantees could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, there may not be sufficient Collateral to pay all or any of the amounts due on the Notes. Any claim for the difference between the amount, if any, realized by holders of the Notes from the sale of the Collateral and the guarantees and the obligations under the Notes will rank equally in right of payment with all of our other unsecured unsubordinated indebtedness and other obligations, including trade payables. Additionally, in the event that a bankruptcy or insolvency proceeding is commenced by or against us, if the value of the Collateral is less than the amount of principal and accrued and unpaid interest on the Notes and all other senior secured obligations, interest, fees and expenses may cease to accrue on the Notes from and after the date such proceedings are commenced or initiated. Also, any use, sale, or lease or other disposition of the Collateral during a bankruptcy or insolvency proceeding outside of the ordinary course of our business would require prior approval from the bankruptcy court (which may not be given under the circumstances).

To the extent that third parties enjoy prior liens on any of the Collateral, including as lenders under our Senior Secured Credit Facilities or as holders of the Existing Notes, such third parties may have rights and remedies with respect to the Collateral that, if exercised, could adversely affect the value of the Collateral. In addition, the existence of certain permitted liens will cause the relevant assets to become Excluded Assets (as defined under “Description of the Notes”), which will not secure the Notes or the guarantees related thereto. Additionally, the terms of the Indenture allow us to issue additional Notes and additional debt that may rank pari passu with the Notes and incur refinancing indebtedness in certain circumstances. The Indenture does not require that we maintain the current level of collateral or maintain a specific ratio of indebtedness to asset values. Under the Indenture, any such additional Notes issued pursuant to the Indenture and refinancing indebtedness or other additional debt incurred in accordance with the terms of the Indenture may rank pari passu with the Notes and be entitled to the same rights and priority with respect to the Collateral. Thus, the issuance of any such additional debt and refinancing indebtedness may have the effect of significantly diluting your ability to recover payment in full of the Notes from the then existing pool of Collateral. Releases of Collateral from the liens securing the Notes will be permitted under certain circumstances, including upon a Collateral Release Event (as defined in “Description of the Notes”). See “Description of the Notes—Security for the Notes—Release of Liens” for more information.
In the future, the obligation to grant additional security over assets, or a particular type or class of assets, whether as a result of the acquisition or creation of future assets or subsidiaries, the designation of a previously unrestricted subsidiary or otherwise, is subject to the provisions of the First Lien Intercreditor Agreement.
Furthermore, under the terms of the First Lien Intercreditor Agreement, upon enforcement against any Collateral or during a bankruptcy or insolvency proceeding, the claims of the holders of the Notes to the proceeds thereof will rank equally with the claims of the holders of obligations under the Senior Secured Credit Facilities. The security interest of the Collateral Agent is subject to practical problems generally associated with the realization of security interests in collateral. For example, the Collateral Agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. The Collateral Agent may not be able to obtain any such consent. Also, the consents of any third parties may not necessarily be given when required to facilitate a foreclosure or realization on the Collateral. Accordingly, the Collateral Agent may not have the ability to foreclose or realize upon those assets and the value of the Collateral may significantly decrease.
The Collateral will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections that may exist in respect of the security interests under the credit agreement governing our Senior Secured Credit Facilities and the indenture governing the Existing Notes.
The Collateral will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections that may exist in respect of the security interests under the credit agreement governing our Senior Secured Credit Facilities and the indenture governing the Existing Notes. In addition, foreign security filings outside of the United States in respect of the security interests of the Notes will only be made in jurisdictions (and in the manner) where such security filings have been made under the credit agreement governing our Senior Secured Credit Facilities and the indenture governing the Existing Notes. The existence of any such exceptions, defects, encumbrances, liens and other imperfections or lack of filings could adversely affect the value of the Collateral as well as the ability of the Collateral Agent to realize or foreclose on the Collateral for the benefit of the holders of the Notes. The underwriters have neither analyzed the effect of, nor participated in any negotiations relating to, such exceptions, defects, encumbrances, liens and imperfections, including the lack of any such filing in foreign jurisdictions outside of the United States, and the existence thereof could adversely affect the value of the Collateral as well as the ability of the Collateral Agent to realize or foreclose on the Collateral for the benefit of the holders of the Notes.
Rights of the holders of the Notes in the Collateral may be adversely affected by the failure to perfect liens on certain Collateral acquired in the future.
Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. Furthermore, in certain jurisdictions, “blanket” or “floating” liens will not be available to secure any Collateral. The Trustee or the Collateral Agent will not monitor, or we may not inform the Trustee or the Collateral Agent of, the future acquisitions of property and rights that constitute Collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired Collateral. Neither the Trustee nor the Collateral Agent has any obligation to monitor the acquisition of additional property or rights that constitute Collateral or the perfection of any security interest in favor of the Notes against third parties. As a result, the inability or failure of the Issuer or any Note guarantor to promptly take all actions necessary to create properly perfected security interests in the Collateral may result in the loss of the priority, or a defect in the perfection, of the security interest for the benefit of the noteholders to which they would have been otherwise entitled. In addition, as described further herein, even if the liens on Collateral acquired in the future are properly perfected, such liens may potentially be avoidable as a preference in any bankruptcy or insolvency proceeding under certain circumstances. See “—Any future pledge of collateral or guarantee provided after the Notes are issued might be avoided in a bankruptcy.”
The Collateral is subject to casualty risks.
Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. If there is a total or partial loss of any of the Collateral, we cannot assure you that any insurance proceeds received by us will be sufficient to satisfy all the secured obligations, including the Notes.
We will, in most cases, have control over the Collateral, and the sale of particular assets by us could reduce the pool of assets securing the Notes and any future guarantees. In addition, certain assets, including Excluded Assets, will be excluded from the Collateral. In addition the collateral provided by non-U.S. Guarantors will be limited by Agreed Guarantee and Security Principles that will be attached to the Indenture and will provide limitations on the creation and perfection of liens.
The Indenture will permit liens in favor of third parties to secure additional debt, including purchase money indebtedness and capital lease obligations, securitization and receivables facilities and any assets subject to such liens will be automatically excluded from the collateral securing the Notes and the guarantees to the extent the agreements governing such debt prohibit any other liens on such assets. In addition, certain categories of assets are excluded from the collateral securing the Notes and the guarantees, as discussed under “Description of the Notes—Security for the Notes.” If an event of default occurs and the maturity of the Notes is accelerated, the Notes and the guarantees will rank pari passu with the holders of other unsecured or senior indebtedness of the relevant obligor with respect to such excluded assets. As a result, if the value of the assets pledged as security for the Notes is less than the value of the claims of the holders of the Notes and any other obligations secured by pari passu liens, those claims may not be satisfied in full before the claims of our unsecured creditors are paid.
Subject to the terms of the First Lien Intercreditor Agreement, the credit agreement governing our Senior Secured Credit Facilities and the indenture governing the Existing Notes, the security documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the Collateral. For example, we may, among other things, without any release or consent by the Trustee, conduct activities with respect to Collateral, such as selling, factoring, abandoning or otherwise disposing of Collateral and making cash payments (including repayments of indebtedness). The lien on the Collateral will be automatically released upon any permitted disposition thereof to a person that is not the Issuer or a guarantor. See “Description of the Notes.”
In addition, certain assets, including Excluded Assets, will be excluded from the Collateral. See “Description of the Notes—Security” for the definition of “Excluded Assets.”
In addition the collateral provided by Non-U.S. Guarantors will be limited by the Agreed Guarantee Security Principles that will be attached to the Indenture and will provide limitations on the creation and perfection of liens.
The Agreed Guarantee Security Principles set out a number of limitations on the rights of the holders of the Notes offered hereby.
The Agreed Guarantee Security Principles sets out a number of limitations on the rights of the holders of the Notes offered hereby to require granting of, or payment or enforcement under, a guarantee or security in certain circumstances. The operations of the Agreed Guarantee Security Principles may result in, among other things, the amount recoverable under any guarantee or security provided by any subsidiary being limited or security not being granted over a particular type of class of assets and/or not perfected. Accordingly, the Agreed Guarantee Security Principles may affect the value of the guarantees and Collateral provided by the Non-U.S. Guarantors. The validity and enforceability of the guarantees and security may also be affected by local law limitations. See “Description of the Notes”.

Security interests in certain Collateral will not be in place by closing or will not be perfected by closing. Creation or perfection of such security interests after the issue date of the Notes increases the risk that such security interests could be avoided.
The security interest of the Collateral Agent in certain of the Collateral may not be perfected on the Issue Date. To the extent any liens on or security interest in the Collateral securing the Notes are not perfected on or prior to such date, the Indenture will require us to use our commercially reasonable efforts to have all such security interests perfected, to the extent required by the Indenture and the pledge agreements and security agreements (collectively, the “Security Agreements” and, together with all other instruments, agreements or other documents executed and delivered by the Icon, the Company or the Subsidiary Guarantors granting (or purporting to grant) to the Collateral Agent, a lien on or security interest in the Collateral, the “Collateral Documents”), within 120 days, however no assurance can be given that such security interest will be granted or perfected on a timely basis. In addition, the Collateral Documents will generally not require the Issuer and the Guarantors to take certain actions to perfect the liens of the Collateral Agent in certain of the Collateral, including, prior to the repayment in full of the obligations under the Senior Secured Credit Facilities, if such actions are not requested by the Credit Agreement Collateral Agent with respect to such Collateral. As a result, the first priority liens may not attach or be perfected in certain of the Collateral, which could adversely affect the rights of the holders of the Notes with respect to such Collateral. Furthermore, under U.S. bankruptcy law, to the extent a security interest in certain Collateral is granted or perfected after the date which is 30 days following the date this offering of the Notes closes, that security interest would remain at risk of being avoided as a preferential transfer by the pledgor (as debtor in possession) or by its trustee in bankruptcy (or potentially by certain of our other creditors) if we were to file for bankruptcy within 90 days after the grant or after perfection (or, under certain circumstances, up to one year thereafter). Other jurisdictions where the guarantors will pledge assets may have similar and sometimes longer hardening periods.
Any future pledge of collateral or guarantee provided after the Notes are issued might be avoided in a bankruptcy.
The Indenture and the Collateral Documents will require us to cause any subsidiary that guarantees the credit agreement governing our Senior Secured Credit Facilities or the indenture governing the Existing Notes to provide a guarantee of the Notes and will require us to cause such subsidiary guarantors to grant liens on certain assets that we or any such subsidiary guarantor holds at the time the Notes are issued or acquires after the Notes are issued. Any future guarantee or additional lien in favor of the Collateral Agent for the benefit of the holders of the Notes might be avoidable by the grantor (as debtor-in possession) or by a trustee in bankruptcy or other third parties (including our other creditors) if certain events or circumstances exist or occur. For instance, if the entity granting a future guarantee or additional lien was insolvent at the time of the grant and if such grant was made within 90 days before that entity commenced a bankruptcy proceeding (or one year before the commencement of a bankruptcy proceeding if the creditor that benefited from the guarantee or lien is an “insider” under the Bankruptcy Code), and the granting of the future guarantee or additional lien enabled the holders of the Notes to receive more than they would if the grantor were liquidated under Chapter 7 of the Bankruptcy Code, then such guarantee or lien could be avoided as a preferential transfer. Liens recorded or perfected after the issue date may be treated under bankruptcy law as if they were delivered to secure previously existing indebtedness. In bankruptcy proceedings commenced within 90 days of lien perfection or the issuance of a guarantee, a lien given to secure, or a guarantee given to guarantee, previously existing indebtedness is materially more likely to be avoided as a preference by the bankruptcy court than if delivered and promptly recorded on the issue date (or within a 30-day safe harbor provided for in the Bankruptcy Code). Accordingly, if we or any guarantor were to file for bankruptcy protection after the issue date with respect to the Notes being offered hereby and the liens had been perfected or the guarantees issued less than 90 days before the commencement of such bankruptcy proceeding, such liens securing or guarantees guaranteeing the Notes may be particularly subject to challenge as a preference as a result of having been delivered after the issue date of the Notes. To the extent that such challenge succeeded, the holders of the Notes would lose the benefit of the guarantee or the security that the guarantee or Collateral was intended to provide.
In relation to possible avoidance of Collateral or guarantees granted by a company organized under the laws of Ireland, see “Limitations on Validity and Enforceability of the Note Issuance, the Guarantees and Security Interests and certain Insolvency Law Considerations—Ireland.”

Lien searches may not reveal all existing liens on the Collateral.
We will conduct lien searches on the Collateral in the United States and Ireland (but not all other applicable jurisdictions) and cannot guarantee that these lien searches will reveal all existing liens on the Collateral. Any existing undiscovered lien could be significant, could be prior in ranking to the liens securing the Notes or the guarantees and could have an adverse effect on the ability of the Collateral Agent to realize or foreclose upon the Collateral. In addition, certain statutory priority liens may also exist that cannot be discovered by lien searches.
The security interests over the Collateral will be granted to the Collateral Agent (or, in some cases, to the Credit Agreement Collateral Agent) as non-fiduciary agent for the benefit of the holders of the Notes rather than directly to the holders of the Notes. The ability of the Collateral Agent to enforce the Collateral may be restricted by local law.
In certain jurisdictions, the security over the Collateral that (if and when granted) will constitute security for the obligations under the Notes and the Indenture will not be granted directly to the holders of the Notes but only in favor of the Collateral Agent (or, in some cases, to the Credit Agreement Collateral Agent) as non-fiduciary agent for the benefit of the holders of the Notes, as beneficiaries of parallel debt or analogous obligations, or “parallel debt.” This parallel debt is created to satisfy a requirement under the applicable laws that the Collateral Agent, as grantees of certain types of collateral, be treated as if they were creditors of the relevant security provider. The parallel debt is in the same amount and payable at the same time as the obligations under the Indenture and the Notes, or the “principal obligations.” Any payment in respect of the principal obligations shall discharge the corresponding parallel debt and any payment in respect of the parallel debt shall discharge the corresponding principal obligations. Although the Collateral Agent will have, pursuant to the parallel debt, a claim for the full principal amount of the Notes, holders of the Notes bear some risks associated with a possible insolvency or bankruptcy of the Collateral Agent. The parallel debt obligations referred to above are contained in the Indenture, which is governed by New York law. There is no assurance that such a structure will be effective before applicable courts as there is no judicial or other guidance as to its efficacy, and therefore the ability of the Collateral Agent to enforce the Collateral may be restricted.
Rights of the holders of the Notes in the Collateral may be adversely affected by bankruptcy and insolvency proceedings and the holders of the Notes may not be entitled to post-petition interest, fees, or expenses or other adequate protection in any bankruptcy or insolvency proceeding.
The right of the Collateral Agent to repossess and dispose of the Collateral is likely to be significantly impaired, and at a minimum delayed if U.S. or foreign bankruptcy proceedings are commenced by or against us prior to or possibly even after the Collateral Agent have repossessed and disposed of the Collateral. Under the Bankruptcy Code, an automatic stay of actions, including enforcement upon collateral, is imposed upon a bankruptcy filing, and secured creditors, such as the Collateral Agent, are prohibited from foreclosing upon or otherwise repossessing their security from a debtor in a bankruptcy case, or from disposing of security previously repossessed from a debtor, without prior bankruptcy court approval (which may not be given under the circumstances or could be delayed). Moreover, U.S. bankruptcy law permits the debtor to continue to retain and to use collateral (including cash collateral), and the proceeds, products, rents or profits of collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in collateral and may include cash payments or the granting of additional or replacement security, if and at such time as the court in its discretion determines, for any diminution in the value of collateral as a result of the stay of repossession or disposition or any use of collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor does not require compensation for diminution in the value of its collateral if the value of such collateral exceeds the debt it secures. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a U.S. bankruptcy court, it is impossible to predict whether or when payments under the Notes could be made following the commencement of a bankruptcy case (or the length of the delay in making any such payments), whether or when the Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case, or whether or to what extent the holders of the Notes would be compensated for any delay in payment or loss of value of the Collateral through “adequate protection” or otherwise.
Furthermore, in the event a U.S. bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the Notes and any additional obligations secured by first priority liens on the

Collateral, including interest, costs, expenses and fees, the holders of the Notes would have “undersecured claims” as to the difference. U.S. bankruptcy laws do not permit the payment or accrual of post-petition interest, costs, expenses and fees to creditors holding “undersecured claims” during the debtor’s bankruptcy case. Other consequences of a finding of under-collateralization would include, among other things, a lack of entitlement to receive “adequate protection” under U.S. bankruptcy laws with respect to the unsecured portion of the noteholders’ claims. In addition, if any payments of post-petition interest or other adequate protection had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by a U.S. bankruptcy court as a reduction of the principal amount of the Notes.
Similar impairments to the rights of the Collateral Agent may arise if bankruptcy proceedings are commenced in Ireland. See “Limitations on Validity and Enforceability of Note issuance, Guarantees and Security Interests and Certain Insolvency Law Considerations—Ireland.”
In addition, as set forth above, the First Lien Intercreditor Agreement will impose limitations on the ability of the holders of the Notes to object to a proposed debtor-in-possession financing or use of cash collateral unless the controlling collateral agent objects thereto or certain limited specified conditions are not satisfied.

AFFILIATES WHOSE SECURITIES COLLATERALIZE THE NOTES AND THE GUARANTEES
Subject to the Agreed Guarantee and Security Principles, the obligations under the Notes will be secured by first priority liens granted by the Issuer, the Guarantors and any future Guarantor on substantially all of the assets of the Issuer and the Guarantors (whether now owned or hereafter arising or acquired) on a pari passu basis with such assets that are subject to a lien securing the obligations under the Senior Secured Credit Facilities and the Existing Notes, subject to certain exceptions, permitted liens and encumbrances described in the section entitled “Description of the Notes—Security for the Notes.” The First Lien Intercreditor Agreement contains customary provisions for United States law intercreditor agreements governing priority of claims among secured creditors secured on a pari passu basis and is governed by New York law. While a number of the Guarantors are incorporated, organized, or have their centre of main interest in European jurisdictions, including Ireland and Luxembourg, the First Lien Intercreditor Agreement will not contain provisions that may typically be included in these and other local jurisdictions. For example, a typical European intercreditor agreement would address, on a contractual basis, certain European insolvency and restructuring considerations which arise in the absence of consistent statutory provisions in Europe equivalent to the framework under the Bankruptcy Code (as defined in section entitled “Description of the Notes”), including, among others, provisions on standstill enforcement of liens on assets and on the making of claims on direct debt obligations and guarantees, release or forced transfer of junior debt claims upon the occurrence of “distressed disposal” during a restructuring or enforcement process and debt purchase options. See “Description of the Notes—Intercreditor Agreement.”
The Issuer and the Guarantors are and will be able to incur additional indebtedness in the future that could share in the Collateral, including obligations secured by first priority liens. In addition, if property that is intended to be Collateral (other than Excluded Assets) is acquired by the Issuer or a Guarantor (including property of a person that becomes a new Guarantor) after the Issue Date and is not automatically subject to a perfected security interest under the Collateral Documents, then the Issuer or such Guarantor will provide a lien over such property consistent with the liens granted over similar property in the applicable jurisdiction (or in the case of any jurisdiction where no liens were previously granted, to the extent in a Covered Jurisdiction (as defined in the section entitled “Description of the Notes”) and consistent with the Agreed Guarantee and Security Principles) (or, in the case of a new Guarantor, such of its property consistent with the liens granted over similar property in the applicable jurisdiction (or in the case of any jurisdiction where no liens were previously granted, to the extent in a Covered Jurisdiction and consistent with the Agreed Guarantee and Security Principles)) in favor of the Collateral Agent and deliver certain agreements, documents, security instruments and certificates in respect thereof, all as and to the extent required by the indentures, the First Lien Intercreditor Agreement or the Collateral Documents.
Collateral will be released automatically upon certain events as set forth in “Description of the Notes—Security for the Notes—Release of Liens.”
Upon the occurrence and during the continuance of an event of default under the Indenture governing the Notes, subject to the terms of the First Lien Intercreditor Agreement, the Collateral Documents provide for (among other available remedies) the foreclosure upon and sale of the Collateral and the distribution of the net proceeds of any such sale to the holders of the Notes, the lenders under the Senior Secured Credit Facilities, the holders of the Existing Notes and the holders of any other permitted first priority secured obligations on a pro rata basis, subject to any prior liens on the Collateral.
No trading market exists for the capital stock pledged as Collateral.
The assets, liabilities and results of operations of the combined affiliates whose securities are pledged as Collateral are not materially different than the corresponding amounts presented in the consolidated financial statements of ICON as of and for the year ended December 31, 2023 and for the three months ended March 31, 2024 incorporated by reference into this prospectus supplement.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the Notes in this offering will be approximately €    million, after deducting the underwriting discounts and estimated offering expenses payable by us.
We intend to use the net proceeds from the issuance and sale of the Notes (i) to provide funds to the U.S. borrower and Luxembourg borrower under our Senior Secured Credit Facilities, through intercompany loans and other means, to repay a portion of the senior secured term loans outstanding under the Senior Secured Credit Facilities, (ii) to pay fees, costs and expenses related to this offering and (iii) the remainder, if any, for general corporate purposes.
Borrowings under the senior secured term loan facility amortize in equal quarterly installments in an amount equal to 1.00% per annum of the principal amount, with the remaining balance due at maturity. Such senior secured term loans will mature in July 2028 and the interest rate margin applicable to borrowings of senior secured term loans is Term, for a tenor comparable to the applicable interest period, plus an applicable margin of 2.00% per annum.
Certain of the underwriters and/or certain of their affiliates may be, arrangers, agents and/or collateral agents under the Senior Secured Credit Facilities and as a result may receive a portion of the net proceeds from this offering for customary fees. See “Underwriting.”

CAPITALIZATION
The following table sets forth our cash usage and cash equivalents and capitalization as of March 31, 2024 (i) on a historical basis, (ii) on an as-adjusted basis to give effect to the sale of Notes in this offering and the intended use of proceeds therefrom. You should read this table in conjunction with the section titled “Use of Proceeds”, as well as the consolidated financial statements and notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.
	As of March 31, 2024
	Actual	As adjusted
(in thousands)
Cash and cash equivalents(1)	$396,082	$
Long-term debt(2):
Existing Notes	500,000	500,000
Senior Secured Credit Facilities:
Revolving Credit Facility(3)	50,000	50,000
Term Loan Facility	2,976,213
2027 Notes offered hereby	—
2029 Notes offered hereby	—
2034 Notes offered hereby	—
Total long-term debt	$3,526,213
Total Shareholders’ equity	$9,432,647	$9,432,647
Total capitalization	$12,958,860
(1)	Repayment of accrued interest of on the existing Senior Secured Credit Facilities for the period March 29, 2024 to March 31, 2024 inclusive is not reflected.
(2)	Represents principal amount of long-term debt and does not reflect deferred financing fees or unamortized original issue discount.
(3)	The Senior Secured Credit Facilities provide for revolving borrowings up to $500.0 million.

DESCRIPTION OF THE NOTES
The Issuer (as defined below) will issue $   million aggregate principal amount of   % Senior Secured Notes due 2027 (the “2027 notes”), $   million aggregate principal amount of   % Senior Secured Notes due 2029 (the “2029 notes”) and $   million aggregate principal amount of   % Senior Secured Notes due 2034 (the “2034 notes” and, together with the 2027 notes and the 2029 notes, the “notes”) under a base indenture (the “base indenture”), to be entered into by and among the Issuer, ICON public limited company (the “Parent”) and Citibank, N.A., as trustee (the “Trustee”), as supplemented by a supplemental indenture, dated as of the Issue Date (the “supplemental indenture”) among the Issuer, the Guarantors (as defined below), the Trustee and Citibank, N.A., as notes collateral agent (the “Notes Collateral Agent”). In this Description of the Notes, the term “indenture” refers to the base indenture as supplemented separately by the supplemental indenture. In this Description of the Notes, (i) references to the “Issuer” mean ICON Investments Six Designated Activity Company, a designated activity company in Ireland, and (ii) “we,” “us” and “our” mean ICON public limited company and its consolidated subsidiaries, unless the context requires otherwise.
The following summary of certain provisions of the indenture, the notes and the Collateral Documents does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of those agreements, including the definitions of certain terms therein.
The terms of the notes of each series include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
Application will be made to The International Stock Exchange Authority Limited (“TISEA”) for the notes to be admitted to the Official List (the “Official List”) of The International Stock Exchange (the “Exchange”). There can be no assurances that any such application will be successful or any such listing will be granted or maintained. Consummation of the offering of the notes is not contingent upon obtaining such listing. After the Issue Date, an initial application will be made to TISEA for a preliminary review of the suitability of the notes for listing under the Qualified Investor Bond Market Listing Rules (the “Listing Rules”).
The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders of notes will have rights under the indenture.
Brief Description of the Notes and the Note Guarantees
The notes of each series and the related Note Guarantees will be senior secured obligations of the Issuer and the Guarantors, as applicable, and will be:
•	secured by a first priority Lien (subject to Permitted Liens) on the Collateral referred to below;
•
equal in right of payment with all existing and future senior debt of the Issuer or the applicable Guarantor, including their respective obligations under the Senior Secured Credit Facilities and the Existing Notes;

•	senior in right of payment to any future subordinated debt of the Issuer or the applicable Guarantor;
•
pari passu with all existing and future indebtedness secured by a first priority Lien on the Collateral (including obligations under the Senior Secured Credit Facilities, the Existing Notes and any future Pari Passu Indebtedness);

•
effectively senior to all existing and future indebtedness of the Issuer or the applicable Guarantor that is unsecured or that is secured by junior liens on the Collateral, in case to the extent of the value of the Collateral securing such indebtedness; and

•
structurally subordinated to all of the liabilities of the Parent’s Subsidiaries (other than the Issuer) that do not guarantee the notes of any series, which includes as of the Issue Date all of the Parent’s Subsidiaries organized outside of a Covered Jurisdiction.

As of March 31, 2024, after giving effect to this offering, we would have had $  in aggregate principal amount of total indebtedness (excluding intercompany indebtedness) (including the notes and indebtedness under our Senior Secured Credit Facilities and the Existing Notes), as well as the ability to incur up to an additional

$450.0 million of indebtedness under our Revolving Credit Facility (before giving effect to any outstanding letters of credit), all of which would be secured indebtedness. See “Risk Factors—Risks Relating to the Offering and the Notes—The indenture will not restrict the amount of additional indebtedness that we may incur and will contain limited covenants.”
The notes of each series will be, jointly and severally, unconditionally, guaranteed on a senior secured basis by the Parent and its existing and future wholly owned Subsidiaries organized in a Covered Jurisdiction, in each case that guarantee the obligations under the Senior Secured Credit Facilities and the Existing Notes. In the future, for as long as the Senior Secured Credit Facilities remain outstanding and are guaranteed by Subsidiaries of the Parent, the obligations of the Issuer under each series of notes and the indenture will, subject to applicable law, be required to be guaranteed by each future Subsidiary of the Parent that becomes a guarantor in respect of the Senior Secured Credit Facilities. The Note Guarantees of a Guarantor may be released under certain circumstances. See “—Certain Covenants—Additional Note Guarantees” and “Note Guarantees.”
The Issuer is a newly incorporated special purpose finance subsidiary of the Parent incorporated and registered in Ireland as a designated activity company, conducts no independent operations of its own and holds only cash and intercompany assets and liabilities of the Group. The operations of each of the Parent and the Issuer are conducted through their respective Subsidiaries and, therefore, each of the Parent and the Issuer depends on the cash flow of their respective Subsidiaries to meet their obligations, including their obligations under the notes. Not all of the Parent’s Subsidiaries will guarantee the notes. In particular, no Excluded Subsidiary will guarantee the notes. The notes will be structurally subordinated in right of payment to all indebtedness and other liabilities and commitments (including trade payables and lease obligations) of the non-guarantor Subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, the non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. As of March 31, 2024, assuming this offering had been completed, our Subsidiaries that will not guarantee the notes would have had no indebtedness, approximately $15.6 million of outstanding trade liabilities and approximately $3.6 billion, or 21%, of our total assets, in each case excluding intercompany transactions. For the twelve months ended March 31, 2024, our subsidiaries that will not guarantee the notes generated approximately $695.7 million, or 8%, of our revenue.
Principal, Maturity and Interest
The Issuer will issue $   million in aggregate principal amount of notes in this offering, of which $   in aggregate principal amount will be 2027 notes, $   in aggregate principal amount will be 2029 notes and $   in aggregate principal amount will be 2034 notes.
The Issuer may issue an unlimited principal amount of additional notes (“additional notes”) of any series from time to time. The notes of any series and any additional notes of such series subsequently issued under the indenture will be treated as a single class under the indenture for all purposes thereunder, in each case including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that unless any such additional notes are fungible with the existing notes for U.S. federal tax and securities law purposes, such additional notes shall be issued with a separate CUSIP, ISIN, common code or other identifying number, as applicable. The notes will be issued in the form of global notes that will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company, and purchasers of notes will not receive or be entitled to receive physical, certificated notes (except in the very limited circumstances described herein). The notes will be issued only in fully registered form, without coupons. The Issuer will issue the notes in minimum denominations of $200,000 and integral multiples of $1,000 in excess of $200,000.
The 2027 notes will mature on    , 2027, the 2029 notes will mature on    , 2029 and the 2034 notes will mature on    , 2034.
Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. If an interest payment date or the maturity date falls on a day that is not a business day, the related payment of principal or interest will be made on the next succeeding business day as if made on the date the payment was due, and no interest shall accrue for the intervening period. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Interest on the 2027 notes will accrue at the rate of   % per annum, which will be payable semi-annually in arrears on    and   , commencing on    , 2024. The Issuer will make each interest payment to the holders of record of the notes on the immediately preceding    and   .

Interest on the 2029 notes will accrue at the rate of  % per annum, which will be payable semi-annually in arrears on    and   , commencing on    , 2024. The Issuer will make each interest payment to the holders of record of the notes on the immediately preceding    and   .
Interest on the 2034 notes will accrue at the rate of  % per annum, which will be payable semi-annually in arrears on    and   , commencing on    , 2024. The Issuer will make each interest payment to the holders of record of the notes on the immediately preceding    and   .
Methods of Receiving Payments on the Notes
If a holder of definitive notes has given wire transfer instructions to the Issuer at least five business days prior to the applicable payment date, the Issuer will pay, or cause to be paid by the Paying Agent, all principal of, premium on, if any, and interest on, that holder’s notes in accordance with those instructions. All other payments on each series of notes will be made at the office or agency of the Paying Agent and registrar within New York, New York unless the Issuer elects to make interest payments by check mailed to the noteholders at their address set forth in the register of holders; provided that all payments of principal, premium, if any, and interest with respect to notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the holder or holders thereof.
Paying Agent and Registrar for the Notes
The Issuer will maintain one or more paying agents (each, a “Paying Agent” and, together, the “Paying Agents”) for each series of notes in New York, New York. The initial Paying Agent will be Citibank, N.A. in New York, New York. The Issuer may change the Paying Agent or registrar without notice to the holders of any series of notes, and the Issuer, the Parent or any of the Parent’s Subsidiaries may act as Paying Agent or registrar.
Transfer and Exchange
A holder may transfer or exchange notes of any series in accordance with the provisions of the indenture. The registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. Holders will be required to pay all taxes due on transfer. The Issuer will not be required to transfer or exchange any note selected for redemption. Also, the Issuer will not be required to transfer or exchange any note for a period of 15 days before the mailing of a notice of redemption.
Note Guarantees
The notes of each series will be, jointly and severally, unconditionally, guaranteed on a senior secured basis by the Parent and its existing and future wholly owned Subsidiaries organized in a Covered Jurisdiction that guarantee the obligations under the Senior Secured Credit Facilities. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent the relevant Note Guarantee from constituting a fraudulent conveyance, fraudulent transfer or unlawful financial assistance under applicable law, or otherwise to reflect limitations under applicable law, including as provided in the Agreed Guarantee and Security Principles. By virtue of these limitations, the obligations of a Guarantor under its Note Guarantee could be significantly less than amounts payable with respect to the notes of any series or a Guarantor may have effectively no obligations under its respective Note Guarantee. See “Risk Factors—Risks Relating to the Offering and the Notes—The issuance of the Notes or the note guarantees (and the related security interests) by any subsidiary guarantor may be voidable, subordinated or limited in scope under laws governing fraudulent transfers or conveyances, unlawful financial assistance and insolvency or under laws governing corporate authority”, “Risk Factors—Risks Relating to the Offering and the Notes—The validity and enforceability of Note Guarantees by the Parent or any other guarantor incorporated or organized under the laws of Ireland may be subject to certain limitations”, “Risk Factors—Risks Relating to the Offering and the Notes—The validity and enforceability of note guarantees granted by any Luxembourg subsidiaries is subject to certain limitations”. The Parent may, at any time, cause a Subsidiary of the Parent to become a Guarantor by executing and delivering a supplemental indenture providing for the Guarantee of payment of the applicable series of notes by such Subsidiary on the basis provided in the indenture.

Any Guarantor will be automatically and unconditionally released from all obligations under its Note Guarantee, and such Note Guarantee shall thereupon terminate and be discharged and of no further force and effect:
(1)
concurrently with any sale, exchange, disposition or transfer (by merger or otherwise) of any Capital Stock, or all or substantially all assets of such Guarantor following which such Guarantor is no longer a Subsidiary of the Parent or ceases to be organized in a Covered Jurisdiction;

(2)	as to all Guarantors (other than the Parent), at the time of any Collateral Release Event;
(3)
upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as to a series of notes as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge;”

(4)	upon the merger, amalgamation or consolidation of any Guarantor with an into the Parent, the Issuer or another Guarantor or upon the liquidation, dissolution or winding up of such Guarantor;
(5)	the release of such Guarantor from its guarantee under the Senior Secured Credit Facilities (except in the case of a release from the repayment in full of the Senior Secured Credit Facilities); or
(6)	upon such Guarantor becoming an Excluded Subsidiary.
Security for the Notes
General
Subject to the Agreed Guarantee and Security Principles, the obligations under each series of notes will be secured by first priority liens granted by the Issuer, the Guarantors and any future Guarantor on substantially all of the assets of the Issuer and the Guarantors (whether now owned or hereafter arising or acquired) on a pari passu basis with such assets that are subject to a lien securing the obligations under the Senior Secured Credit Facilities and the Existing Notes, subject to certain exceptions, Permitted Liens and encumbrances described in the indenture and the Collateral Documents.
In the Collateral Documents, the Issuer and the Guarantors, subject to certain exceptions described below or as set forth in the Collateral Documents, will grant first priority liens in the following assets (collectively, excluding the Excluded Assets, the “Collateral”):
(1)
100% of the Capital Stock of the Issuer and of certain existing and future wholly owned material subsidiaries of the Issuer or any Guarantors, subject to certain limitations, including limiting the pledges of voting Capital Stock of certain Foreign Subsidiaries to 65% of such voting Capital Stock, but only to the extent that such assets secure the obligations under the Senior Secured Credit Facilities; and

(2)
substantially all of the other property and assets (including, subject to certain exceptions and thresholds, the Headquarters and tangible and intangible personal property such as, among other assets and without limitation, intellectual property, investment property, accounts receivable (other than Securitization Assets), inventory, equipment and contract rights), in each case, that are held by the Issuer or any of the Guarantors, but only to the extent that such assets secure the obligations under the Senior Secured Credit Facilities and to the extent that a security interest is able to be granted or perfected therein after use of commercially reasonable efforts by the Issuer and applicable Guarantors (while the Senior Secured Credit Facilities remains outstanding). In addition notwithstanding anything to the contrary herein or in the indenture, the following assets shall not be required to be subject to a fixed charge in Ireland: (a) all plant and equipment, in each case, located in Ireland and (b) customer contracts or other agreements with third parties (including, without limitation, distribution agreements, license agreements or similar agreements); provided that, for the avoidance of doubt, the Headquarters shall be subject to a fixed charge in Ireland.

Notwithstanding the foregoing, with respect to the Guarantors organized in Luxembourg, the Collateral will be limited to the capital stock of its subsidiaries organized in the United States, material bank accounts and material intercompany loans, in each case, of such Guarantor.
The First Lien Intercreditor Agreement (as defined below) contains customary provisions for United States law intercreditor agreements governing priority of claims among secured creditors secured on a pari passu basis and is governed by New York law. See “—Intercreditor Agreement.” While a number of the Guarantors are incorporated, organized, or have their centre of main interest in European jurisdictions, including Ireland and Luxembourg, the First Lien Intercreditor Agreement does not contain provisions that may typically be included in these and other local jurisdictions. For example, a typical European intercreditor agreement would address, on a contractual basis, certain European insolvency and restructuring considerations which arise in the absence of consistent statutory provisions in Europe equivalent to the framework under the Bankruptcy Code, including, among others, provisions on standstill on the enforcement of liens on assets and on the making of claims on direct debt obligations and guarantees, release or forced transfer of junior debt claims upon the occurrence of “distressed disposals” during a restructuring or enforcement process and debt purchase options.
In addition, the lien of the Notes Collateral Agent on the Collateral will be created pursuant to security documents entered into with the Notes Collateral Agent and perfected in a manner that, under the laws applicable to the creation and priority of collateral in the jurisdictions in which the Collateral is pledged, will give it, in some cases, as a matter of law and prior to giving effect to any applicable and enforceable terms of the First Lien Intercreditor Agreement, junior priority to the liens of the Credit Agreement Collateral Agent (as defined below) under the Senior Secured Credit Facilities. As a result, the first priority lien of the holders of each series of notes with respect to the Collateral will be dependent on the First Lien Intercreditor Agreement, which provides that the rights of the holders of each series of notes with respect to the Collateral are secured on a first priority basis, pari passu with the liens of the Credit Agreement Collateral Agent and the Existing Notes Collateral Agent. Such agreement may not be recognized in certain jurisdictions.
The indenture and the Collateral Documents will exclude Excluded Assets from the Collateral. Notwithstanding anything in the foregoing to the contrary, in addition to other exceptions and limitations described in the Collateral Documents, in no event shall the Issuer or any Guarantor be required to (A) enter into control agreements with respect to any security interest or lien in any deposit account or securities account included in the Collateral or provide fixed security over bank accounts, (B) perfect any security interest or lien in any intellectual property included in the Collateral in any jurisdiction other than in the United States and solely with respect to Material Intellectual Property, Ireland or Luxembourg, (C) to obtain any landlord waivers, estoppels or collateral access letters, (D) perfect a security interest in any letter of credit rights, other than the filing of a UCC financing statement, (E) pledge equity interests of any partnership, joint venture or non-wholly-owned Subsidiary which are not permitted to be pledged pursuant to the terms of such partnership’s, joint venture’s or non-wholly owned Subsidiary’s organizational, joint venture or equivalent documents (after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law) and (F) enter into any Collateral Documents or take any perfection steps outside of the jurisdiction of organization of the Issuer or such Guarantor, as applicable (other than the filing of UCC financing statements and the recordation of patent, trademark and copyright security agreements in the United States Patent and Trademark Office and the United States Copyright Office).
The amount recoverable in respect of the Collateral provided by the Guarantors that are subsidiaries of the Issuer will be limited as necessary to prevent such Collateral from being in breach of any applicable law, avoid any general legal limitations such as general statutory limitations, financial assistance, corporate benefit, “thin capitalization” rules, retention of title claims or similar matters or avoid a conflict with the fiduciary duties of such company’s directors, contravention of any legal prohibition or regulatory condition, or the material risk of personal or criminal liability for any officers or directors, in each case as determined by the Issuer in its sole discretion. Such limitations could significantly impact the amounts recoverable upon the exercise of remedies with respect to such Collateral.
In certain jurisdictions a security interest in certain assets can be pledged to or perfected with respect to (as applicable) one secured party only pursuant to local laws governing such collateral or local practice applicable to such collateral. In any such case, the Credit Agreement Collateral Agent will, pursuant to the terms of the First Lien Intercreditor Agreement, hold a lien on such assets as non-fiduciary agent for the benefit of the noteholders. Further, the indenture and the Security Agreement will not require the Issuer and the Guarantors to perfect by control security interests in deposit accounts, securities accounts, commodities accounts or similar accounts or to perfect a security interest in certain other collateral, including any asset if such asset does not constitute “Collateral” (or equivalent term) under the Senior Secured Credit Facilities security documents (while the Senior Secured Credit Facilities remains outstanding) or where the Issuer and the Guarantors are not required to take such actions under the Senior Secured Credit Facilities security documents.

As set out in more detail below, subject to certain exceptions, upon an enforcement event or Insolvency or Liquidation Proceeding, proceeds from the Shared Collateral will be applied to satisfy obligations under the Senior Secured Credit Facilities, the Existing Notes and the notes and under additional first lien debt that may be issued in the future that is subject to the First Lien Intercreditor Agreement on a pari passu basis. In addition, the indenture will permit the Issuer and the Guarantors to create additional Liens under specified circumstances.
The Collateral (1) is pledged to Citibank, N.A., London Branch (together with its permitted successors, the “Credit Agreement Collateral Agent”), on a first priority basis, for the benefit of the secured parties under the Senior Secured Credit Facilities to secure the obligations under the Senior Secured Credit Facilities, (2) is pledged to Citibank, N.A., London Branch (together with its permitted successors, the “Existing Notes Collateral Agent”), on a first priority basis, for the benefit of the secured parties under the Existing Notes to secure the obligations under the Existing Notes and (3) subject to certain exceptions, will be pledged to the Notes Collateral Agent, on a first priority basis, for its benefit and the benefit of the Trustee and the holders of each series of notes to secure the obligations under such notes, including the related Note Guarantees. Certain of the Collateral that is pledged to the Credit Agreement Collateral Agent and the Existing Notes Collateral Agent may, pursuant to certain laws governing such Collateral, not be capable of being pledged with the same priority to the Notes Collateral Agent and will, if pledged later in time, rank junior by operation of law (without giving effect to any enforceable terms of the First Lien Intercreditor Agreement) to the security interests granted to the Credit Agreement Collateral Agent and the Existing Notes Collateral Agent. However, proceeds from enforcement of such Collateral are intended to be distributed amongst the relevant secured parties secured by such Collateral in accordance with the terms of the First Lien Intercreditor Agreement. See “Risk Factors—Risks Relating to the Offering and the Notes—Even though the holders of the Notes will benefit from a first-priority lien on the Collateral, the representative of the lenders under the Senior Secured Credit Facilities will initially have the exclusive right to control actions (including the exercise of remedies) with respect to the Collateral. The First Lien Intercreditor Agreement contains customary provisions for a New York (U.S.) law intercreditor agreement, but does not contain any provisions that seek to address European or other non-New York (U.S.) law insolvency and restructuring considerations typically available in European or other non-New York (U.S.) law intercreditor agreements.”
To the extent that Liens (including Permitted Liens), rights or easements granted to third parties encumber assets located on property owned by the Issuer or the Guarantors, including the Collateral, such third parties may exercise rights and remedies with respect to the property subject to such Liens that could adversely affect the value of the Collateral and the ability of the Notes Collateral Agent, the Trustee or the holders of the notes to realize or foreclose on Collateral.
After-Acquired Property
Subject to the foregoing, prior to a Collateral Release Event, if property that is intended to be Collateral (other than Excluded Assets) is acquired by the Issuer or a Guarantor (including property of a Person that becomes a new Guarantor) after the Issue Date and is not automatically subject to a perfected security interest under the Collateral Documents, then the Issuer or such Guarantor will provide a lien over such property consistent with the liens granted over similar property in the applicable jurisdiction (or in the case of any jurisdiction where no liens were previously granted, to the extent in a Covered Jurisdiction and consistent with the Agreed Guarantee and Security Principles) (or, in the case of a new Guarantor, such of its property consistent with the liens granted over similar property in the applicable jurisdiction (or in the case of any jurisdiction where no liens were previously granted, to the extent in a Covered Jurisdiction and consistent with the Agreed Guarantee and Security Principles)) in favor of the Notes Collateral Agent and deliver certain agreements, documents, security instruments and certificates in respect thereof, all as and to the extent required by the indenture, the First Lien Intercreditor Agreement or the Collateral Documents; provided that no opinions of counsel will be required to be provided; provided further that, while any obligations under the Senior Secured Credit Facilities are outstanding, this paragraph shall only apply to Collateral that is also pledged to secure the obligations under the Senior Secured Credit Facilities (including property of a Person that becomes a new Guarantor) after the Issue Date.
Certain Bankruptcy and Insolvency Limitations
The right of the Notes Collateral Agent to repossess and dispose of the Collateral upon the occurrence of an Event of Default (as described below under “—Events of Default and Remedies”) would be significantly impaired by, or at a minimum delayed by, U.S., Irish, Luxembourg or other applicable bankruptcy law in the event that a bankruptcy case were to be commenced by or against the Issuer or any Guarantor prior to the Notes Collateral Agent having repossessed and disposed of the Collateral. Upon the commencement of a case for relief under the Bankruptcy Code or other applicable bankruptcy law, a secured creditor such as the Notes Collateral Agent is prohibited (or at a minimum delayed) from foreclosing upon, repossessing or taking control of its security from the debtor in the subject case, or from disposing of security previously repossessed without prior court approval (which may not be given under the circumstances).
In view of the broad powers of U.S. and other bankruptcy courts, and the lack of a precise definition of the term “adequate protection” under the Bankruptcy Code, it is impossible to predict whether or when payments under the notes could be made following the commencement of a bankruptcy, insolvency or other restructuring case (or the length of any delay in making such payments), whether or when the Notes Collateral Agent could repossess or dispose of the Collateral, the value of the Collateral at any time during a bankruptcy case or whether or to what extent holders of any series of notes would be compensated for any delay in payment or loss of value of the Collateral through “adequate protection” or otherwise.
Furthermore, in the event a bankruptcy court determines that the value of the Collateral is not sufficient to repay all amounts due on the notes and all other pari passu secured debt, the holders of the notes would hold secured claims only to the extent of the value of the Collateral to which the holders of the notes are entitled, and unsecured claims with respect to such shortfall. The Bankruptcy Code permits the payment and/or accrual of post-petition interest, costs, expenses and fees to a secured creditor during a debtor’s bankruptcy case only to the extent the value of such creditor’s interest in the Collateral is determined by the bankruptcy court to exceed the aggregate outstanding principal amount of the obligations secured by the Collateral (including obligations under the Senior Secured Credit Facilities, the Existing Notes and any additional First Priority Obligations).
Release of Liens
The Collateral Documents and the First Lien Intercreditor Agreement provide, and the indenture will provide that the first priority liens securing the Note Guarantee of any Guarantor will be automatically released when such Guarantor’s Note Guarantee is released in accordance with the terms of the indenture. In addition, the first priority liens securing the notes will be automatically released:
(a)	in whole, upon a legal defeasance or a covenant defeasance of such notes as set forth below under “—Defeasance,”
(b)	in whole, upon satisfaction and discharge of the indenture with respect to the series of such notes,
(c)	in whole, upon payment in full of principal, interest and all other obligations in respect of the series of such notes issued under the indenture,
(e)
in whole or in part, with the consent of the requisite holders of notes in accordance with the provisions under “—Amendments and Waivers,” including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such notes,

(f)	in whole, upon a Collateral Release Event, and
(g)	in part, as to any asset
(A)
(I) constituting Collateral that is sold or otherwise disposed of by the Issuer or any of the Guarantors to any Person that is not an Issuer or a Guarantor (or to a Person that is an Issuer or a Guarantor, in any jurisdiction outside of the United States, where, in order to effect a disposition of such Collateral, the Lien on such assets is required to be released (provided that in the case of such disposition to a Person that is the Issuer or a Guarantor outside of the United States, such other Person shall concurrently (or on such later date after the use of commercially reasonable efforts) grant a security interest on the released Collateral))), or (II) constituting Shared Collateral, in connection with the taking of an enforcement action by the Applicable Authorized Representative or Applicable Collateral Agent (as defined in the First Lien Intercreditor Agreement) in respect of any first priority lien obligations in accordance with the First Lien Intercreditor Agreement,

(B)	that is held by a Guarantor that ceases to be a Guarantor in accordance with the terms of the indenture,

(C)
that becomes Excluded Assets, including any asset that is not pledged to secure obligations arising in respect of the Senior Secured Credit Facilities (whether pursuant to the terms of the Senior Secured Credit Facilities (and any related documents) or as a result of any determination made thereunder, or by amendment, waiver or otherwise (other than releases in connection with the payment in full thereof),

(D)
that is otherwise released in accordance with, and as expressly provided for by the terms of, the indenture, the First Lien Intercreditor Agreement and the Collateral Documents; provided that in the case of clause (f)(A)(II), the proceeds of such Shared Collateral shall be applied in accordance with the First Lien Intercreditor Agreement,

(E)	in accordance with clause (b) and (d) of the covenant described under “—Certain covenants—Liens”, or
(F)	of the Issuer or a Guarantor that is a Securitization Asset subject to a Qualified Securitization Financing or a Qualified Receivables Financing.
Any certificate or opinion required by Section 314(d) of the Trust Indenture Act in connection with obtaining the release of Collateral may be made by an Officer of the Parent, except in cases where Section 314(d) requires that such certificate or opinion be made by an independent engineer, appraiser or other expert.
Notwithstanding anything to the contrary in this “Description of the Notes” section, the Parent and its Subsidiaries will not be required to comply with all or any portion of Section 314(d) of the Trust Indenture Act if they determine in good faith, based on the advice of counsel, that under the terms of that section and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or the relevant portion of Section 314(d) of the Trust Indenture Act is inapplicable to the released Collateral.
Without limiting the generality of the foregoing, certain “no action” letters issued by the SEC have permitted the release of Liens on collateral securing indebtedness issued under an indenture qualified under the Trust Indenture Act without requiring the issuer to provide certificates and other documents under Section 314(d) of the Trust Indenture Act where such release occurs as a result of the release of such collateral from Liens securing a credit facility or other indebtedness. In addition, certain “no action” letters issued by the SEC have permitted the release of collateral from Liens securing indebtedness issued under an indenture qualified under the Trust Indenture Act resulting from transactions in the ordinary course of the Issuer’s business without requiring the issuer to provide such certificates and other documents.
Perfection and Non-Perfection of Security Interests in Collateral
To the extent any liens on or security interest in the Collateral securing any series of notes are not granted or perfected on or prior to the Issue Date, the indenture will require us to use our commercially reasonable efforts to have all such security interests granted or perfected, to the extent required by the indenture and the Collateral Documents, within 120 days (subject to extension to be reasonably agreed upon by the Notes Collateral Agent), however no assurance can be given that such security interest will be perfected on a timely basis. In addition, the Collateral Documents will generally not require the Issuer and the Guarantors to take certain actions to perfect the liens of the Notes Collateral Agent on certain of the Collateral, including, prior to the repayment in full of the obligations under the Senior Secured Credit Facilities, if such actions are not requested by the Credit Agreement Collateral Agent with respect to such Collateral. As a result, the first priority liens may not attach or be perfected in certain of the Collateral, which could adversely affect the rights of the holders of the notes with respect to such Collateral.
First Lien Intercreditor Agreement
On the Issue Date, the Trustee and the Notes Collateral Agent will enter into a joinder to the First Lien Intercreditor Agreement, dated as of July 1, 2021 (as the same may be amended from time to time, the “First Lien Intercreditor Agreement”) with the Credit Agreement Collateral Agent, the administrative agent under the Senior Secured Credit Facilities (the “Credit Agreement Administrative Agent”), the trustee for the Existing Notes and the Existing Notes Collateral Agent, which may be amended from time to time without the consent of the holders to add other parties (or their representatives) holding first priority obligations permitted to be incurred under the indenture, the Senior Secured Credit Facilities, the Existing Notes and the First Lien Intercreditor

Agreement (together with the notes, the obligations under the Senior Secured Credit Facilities and the Existing Notes and each other type of outstanding (now or in the future) indebtedness that has a pari passu Lien on the Collateral with respect to the notes, the holders of which are subject to the First Lien Intercreditor Agreement, the “First Priority Obligations”). All references to the First Priority Obligations in this section of the “Description of the Notes” shall refer only to such First Priority Obligations subject to the First Lien Intercreditor Agreement. Each of the Trustee, the Credit Agreement Administrative Agent, the trustee for the Existing Notes and each other trustee, administrative agent or similar representative of other First Priority Obligations that become subject to the First Lien Intercreditor Agreement from time to time shall be party to the First Lien Intercreditor Agreement as an “Authorized Representative”. Each of the Notes Collateral Agent, the Credit Agreement Collateral Agent, the Existing Notes Collateral Agent and each other collateral agent, collateral trustee or similar representative of other First Priority Obligations that become subject to the First Lien Intercreditor Agreement from time to time shall be party to the First Lien Intercreditor Agreement as a “First Priority Collateral Agent”. The Authorized Representatives, First Priority Collateral Agents and the other holders of any First Priority Obligations shall be the “First Priority Secured Parties” of the applicable Series of First Priority Obligations.
Under the First Lien Intercreditor Agreement, only the “Applicable Collateral Agent” acting on the instructions of the “Applicable Authorized Representative” (or the “Single Lien Collateral Agent”, acting on the instructions of the Applicable Authorized Representative), has the right to act or refrain from acting with respect to any Shared Collateral. The Applicable Authorized Representative will on the Issue Date be the Credit Agreement Administrative Agent and will remain the Credit Agreement Administrative Agent until the earlier of (1) the discharge of First Priority Obligations that are obligations under the Senior Secured Credit Facilities and (2) the Non-Applicable Authorized Representative Enforcement Date (as defined below) (such earlier date, the “Applicable Authorized Representative Change Date”). After the Applicable Authorized Representative Change Date, the Applicable Authorized Representative will be the Authorized Representative (other than the Credit Agreement Administrative Agent) of the Series of First Priority Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of First Priority Obligations as such representative is notified by the Issuer (excluding the Series constituting the obligations under the Senior Secured Credit Facilities) with respect to such Shared Collateral (the “Major Non-Applicable Authorized Representative”). At the Issue Date, the Trustee is expected to be the Major Non-Applicable Authorized Representative and shall remain the Major Non-Applicable Authorized Representative until such time as another Authorized Representative becomes the Major Non-Applicable Authorized Representative. The Issuer will use commercially reasonable efforts to provide a prompt written notice to the Trustee and the Applicable Authorized Representative upon any such change. The Applicable Collateral Agent will at all times be the First Priority Collateral Agent for the Series of First Priority Obligations whose Authorized Representative is the Applicable Authorized Representative. The Applicable Collateral Agent will on the Issue Date be the Credit Agreement Collateral Agent and will remain the Credit Agreement Collateral Agent until the earlier of (1) the discharge of First Priority Obligations that are obligations under the Senior Secured Credit Facilities (provided that if the Senior Secured Credit Facilities are refinanced they will not be deemed to have been discharged for purposes of the First Lien Intercreditor Agreement) and (2) the Applicable Authorized Representative Change Date. The Single Lien Collateral Agent will on the Issue Date be the Credit Agreement Administrative Agent and will remain the Credit Agreement Administrative Agent until the discharge of First Priority Obligations that are obligations under the Senior Secured Credit Facilities (provided that if the Senior Secured Credit Facilities are refinanced they will not be deemed to have been discharged for purposes of the First Lien Intercreditor Agreement) and thereafter will be the Authorized Representative designated by the Applicable Authorized Representative as the “Single Lien Collateral Agent.”
The Applicable Collateral Agent, the Applicable Authorized Representative and the other First Priority Secured Parties of the Series of First Priority Obligations represented by the Applicable Authorized Representative are the “Controlling Secured Parties”. Any Authorized Representative, First Priority Collateral Agent or other First Priority Secured Parties of any Series of First Priority Obligations that are not (in such capacities) Controlling Secured Parties will be the “Non-Controlling Secured Parties”.
With respect to any Shared Collateral, no Authorized Representative of a Series of First Priority Obligations that is not the Applicable Authorized Representative (the “Non-Applicable Authorized Representative”), no First Priority Collateral Agent that is not the Applicable Collateral Agent, nor any other Non-Controlling Secured Party shall be permitted to instruct the Applicable Authorized Representative or Applicable Collateral Agent to

commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a Trustee, receiver, liquidator, examiner, process advisor or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral or have a right to consent to any such action. Only the Applicable Collateral Agent acting on the instructions of the Applicable Authorized Representative shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.
The “Non-Applicable Authorized Representative Enforcement Date” means, with respect to any Non-Applicable Authorized Representative, the date that is 180 days (throughout which 180-day period such Non-Applicable Authorized Representative was the Major Non-Applicable Authorized Representative) after the occurrence of both (a) an event of default, as defined in the indenture or other debt facility for the applicable Series of First Priority Obligations, and (b) the Applicable Authorized Representative and each other Authorized Representative’s receipt of written notice from such Major Non-Applicable Authorized Representative certifying that (i) such Non-Applicable Authorized Representative is the Major Non-Applicable Authorized Representative and that an event of default, as defined in the indenture or other debt facility for that Series of First Priority Obligations has occurred and is continuing and (ii) the First Priority Obligations of that Series with respect to which such Major Non-Applicable Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the indenture or debt facility for that Series of First Priority Obligations; provided that the Non-Applicable Authorized Representative Enforcement Date will be stayed and will not occur and will be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Applicable Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to a material portion of the Shared Collateral or (2) at any time the Issuer or any Guarantor that has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.
The Applicable Authorized Representative will on the Issue Date be the Credit Agreement Administrative Agent, and the Applicable Collateral Agent will on the Issue Date be the Credit Agreement Collateral Agent, and neither the Trustee nor the Notes Collateral Agent will have any rights to take any action under the First Lien Intercreditor Agreement with respect to the Shared Collateral unless and until the Trustee becomes the Applicable Authorized Representative and the Notes Collateral Agent becomes the Applicable Collateral Agent. With respect to any foreign collateral for which the Credit Agreement Collateral Agent also holds a Lien as non-fiduciary agent for the noteholders, only the Applicable Authorized Representative may direct the Credit Agreement Collateral Agent with respect to such foreign collateral.
Notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding, any First Priority Collateral Agent or any other First Priority Secured Party may file a proof of claim or statement of interest with respect to the First Priority Obligations owed to the First Priority Secured Parties; (ii) any First Priority Collateral Agent or any other First Priority Secured Party may take any action to preserve or protect (but not enforce) the validity and enforceability of the Liens granted in favor of First Priority Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Applicable Authorized Representative, Applicable Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of the First Lien Intercreditor Agreement; and (iii) any First Priority Collateral Agent or any other First Priority Secured Party may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of such First Priority Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of the First Lien Intercreditor Agreement.
Notwithstanding the equal priority of the Liens, the Applicable Collateral Agent may deal with the Shared Collateral as if the Applicable Collateral Agent had a senior Lien on such Shared Collateral. No Non-Applicable Authorized Representative or any other Non-Controlling Secured Party will be permitted to contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent or any other Controlling Secured Party or any other exercise by the Applicable Collateral Agent or any Controlling Secured Party of any rights and remedies relating to the Shared Collateral. Each of the First Priority Secured Parties has agreed or will agree that they will not contest or support any other person in contesting, in any proceeding

(including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Priority Secured Parties in all or any part of the Shared Collateral, or the provisions of the First Lien Intercreditor Agreement.
If an Event of Default or an event of default under any document governing a Series of First Priority Obligations has occurred and is continuing and the Applicable Authorized Representative or the Applicable Collateral Agent (or the Single Lien Collateral Agent, acting on the instructions of the Applicable Authorized Representative) is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made with respect to any Shared Collateral in any Insolvency or Liquidation Proceeding of the Issuer or any Guarantor (including any adequate protection payments), or any First Priority Secured Party receives any payment pursuant to any intercreditor agreement (other than the First Lien Intercreditor Agreement) with respect to any Shared Collateral, then the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any First Priority Collateral Agent or any First Priority Secured Party and proceeds of any such distribution or payment (subject, in the case of any such proceeds, to the paragraph immediately following) to which the First Priority Obligations are entitled under any other intercreditor agreement shall be applied among the First Priority Obligations to the payment in full of the First Priority Obligations secured by such Shared Collateral on a ratable basis, after payment of all amounts owing to each Authorized Representative and each First Priority Collateral Agent (in its capacities as such); provided that following the commencement of any Insolvency or Liquidation Proceeding of the Issuer or any other Guarantor, solely for purposes of the waterfall provisions of the First Lien Intercreditor Agreement and not any other document with respect to any First Priority Obligation, in the event the value of the Shared Collateral is not sufficient for the entire amount of post-petition interest, fees and expenses on the First Priority Obligations to be allowed under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other applicable law in such Insolvency or Liquidation Proceeding, the amount of First Priority Obligations of each Series of First Priority Obligations constituting post-petition interest, fees and expenses shall include only the maximum amount of post-petition interest, fees and expenses allowable under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other applicable bankruptcy law in such Insolvency or Liquidation Proceeding.
The First Priority Secured Parties of each Series have agreed or will agree that the holders of First Priority Obligations of such Series (and not the First Priority Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Priority Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Priority Obligations), (y) any of the First Priority Obligations of such Series do not have an valid and perfected security interest in any of the Shared Collateral securing any other Series of First Priority Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Priority Obligations) on a basis ranking prior to the security interest of such Series of First Priority Obligations but junior to the security interest of any other Series of First Priority Obligations or (ii) the existence of any Shared Collateral for any other Series of First Priority Obligations that is not Shared Collateral (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Priority Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any properties subject to a Mortgage (as defined in the Senior Secured Credit Facilities (or the equivalent provision thereof)) which applies to all First Priority Obligations shall not be deemed to be an Impairment of any Series of First Priority Obligations. In the event of any Impairment with respect to any Series of First Priority Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Priority Obligations, and the rights of the holders of such Series of First Priority Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Priority Obligations permitted by the First Lien Intercreditor Agreement) set forth in the First Lien Intercreditor Agreement shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Priority Obligations subject to such Impairment.
Additionally, in the event the First Priority Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any equivalent provision of any other applicable bankruptcy law), any reference to such First Priority Obligations or the Collateral Documents governing such First Priority Obligations will be deemed to refer to such obligations or such documents as so modified.

None of the First Priority Secured Parties may institute any suit, Insolvency or Liquidation Proceeding or other proceeding or any claim against the Applicable Authorized Representative or any other First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral. None of the First Priority Secured Parties may challenge, or support any other Person in challenging, in any proceeding, the validity or enforceability of any First Priority Obligations of any Series or any first priority security document or the validity, attachment, perfection or priority of any Lien under any first priority security document or the validity or enforceability of the priorities, rights or duties established by or other provisions of the First Lien Intercreditor Agreement. None of the First Priority Secured Parties may take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Authorized Representative or Applicable Collateral Agent. In addition, none of the First Priority Secured Parties may seek to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral. If any First Priority Secured Party obtains possession of any Shared Collateral or realizes any proceeds or payment in respect thereof pursuant to any Collateral Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the discharge of each Series of First Priority Obligations, then it must hold such Shared Collateral, proceeds or payment in trust for the other First Priority Secured Parties and promptly transfer such Shared Collateral, proceeds or payment to the Applicable Collateral Agent to be distributed in accordance with the First Lien Intercreditor Agreement.
Under the First Lien Intercreditor Agreement, if at any time the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other First Priority Collateral Agents (including the Notes Collateral Agent for the benefit of the Trustee and the holders of the notes and each other First Priority Collateral Agent for the Series of First Priority Secured Parties whom it represents) upon such Shared Collateral will automatically be released and discharged upon conclusion of the applicable foreclosure proceeding or other exercise of remedies. However, any proceeds of any Shared Collateral realized therefrom will be applied as described in the First Lien Intercreditor Agreement.
The First Lien Intercreditor Agreement provides that if the Issuer or any Guarantor becomes subject to any Insolvency or Liquidation Proceeding and shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code (or under any equivalent provision of any other applicable debtor relief law) and/or the use of cash collateral under Section 363 of the Bankruptcy Code (or under any equivalent provision of any other applicable debtor relief law), each First Priority Secured Party agrees not to object to any such financing or to the Liens on the Shared Collateral securing the same (the “DIP Financing Liens”) and/or to any use of cash collateral that constitutes Shared Collateral, unless the Applicable Authorized Representative with respect to such Shared Collateral objects to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Priority Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Priority Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth in the First Lien Intercreditor Agreement), in each case so long as:
(a)
First Priority Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other First Priority Secured Parties (other than any Liens of the First Priority Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Insolvency or Liquidation Proceedings;

(b)
the First Priority Secured Parties of each Series are granted Liens on any additional collateral pledged to any First Priority Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the First Priority Secured Parties as set forth in the First Lien Intercreditor Agreement (other than any Liens of the First Priority Secured Parties constituting DIP Financing Liens);

(c)	if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Priority Obligations, such amount is applied pursuant to the First Lien Intercreditor Agreement; and
(d)
if any First Priority Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to the First Lien Intercreditor Agreement;

provided that the First Priority Secured Parties of each Series have a right to object to the grant of a Lien to secure the DIP Financing over any collateral subject to Liens in favor of the First Priority Secured Parties of such Series or its or their representative that do not constitute Shared Collateral; and provided, further, that the First Priority Secured Parties receiving adequate protection agree that they shall not object to any other First Priority Secured Party receiving adequate protection comparable to any adequate protection granted to such First Priority Secured Parties in connection with a DIP Financing and/or use of cash collateral.
The First Priority Secured Parties have acknowledged or will acknowledge that the First Priority Obligations of any Series may, subject to the limitations set forth in the other documents governing the First Priority Obligations, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified not in contravention of the First Lien Intercreditor Agreement from time to time, all without affecting the priority of claims and application of proceeds set forth in the First Lien Intercreditor Agreement or the other provisions thereof defining the relative rights of the First Priority Secured Parties of any Series.
By its acceptance of notes, each holder will be deemed to have consented to the terms of the Collateral Documents and the First Lien Intercreditor Agreement and to have authorized and directed the Trustee and the Notes Collateral Agent, as applicable, to execute, deliver and perform each of the Collateral Documents and First Lien Intercreditor Agreement, to which it is a party, binding the holders to the terms thereof.
Subject to the terms of the Collateral Documents, the Issuer and the Guarantors have the right to remain in possession and retain exclusive control of the Shared Collateral securing the notes (other than any cash, securities, instruments, obligations and Cash Equivalents constituting part of the Collateral and deposited with or delivered to the Applicable Authorized Representative in accordance with the provisions of the Collateral Documents and other than as set forth in the Collateral Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.
Additional Amounts
All payments made by or on behalf of the Issuer or any Guarantor under or with respect to the notes or any Note Guarantee will be made without withholding or deduction for, or on account of, any present or future Taxes unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which the Issuer or any Guarantor (including any successor entity) is then incorporated, organized, engaged in business or resident for tax purposes or any political subdivision or Governmental Authority thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of the Issuer or any Guarantor (including any successor entity), including, without limitation, the jurisdiction of any Paying Agent, or any political subdivision or Governmental Authority thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) will at any time be required to be made from any payments made by or on behalf of the Issuer or any Guarantor under or with respect to the notes or any Note Guarantee, including, without limitation, payments of principal, redemption price, interest or premium, the Issuer or the relevant Guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) to the applicable holder as may be necessary in order that the net amounts received in respect of such payments by the applicable beneficial owner of notes after such withholding or deduction by any applicable withholding agent will equal the amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, further, that no Additional Amounts will be payable with respect to:
(a)
any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the notes (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) being or having been a citizen or resident or national of, being or having been incorporated or organized or being or having been engaged in a trade or business in or having any other present or former connection with the relevant Tax Jurisdiction other than a connection arising solely as a result of the acquisition or holding of any note, the exercise or enforcement of rights under any note or the indenture or any Note Guarantee or the receipt of any payment in respect of any note or Note Guarantee;
(b)
any Taxes, to the extent such Taxes were imposed as a result of the presentation of a note for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);

(c)	any estate, inheritance, gift, wealth, sale, transfer, or similar Taxes;
(d)
any Taxes withheld or deducted as a result of the presentation of any note for payment by or on behalf of a holder of notes who would have been able to avoid such withholding or deduction by presenting the relevant note to another Paying Agent designated by the Issuer under the indenture;

(e)	any Taxes imposed other than by deduction or withholding from payments made by or on behalf of the Issuer or any Guarantor under or with respect to the notes or any Note Guarantee;
(f)
any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of notes to accurately comply with a reasonable request from an applicable withholding agent to meet any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction, but in each case, only to the extent the holder or beneficial owner is legally eligible to comply with such requirements;

(g)
any Taxes imposed or withheld by reason of the failure of the holder or beneficial owner of the notes to comply with the requirements of Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), as of the Issue Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty, convention or similar agreement among Governmental Authorities (and related legislation, official regulations or other administrative guidance) implementing any of the foregoing;

(h)
any Taxes imposed on or with respect to any payment by or on behalf of the Issuer or any Guarantor to the holder if such holder is a fiduciary, partnership, limited liability company or person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed had such beneficial owner been the holder;

(i)
any (i) Luxembourg withholding tax due under the so-called Luxembourg Relibi Law dated 23 December 2005 by the Grand-Duchy of Luxembourg or (ii) Luxembourg registration duties (droits d’enregistrement) payable due to a registration, submission or filing by any holder or beneficial owner of a note of any note or Note Guarantee, except if such registration, submission or filing is required to maintain, establish, enforce or preserve the rights of such holder or beneficial owner under such note or Note Guarantee; or

(j)	any combination of clauses (a) through (i) above.
In addition to the foregoing, the Issuer will also pay and indemnify the holder for any present or future stamp, court, documentary, intangible, recording, registration, filing or similar Taxes which are levied by any Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the notes, the indenture, any

Note Guarantee or any other document referred to therein, or the receipt of any payments with respect thereto, or the enforcement of any note or Note Guarantee; provided solely in the case of any such taxes imposed in respect of the receipt of any payment, that such tax is not a tax described in clauses (a) through (j) above other than clause (e).
If the Issuer or any Guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to the notes or any Note Guarantee, the Issuer or the relevant Guarantor, as the case may be, will deliver to the Trustee (with a copy to the Paying Agent) on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case the Issuer or the relevant Guarantor shall notify the Trustee (with a copy to the Paying Agent) promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agents to pay Additional Amounts on the relevant payment date. The Trustee and the Paying Agent shall be entitled to rely on an Officer’s Certificate as conclusive proof that such payments are necessary. The Issuer or the relevant Guarantor will provide the Trustee (with a copy to the Paying Agent) with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.
The Issuer or the relevant Guarantor will make all withholdings and deductions (within the time period and in the minimum amount) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. The Issuer or the relevant Guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. Upon request, the Issuer or the relevant Guarantor will furnish to the Trustee (or to a holder upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by the Issuer or such Guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the Trustee) by such entity.
Whenever in the indenture, the notes or in this “Description of the Notes” there is mentioned, in any context, the payment of amounts based upon the principal amount of such notes or of principal, interest or of any other amount payable under, or with respect to, any of the notes or any Note Guarantee, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The above obligations will survive any termination, defeasance or discharge of the indenture and any transfer by a holder or beneficial owner of its notes, and will apply, mutatis mutandis, to any jurisdiction in which any successor Person to the Issuer or any Guarantor is incorporated, organized, engaged in business or resident for tax purposes, any jurisdiction from or through which payment is made by or on behalf of such Person, and, in each case, any political subdivision or Governmental Authority thereof or therein.
Redemption
Optional Redemption
Prior to the applicable Par Call Date with respect to each series of notes, the Issuer may redeem the notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(a)
the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming that such notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate (as defined below) plus    basis points in the case of the 2027 notes,    basis points in the case of the 2029 notes and    basis points in the case of the 2034 notes, less unpaid interest accrued to the date of redemption (any excess of the amount described in this bullet point over the amount described in the immediately succeeding bullet point, the “Applicable Premium”); and

(b)	100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date, as calculated by the Issuer, which the Trustee shall not be required to review, investigate or verify.

On or after the applicable Par Call Date with respect to each series of notes, the Issuer may redeem the notes of such series, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
“Par Call Date” means (i) with respect to the 2027 notes,    , 2027 (one month prior to the maturity date of the 2027 notes), (ii) with respect to the 2029 notes,    , 2029 (one month prior to the maturity date of the 2029 notes) and (iii) with respect to the 2034 notes,    , 2034 (three months prior to the maturity date of the 2034 notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date, and one with a maturity date following such Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the notes for redemption will be made pro rata or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $200,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of each series of notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Issuer defaults in the payment of the redemption price of a series of notes, on and after its redemption date interest will cease to accrue on such series of notes or portions thereof called for redemption.
Optional Redemption for Changes in Taxes
The Issuer may redeem the notes of any series, in whole but not in part, at its discretion at any time upon giving not less than 10 nor more than 60 days’ notice to the holders thereof (which notice shall be irrevocable and given in accordance with the procedures described below in “—Selection and Notice”), at a redemption price equal to 100% of the principal amount of notes redeemed, plus accrued and unpaid interest to, but not including, the date of redemption (a “Tax Redemption Date”) and all Additional Amounts (if any) then due and that may become due on the Tax Redemption Date as a result of the redemption or otherwise (subject to the right of holders of such notes on the relevant record date to receive interest due on the relevant interest payment date and Additional Amounts (if any) in respect thereof if such notes have not been redeemed or repurchased prior to such date), if, as a result of any change in, or amendment to, the laws, regulations, rulings or treaties of any relevant Tax Jurisdiction affecting taxation, or any change in, or amendment to, the official position regarding the application, administration or interpretation of such laws, regulations, rulings or treaties (including by virtue of a holding, judgment or order by a court of competent jurisdiction or a change in official administrative practice), which change or amendment has not been publicly announced before, and which becomes effective after, the Issue Date (or, if the relevant Tax Jurisdiction became a Tax Jurisdiction on a date after the Issue Date, such later date):
(a)
on the next date on which any amount would be payable in respect of such notes, the Issuer or any Guarantor is or would be required to pay Additional Amounts, and the Issuer or such Guarantor (but, in the case of a Guarantor, only if the payment giving rise to such requirement cannot be made by the Issuer or another Guarantor without the obligation to pay Additional Amounts) cannot avoid any such payment obligation by taking reasonable measures available to them (including, for the avoidance of doubt, the appointment of a new Paying Agent); or

(b)
ICON or any of its subsidiaries would have to deduct or withhold any tax on any payment to the Issuer to enable the Issuer to make any payment of principal, interest or other amounts on any such notes and such withholding tax obligation cannot be avoided by the use of reasonable measures available to ICON or its affiliates (including, for the avoidance of doubt, the appointment of a new Paying Agent or, if reasonable, the making of any such intercompany payment via a loan or other available means).

The Issuer will not give any such notice of redemption earlier than 60 days prior to the earliest date on which the Issuer or the applicable Guarantor would be obligated to make such payment, deduction or withholding if a payment in respect of the notes were then due and at the time such notice is given, the obligation to pay Additional Amounts or to make a withholding or deduction, as applicable must remain in effect. Prior to the publication or, where relevant, mailing of any notice of redemption of the notes of any series pursuant to the foregoing, the Issuer will deliver to the Trustee an opinion of independent tax counsel of recognized standing (which counsel shall be reasonably acceptable to the Trustee) attesting to the effect that the conditions for redemption specified above have been satisfied (which opinion, for the avoidance of doubt, shall not be required to include an opinion as to whether “reasonable efforts” could be undertaken to avoid the otherwise applicable obligations). In addition, before the Issuer publishes or mails notice of redemption of the notes pursuant to the forgoing, it will deliver to the Trustee an Officer’s Certificate to the effect that it cannot avoid the obligation to pay Additional Amounts or to deduct or withhold, as applicable, by taking reasonable measures available to it.
The Trustee will accept and shall be entitled to conclusively rely on such Officer’s Certificate and opinion of counsel as sufficient evidence of the existence and satisfaction of the conditions as described above, in which event it will be conclusive and binding on all of the holders.
For the avoidance of doubt, the provisions of this section shall apply mutatis mutandis to any successor to the Issuer and/or any Guarantor, as applicable.

Mandatory Redemption
The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the notes.
Selection and Notice
If less than all of the notes of a series are to be redeemed, (i) in the case of notes issued in definitive form, the Trustee will select notes of such series for redemption or purchase on a pro rata basis and (ii) in the case of notes issued in global form, notes for redemption will be selected on a pro-rata pass-through distribution basis in accordance with the applicable procedures of DTC, unless, in each case, otherwise required by law.
No notes of $200,000 or less can be redeemed in part. Notices of redemption will be delivered electronically or mailed by first class mail (or delivered to DTC in the case of global notes) at least 10 but not more than 60 days before the redemption date to each holder of notes of a series to be redeemed at its registered address, except that redemption notices may be mailed (or delivered as the case may be) more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes of such series or a satisfaction and discharge of the indenture.
Notice of any redemption of the notes of a series in connection with a corporate transaction may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (including more than 60 days after the date the notice of redemption or offer to purchase was sent) as any or all such conditions shall be satisfied (or waived by the Issuer in its sole discretion), or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied (or waived by the Issuer in its sole discretion) by the redemption date, or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
If the optional redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest will be paid to the Person in whose name the note is registered at the close of business on such record date, and no additional interest will be payable to holders whose notes will be subject to redemption by the Issuer.
If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption.
Repurchase at the Option of Holders
Change of Control Triggering Event
If a Change of Control Triggering Event occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding notes as described under “—Redemption—Optional Redemption,” within 30 days following such Change of Control Triggering Event, the Issuer will make an offer to purchase all of the notes (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, the Issuer will offer to purchase all of the notes at a purchase price in cash equal to 101% of the aggregate principal amount of notes repurchased, plus accrued and unpaid interest on the notes repurchased to, but not including, the date of purchase (the “Change of Control Payment”) (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date if the notes have not been redeemed or repurchased prior to such date).
The Issuer will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Issuer and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, (2) in connection with or in contemplation of any Change of Control Triggering Event, the Issuer (or any Affiliate of the Issuer) has made an offer to purchase (an “Alternate Offer”) any and all notes validly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all notes properly tendered in accordance with the terms of the Alternate Offer or (3) notice of redemption has been given pursuant to the indenture as described above under the caption “—Redemption—Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.
Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Alternate Offer may be made in advance of a Change of Control Triggering Event, which may be conditioned upon the consummation of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer or Alternate Offer is made.
A Change of Control Offer or Alternate Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the indenture, the notes, Note Guarantees and/or Collateral Documents (but the Change of Control Offer may not condition tenders on the delivery of such consents).
Notwithstanding anything to the contrary contained herein, a Change of Control Offer or Change of Control Alternate Offer may be made in advance of a Change of Control Triggering Event, which may be conditioned upon the consummation of such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control Triggering Event at the time the Change of Control Offer or Change of Control Alternate Offer is made.
Subject to the limitations discussed below, the Parent and its Subsidiaries could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings.
The indenture will not contain any covenants or provisions that may afford holders of the notes protection in the event of a highly leveraged transaction.
The definition of “Change of Control” includes a phrase relating to the sale, assignment, conveyance, transfer, lease or other disposition of “all or substantially all” of the assets of the Parent. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase its notes as a result of a sale, assignment, conveyance, transfer, lease or other disposition of less than all of the assets of the Parent taken as a whole to another Person or group may be uncertain.
Offer to Purchase Procedures
In connection with any Offer to Purchase, the Issuer will mail a notice to each holder describing the transaction or transactions that give rise to such Offer to Purchase and offering to repurchase notes on the date specified in the notice (the “Purchase Date”), which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the indenture and described in such notice.
On the applicable Purchase Date, the Issuer will, to the extent lawful:
(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Offer to Purchase;
(2)	deposit with the Paying Agent an amount equal to the purchase price in respect of all notes or portions of notes properly tendered; and
(3)
deliver or cause to be delivered to the Trustee the notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Issuer.

The Paying Agent will promptly deliver to each holder of notes properly tendered the purchase price for such notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any. The Issuer will publicly announce the results of the Offer to Purchase on or as soon as practicable after the Purchase Date.
The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the indenture governing such Offer to Purchase, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the indenture by virtue of such compliance.
The provisions under the indenture relative to the Issuer’s obligation to make an Offer to Purchase may be waived or modified with the consent of the holders of a majority in principal amount of the notes.
The agreements governing the Senior Secured Credit Facilities, the Existing Notes, and other Indebtedness of the Issuer and the Guarantors contain, and future agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require the Issuer to repurchase the notes upon a Change of Control could cause a default under these other agreements, even if the Change of Control itself does not, due to the financial effect of such repurchases on the Issuer and the Guarantors. In the event a Change of Control occurs at a time when the Issuer is prohibited from purchasing notes, the Issuer and/or the Guarantors could seek the consent of their lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer and the Guarantors do not obtain a consent or repay or refinance those borrowings, the Issuer will remain prohibited from purchasing notes. Finally, the Parent and its Subsidiaries have, and may in the future incur, other indebtedness with similar change in control provisions permitting the holders of such other indebtedness to accelerate or to require us to repurchase such indebtedness upon the occurrence of similar events and may not have sufficient financial resources to comply with all such repurchase obligations.
Certain Covenants
Liens
(a)
The Parent will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on any of its assets (including Equity Interests of a Subsidiary), whether owned at the Issue Date or thereafter acquired, securing Indebtedness For Borrowed Money, other than Permitted Liens, without effectively providing that the notes shall be secured, equally and ratably, on such assets of the Parent or such Subsidiary with (or senior or prior to) the Indebtedness For Borrowed Money so secured for so long as such Indebtedness For Borrowed Money is so secured.

(b)
Any Lien created for the benefit of the holders of the notes pursuant to clause (a) immediately above shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the holders of the notes.

(c)
Additionally, prior to a Collateral Release Event, the Parent will not, and will not permit any Subsidiary to, directly or indirectly, incur any Lien on any of its assets (including Equity Interests of a Subsidiary), whether owned at the Issue Date or thereafter acquired, to secure Equally and Ratably Secured Indebtedness without effectively providing that the notes shall be secured equally and ratably on the assets of the Parent or such Subsidiary with (or senior or prior to) the Equally and Ratably Secured Indebtedness so secured for so long as such Indebtedness is so secured.

(d)
Any Lien created for the benefit of the holders of the notes pursuant to clause (c) immediately above will provide by its terms that such Lien will be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to such Lien created for the benefit of the holders of the Notes.

(e)
This covenant requires only equal and ratable treatment in the application of proceeds of Collateral and does not require that the trustee have any ability to control the Collateral or the enforcement of remedies.

(f)	The reference to assets in clauses (a) and (c) above means the assets of the Parent or any Subsidiary at the time of creation, incurrence or assumption of the Lien.
(g)
The foregoing restrictions do not apply to extensions, renewals or replacements of any Indebtedness For Borrowed Money (and any successive extensions, renewals or replacements of such Indebtedness For Borrowed Money) secured by the foregoing types of Liens, so long as the principal amount of Indebtedness For Borrowed Money secured thereby shall not exceed the amount of such Indebtedness

For Borrowed Money secured by the foregoing Liens existing at the time of such extension, renewal or replacement (plus an amount equal to any premiums, accrued interest, fees, expenses or other costs payable in connection therewith).
(h)
Further, an increase in the amount of Indebtedness For Borrowed Money in connection with any accrual of interest, accretion of accreted value, amortization of original issue discount, payment of interest in the form of additional Indebtedness For Borrowed Money with the same terms, and accretion of original issue discount and increases in the amount of Indebtedness For Borrowed Money outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness For Borrowed Money, shall not constitute an incurrence or assumption for the purposes of this covenant, so long as the original Liens securing such Indebtedness For Borrowed Money were permitted under the indenture.

Merger, Consolidation or Sale of Assets
The Parent will not: (1) consolidate with or merge or amalgamate with or into another Person (whether or not the Parent is the surviving Person), or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the assets of the Parent and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)
either: (a) the Parent is the surviving Person; or (b) the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Parent) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg or Ireland;

(2)
the Person formed by or surviving any such consolidation, amalgamation or merger (if other than the Parent) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Parent under the Note Guarantee, the Collateral Documents (if applicable) and the indenture pursuant to a supplemental indenture;

(3)	immediately after such transaction, no Event of Default exists;
(4)
if applicable, to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Parent are assets of the type which would constitute Collateral under the Collateral Documents, the Parent or the surviving Person, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in the indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents; and

(5)
the Parent shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

In the event that any Person shall become the owner of 100% of the Voting Stock of the Parent, such Person may, but is not obligated to, assume the performance of the Parent’s covenants and obligations under the indenture as a Guarantor under the notes (a “Voluntary Assumption”).
The Issuer shall not consolidate or merge with or into another Person (whether or not the Issuer is the surviving Person) unless:
(1)
either: (a) the Issuer is the surviving Person; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg, Ireland or a country that is a member of the Organization for Economic Cooperation and Development (or any successor); and, if such entity is not a corporation, a co-obligor of the notes is a corporation organized or existing under any such laws;

(2)
the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of the Issuer under the notes, the Collateral Documents (if applicable) and the indenture pursuant to a supplemental indenture;

(3)	immediately after such transaction, no Event of Default exists;
(4)
if applicable, to the extent any assets of the Person which is merged, consolidated or amalgamated with or into the Issuer are assets of the type which would constitute Collateral under the Collateral Documents, the Issuer or the surviving Person, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the applicable Collateral Documents in the manner and to the extent required in the indenture or the applicable Collateral Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the applicable Collateral Documents.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets that is between or among the Parent and its Subsidiaries. Clause (3) of the first paragraph of this covenant will not apply to any merger, amalgamation or consolidation of the Parent with or into one of its Subsidiaries for any purposes or with or into an Affiliate solely for the purpose of reincorporating the Parent in another jurisdiction. The third paragraph of this covenant will not apply to any merger or consolidation of the Issuer (1) with or into one of the Parent’s Subsidiaries for any purpose so long as the surviving Person becomes a primary obligor of the notes or (2) with or into an Affiliate solely for the purpose of reorganizing the Issuer in another jurisdiction so long as the surviving Person becomes a primary obligor of the notes; provided, however, if such Person is not a corporation, a co-obligor of the notes is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg, Ireland or a country that is a member of the Organization for Economic Cooperation and Development (or any successor).
The Person formed by or surviving any such Voluntary Assumption, consolidation, amalgamation or merger (if other than the Parent or the Issuer) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made will be the successor to the Parent or the Issuer and shall succeed to, and be substituted for, and may exercise every right and power of, the Parent or the Issuer, as the case may be, under the indenture, and the Parent or the Issuer, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the notes.
Additional Note Guarantees
Until the occurrence of a Collateral Release Event, if any direct or indirect Subsidiary of the Parent that is not a Guarantor (other than an Excluded Subsidiary or the Issuer) becomes a guarantor or obligor in respect of the Senior Secured Credit Facilities, within 60 days of such event the Parent will, subject to applicable law and the Agreed Guarantee and Security Principles, cause such Subsidiary to enter into (i) a supplemental indenture pursuant to which such Subsidiary shall agree to Guarantee the Issuer’s Obligations under the notes, fully and unconditionally and on a senior secured basis and (ii) supplements or joinders to the Collateral Documents or new Collateral Documents together with any other filings, actions and agreements required by the Collateral Documents to create or perfect the security interests for the benefit of the holders of the notes in the Collateral of such Subsidiary subject to the Agreed Guarantee and Security Principles.
The Parent also may, at any time, cause a Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the Guarantee of payment of the notes by such Subsidiary on the basis provided in the indenture.
If any Guarantor becomes an Excluded Subsidiary, the Parent shall have the right, by execution and delivery of a supplemental indenture to the Trustee, to cause such Excluded Subsidiary to cease to be a Guarantor, subject to the requirement described in the first paragraph above that such Subsidiary shall be required to become a Guarantor if it ceases to be an Excluded Subsidiary; provided, further, that such Excluded Subsidiary that ceased to be a Guarantor pursuant to the foregoing shall not be permitted to Guarantee the Senior Secured Credit Facilities, unless it again becomes a Guarantor.

Events of Default and Remedies
Each of the following is an “Event of Default”:
(1)	default for 30 days in the payment when due of interest on the notes of any series;
(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the notes of any series;
(3)
failure by the Issuer or the Guarantors to comply with any of the other agreements in the indenture (other than a failure that is the subject of clause (1) or (2)) for 90 days after receipt by the Parent of written notice of such failure from the Trustee (or receipt by the Parent and the Trustee of written notice of such failure from the holders of at least 25% in aggregate principal amount of the then-outstanding notes of such series voting as a single class);

(4)
one or more defaults shall have occurred under any of the agreements, indenture or instruments under which the Parent, the Issuer or any Significant Subsidiary has outstanding Indebtedness For Borrowed Money in excess of $250.0 million, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness For Borrowed Money at its stated final maturity and such default has not been cured or the Indebtedness For Borrowed Money repaid in full within 60 days of the default or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness For Borrowed Money and such acceleration has not been rescinded or such Indebtedness For Borrowed Money repaid in full within 60 days of the acceleration; provided that this clause (4) shall not apply to (i) secured Indebtedness For Borrowed Money that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness For Borrowed Money, (ii) any redemption, repurchase, conversion, exchange or settlement with respect to any debt securities or other Indebtedness For Borrowed Money, the terms of which provide for conversion into, or exchange for, Equity Interests of Parent, cash in lieu thereof or a combination of Equity Interests and cash in lieu thereof pursuant to its terms unless such redemption, repurchase, conversion, exchange or settlement results from a default thereunder or an event of the type that constitutes an Event of Default, (iii) any early payment requirement or unwinding or termination with respect to any Hedge Agreement (other than any such payment requirement or termination resulting from a default by Parent or any of its Subsidiaries) or (iv) Indebtedness For Borrowed Money of any Person whose Equity Interests are being acquired in a transaction otherwise permitted under the indenture and which Indebtedness For Borrowed Money becomes due because of such transaction;

(5)
any Note Guarantee by the Parent or a Significant Subsidiary shall for any reason cease to be, or shall for any reason be held in any judicial proceeding not to be, or asserted in writing by the Parent or such Significant Subsidiary not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the indenture and any such Note Guarantee, and any such default continues for 10 days;

(6)	certain events of bankruptcy or insolvency described in the indenture with respect to the Parent, the Issuer or any Significant Subsidiary; and
(7)
unless such Liens have been released in accordance with the provisions of the Collateral Document, liens with respect to all or substantially all of the Collateral cease to be valid or enforceable, or the Issuer shall assert or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest are invalid or unenforceable and, in the case of any such Guarantor, the Issuer fails to cause such Guarantor to rescind such assertions within 30 days after the Issuer has actual knowledge of such assertions.

The indenture will provide that if there is a continuing Event of Default (other than an Event of Default under clause (6) above with respect to the Parent or the Issuer) with respect to the notes of any series, either the Trustee or the holders of at least 25% of the outstanding principal amount of the notes of such series may declare the principal amount of all of the notes of such series to be due and payable immediately. However, at any time after the Trustee or the holders, as the case may be, declare an acceleration with respect to the notes of such series, but before the applicable person has obtained a judgment or decree based on such acceleration, the holders of a majority in principal amount of the outstanding notes of such series may, under certain conditions, cancel such acceleration if the Parent has cured all Events of Default (other than the nonpayment of accelerated principal) with respect to the notes of such series or all such Events of Default have been waived as provided in the indenture. For information as to waiver of defaults, see “—Amendment, Supplement and Waiver.” If an Event of Default specified in clause (6) above with respect to the Parent or the Issuer occurs, all outstanding notes shall become due and payable without any further action or notice.
In the event of any Event of Default specified in clause (4) of the first paragraph of this section, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders, if after such Event of Default arose:
(i)	the Indebtedness For Borrowed Money or guarantee that is the basis for such Event of Default has been discharged;
(ii)	the requisite number of holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
(iii)	the default that is the basis for such Event of Default has been cured.
The indenture will provide that, subject to the duties of the Trustee to act with the required standard of care, if there is a continuing Event of Default, the Trustee need not exercise any of its rights or powers under the indenture at the written request or direction of any of the holders of the notes of any series, unless such holders have offered to the Trustee security or indemnity (which may include pre-funding) satisfactory to the Trustee. Subject to such provisions for security or indemnification of the Trustee and certain other conditions, the holders of a majority in principal amount of the outstanding notes of such series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power the Trustee holds with respect to the notes of such series.
No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy unless:
•	the Trustee has failed to institute such proceeding for 60 days after the holder has previously given to the Trustee written notice of a continuing Event of Default with respect to such notes;
•
the holders of at least 25% in principal amount of the outstanding notes of such series have made a written request to the Trustee, and offered indemnity or security (which may include pre-funding) satisfactory to the Trustee, to institute such proceeding as Trustee; and

•	the Trustee has not received from the holders of a majority in principal amount of the outstanding notes of such series a direction inconsistent with such request.
However, the holder of any note will have an absolute and unconditional right to institute suit for the enforcement of any payment of the principal of, and any premium or interest on, such note on or after the date or dates they are to be paid as expressed in such note.
The Issuer is required to furnish to the Trustee annually a written statement as to the absence of certain defaults under the indenture. The indenture will provide that the Trustee need not provide holders of the notes notice of any Default (other than the nonpayment of principal or any premium or interest) if it considers it in the interest of the holders of the notes not to provide such notice.
Consent to Jurisdiction and Service of Process
The Guarantors domiciled outside of the United States will irrevocably appoint ICON US Holdings Inc., as their agent for service of process in any suit, action or proceeding with respect to the indenture, the notes, the Note Guarantees and the Collateral Documents brought in any Federal or state court located in New York City and each of such parties will submit to the jurisdiction thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders
No director, manager, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the notes, the indenture, the Note Guarantees, the Collateral Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
The Issuer may, at any time, elect to have all of its obligations discharged with respect to the indenture and the outstanding notes of any series and all obligations of the Guarantors discharged with respect to their Note Guarantees and have Liens on the Collateral securing such notes and the Note Guarantees released (“Legal Defeasance”) except for:
(1)
the rights of holders of outstanding notes to receive payments in respect of the principal of, premium on, if any, or interest on, such notes when such payments are due from the trust referred to below;

(2)
the Issuer’s obligations with respect to such notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the Trustee under the indenture, and the Issuer’s and the Guarantors’ obligations in connection therewith; and
(4)	the “Legal Defeasance and Covenant Defeasance” provisions of the indenture.
In addition, the Issuer may, at its option and at any time, elect to have the obligations of the Issuer and the Guarantors released with respect to certain covenants that are described in the indenture and have Liens on the Collateral securing such notes and the Note Guarantees released (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to such notes. In the event Covenant Defeasance occurs, all Events of Default described under “—Events of Default and Remedies” (except those relating to payments on the notes or bankruptcy, receivership, rehabilitation or insolvency events) will no longer constitute an Event of Default with respect to such notes.
In order to exercise either Legal Defeasance or Covenant Defeasance:
(1)
the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the notes being defeased, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium on, if any, and interest on, the outstanding notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether such notes are being defeased to such stated date for payment or to a particular redemption date; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption; provided, however, that the Trustee shall have no liability whatsoever in the event that such deposit is not made after the Trustee has discharged the indenture with respect to such series of notes. Any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;

(2)
in the case of Legal Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the beneficial owners of the outstanding notes being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)
in the case of Covenant Defeasance, the Issuer must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the beneficial owners of the outstanding notes being defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)
such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Issuer or any of the Guarantors is a party or by which the Issuer or any of the Guarantors is bound;

(5)
the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of applicable notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and

(6)
the Issuer must deliver to the Trustee an Officer’s Certificate and an opinion of counsel (which opinion of counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the conditions set forth in the foregoing clauses (2), (3), (4), (5), and (6) need not be satisfied so long as, at the time the Issuer makes the deposit described in clause (1), (i) no Default under clauses (1), (2) and (5) under “—Events of Default and Remedies” has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) all notes not previously delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer. If the conditions in the preceding sentence are satisfied, the Issuer shall be deemed to have exercised its Covenant Defeasance option.
Amendment, Supplement and Waiver
Except as provided in the next two succeeding paragraphs, each of the indenture, the notes of a series as it relates to the notes of such series, the Note Guarantees or the Collateral Documents may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then outstanding notes of such series so amended or supplemented (including, without limitation, additional notes, if any) (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium on, if any, or interest on, the applicable series of notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the applicable notes or the related Note Guarantees may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding notes of such series so waived (including, without limitation, additional notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the notes).
Without the consent of each holder of the applicable series of notes affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):
(1)	reduce the principal amount of notes of any series whose holders must consent to an amendment, supplement or waiver;
(2)	reduce the principal of or change the fixed maturity of any note or alter or waive any of the provisions with respect to the payment of Additional Amounts or the redemption of such notes;

(3)	reduce the rate of or change the time for payment of interest, including default interest, on any note of any such series;
(4)
waive a Default or Event of Default in the payment of principal of, premium on, if any, or interest on, the notes of such series (except a rescission of acceleration of such notes by the holders of at least a majority in aggregate principal amount of the then outstanding notes of such series and a waiver of the payment default that resulted from such acceleration);

(5)	make any note of such series payable in money other than that stated in such notes;
(6)
make any change in the provisions of the indenture with respect to a series of notes relating to waivers of past Defaults or the rights of holders of such notes to receive payments of principal of, premium on, if any, or interest on, such notes;

(7)	waive a redemption payment with respect to any notes of such series (other than a payment required by one of the covenants described above under the caption “—Repurchase at the Option of Holders”);
(8)	release any Guarantor from any of its obligations under its Note Guarantees or the indenture with respect to a series of notes, except in accordance with the terms of the indenture; or
(9)	make any change in the preceding amendment and waiver provisions.
In addition, without the consent of holders of at least 66 2/3% in aggregate principal amount of the applicable series of notes then outstanding (including, without limitation, additional notes, if any) (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), no amendment or supplement may modify any Collateral Documents or the provisions in the indenture dealing with Collateral or the Collateral Documents to the extent that such amendment or supplement would have the effect of releasing all or substantially all of the Liens securing the notes of such series (except as permitted by the terms of the indenture and the Collateral Documents) or change or alter the priority of the security interests in the Collateral securing such series of notes.
Notwithstanding the preceding, without the consent of any holder of notes, the Issuer, the Guarantors and the Trustee (and the Collateral Agent, as applicable) may amend or supplement the indenture, the notes of any series, the Note Guarantees or the Collateral Documents:
(1)	to cure any ambiguity, defect or inconsistency;
(2)	to provide for uncertificated notes in addition to or in place of certificated notes (provided that the uncertificated notes are issued in registered form for purposes of Section 163(f) of the Code);
(3)
to provide for the assumption of the Issuer’s or a Guarantor’s obligations to holders of notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;

(4)
to make any change that would provide any additional rights or benefits to the holders of notes of any series or that does not materially adversely affect the legal rights under the indenture of any holder;

(5)	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act;
(6)
to conform the text of the indenture, the notes or the Note Guarantees to any provision of this “Description of the Notes” to the extent that the Trustee has received an Officer’s Certificate to the effect that such text constitutes an unintended conflict with the description of the corresponding provision of this “Description of the Notes”;

(7)	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture as of the Issue Date;
(8)	to evidence and provide for the acceptance of appointment under the indenture by a successor Trustee;
(9)	to release any Guarantor in accordance with the terms of the indenture;
(10)	to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the notes;

(11)
to add additional co-issuers (to the extent such entities are organized under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg or Ireland) with respect to the notes in accordance with the limitations set forth in the indenture;

(12)
to make any amendment to the provisions of the indenture relating to the transfer and legending of notes as permitted by the indenture, including to facilitate the issuance and administration of notes; provided, however, that such amendment does not adversely affect the rights of holders to transfer notes in any material respect;

(13)	to secure the notes or the Note Guarantees or to add additional assets as Collateral;
(14)
in the case of any Collateral Document, include therein any legend required to be set forth therein pursuant to the First Lien Intercreditor Agreement or to modify any such legend as required by the First Lien Intercreditor Agreement;

(15)
mortgage, pledge, hypothecate or grant (including by entry into additional Collateral Documents) any other Lien in favor of the Trustee or the Collateral Agent for the benefit of the holders, as additional security for the payment and performance of all or any portion of the Obligations in respect of the notes and the Note Guarantees, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the Collateral Agent pursuant to the indenture, any of the Collateral Documents or otherwise;

(16)
provide for the succession of any parties to the Collateral Documents (and other amendments that are administrative or ministerial in nature) in connection with an amendment, renewal, extension, substitution, refinancing, restructuring, replacement, supplementing or other modification from time to time of the Senior Secured Credit Facilities, the Existing Notes or any other agreement that is not prohibited by the indenture;

(17)
to release Collateral from the Lien pursuant to the indenture, the Collateral Documents and the First Lien Intercreditor Agreement when permitted or required by the indenture, the Collateral Documents or the First Lien Intercreditor Agreement; or

(18)	add parallel debt or other foreign law provisions that the Issuer determines are necessary or advisable with respect to the jurisdiction of organization or incorporation of any Guarantor.
In addition, the Issuer, the Trustee and the Notes Collateral Agent may amend the First Lien Intercreditor Agreement and the Collateral Documents to provide for the addition of any creditors to such agreements to the extent a pari passu lien for the benefit of such creditor is permitted by the terms of the indenture and may enter into a junior lien intercreditor agreement with creditors for whom a junior lien on the Collateral is to be granted (a “Junior Lien Intercreditor Agreement”), provided the Issuer delivers an Officer’s Certificate to the Trustee and the Notes Collateral Agent certifying that such agreement is substantially in the form of the junior lien intercreditor agreement attached to the Senior Secured Credit Facilities (with such changes that are not materially adverse to the senior creditors thereunder) or the terms thereof are customary and that the Trustee and the Notes Collateral Agent are authorized to enter into the Junior Lien Intercreditor Agreement.
Satisfaction and Discharge
The indenture with respect to any series of notes will be discharged and will cease to be of further effect as to all such notes and Note Guarantees issued thereunder and the Liens on the Collateral securing such notes will be released without any further action by the holders, when:
(1)	either:
(a)
all notes of such series that have been authenticated, except lost, stolen or destroyed notes of such series that have been replaced or paid and notes of such series for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)
all outstanding notes of such series not previously delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness For Borrowed Money on the notes of such series not delivered to the Trustee for cancellation for principal of, premium on, if any, and interest on, the notes of such series to the date of maturity or redemption; provided that upon any redemption that requires the payment of the Applicable Premium, the amount deposited will be sufficient for purposes of the indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any Applicable Premium Deficit only required to be deposited with the Trustee on or prior to the date of redemption; provided, however, that the Trustee shall have no liability whatsoever in the event that such deposit is not made after the Trustee has discharged the indenture with respect to such series of notes. Any Applicable Premium Deficit will be set forth in an Officer’s Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit will be applied toward such redemption;
(2)	the Issuer or any Guarantor have or has paid or caused to be paid all sums payable by it or them under the indenture with respect to such series of notes; and
(3)
in the case of clause (1)(b) above, the Issuer has delivered irrevocable instructions to the Trustee under the indenture with respect to such series of notes to apply the deposited money toward the payment of such notes at maturity or on the applicable redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
The indenture and certain provisions of the Trust Indenture Act contain limitations on the rights of the Trustee, should the Trustee become a creditor of the Issuer or any Guarantor to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Parent or any Affiliate of the Parent. If there arises any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
The holders of a majority in aggregate principal amount of the then outstanding notes of any series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to such notes, subject to certain exceptions. The indenture will provide that in case an Event of Default has occurred and is continuing of which a responsible officer of the trustee has received written notice in accordance with the indenture, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the Trustee indemnity or security satisfactory (which may include pre-funding) to it against any loss, liability or expense.
Governing Law
The indenture, the notes, the Note Guarantees and the Collateral Documents will be governed by the laws of the State of New York; provided that certain of the Collateral Documents will be governed by the laws of other jurisdictions to the extent that (i) the validity, perfection, effect of perfection or of non-perfection or priority of the security interests granted thereunder are governed by such other jurisdictions pursuant to applicable conflict of laws principles or (ii) such approach is consistent with the security interests granted with respect to the Senior Secured Credit Facilities or with applicable commercial practice.
Certain Definitions
Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“ACH Indebtedness” means indebtedness incurred in the ordinary course of business arising in connection with any automated clearinghouse transfers of funds or other payment processing service.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agreed Guarantee and Security Principles” in the indenture will be identical to those that are included in the Senior Secured Credit Facilities that will impose limitations on the obligations of the Issuer and the Guarantors to guarantee the notes and take actions to create or perfect liens on assets that would otherwise constitute Collateral.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, and any successor thereto.
“Board of Directors” means:
(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)	with respect to a limited liability company managed by the member or members, the managing member or members or any controlling committee of managing members thereof;
(4)	with respect to a limited liability company managed by a manager or managers, the manager or managers and any controlling committee of managers; and
(5)	with respect to any other Person, the board or committee of such Person serving a similar function.
“Capital Lease Obligation” means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of the indenture, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP; provided that all obligations of any person that are or would be characterized as operating lease obligations in accordance with GAAP on December 31, 2015 (whether or not such operating lease obligations were in effect on such date) shall continue to be accounted for as operating lease obligations (and not as Capital Lease Obligations) for purposes of the indenture regardless of any change in GAAP following December 31, 2015 that would otherwise require such obligations to be recharacterized (on a prospective or retroactive basis or otherwise) as Capital Lease Obligations.
“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, partnership interests (whether general or limited), limited liability company interests, shares (parts sociales) in a Luxembourg private limited liability company, beneficial interests in a trust and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock.
“Cash Equivalents” means:
(1)
(a) United States dollars, Canadian dollars, euro, Pounds Sterling, Yen, Swiss Francs or any national currency of any member state of the European Union; (b) with respect to Parent or any Subsidiary, the national currency of the jurisdiction in which such Person is organized or domiciled, and (c) any other foreign currency held by the Parent and its Subsidiaries in the ordinary course of business;

(2)
direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America or a member state of the European Union (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America or such member state), in each case maturing within eighteen months from the date of acquisition thereof;

(3)	investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(4)
certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $250.0 million (or the foreign currency equivalent as of the date of determination) in the case of non-U.S. banks;

(5)
fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clauses (2) and (4) above and entered into with a financial institution satisfying the criteria described in clause (4) above;

(6)
marketable short-term money market and similar liquid funds having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(7)
investments with average maturities of 24 months or less from the date of acquisition in money market funds and similar liquid funds rated AA- (or the equivalent thereof) or better by S&P or Aa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency);

(8)
securities issued or fully guaranteed by any state, commonwealth or territory of the United States of America or by any political subdivision (including any municipality) or taxing authority of any such state, commonwealth or territory, the securities of which state, commonwealth, territory, political subdivision or taxing authority (as the case may be) are rated at least “A” (or A-1, SP1 or other then equivalent grade) by S&P or at least “A1” (or “Prime-1” or MIG-1 or other then equivalent grade) by Moody’s as of the date of acquisition and, in each case, with a maturity of not more than two years from the date of acquisition thereof;

(9)	investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (8) above; and
(10)
in the case of any the Parent or Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of the Parent or such Foreign Subsidiary for cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1); provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten business days following the receipt of such amounts.
“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.
“Change of Control” means the occurrence of any of the following:
(1)
any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than the Parent or its wholly owned Subsidiaries or its or their employee benefit plans becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total outstanding Voting Stock of the Parent or the Issuer, as disclosed in a Schedule TO or any schedule, form or other report under the Exchange Act (other than Form 13F);

(2)
the Parent merges with or into another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person (other than by way of merger or consolidation), or any Person merges with or into the Parent, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Parent is converted into or exchanged for cash, securities or other property, other than any such transaction where (x) the outstanding Voting Stock of the Parent is converted into or exchanged for Voting Stock of the surviving or transferee corporation and (y) immediately after such transaction no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power represented by the outstanding Voting Stock of the surviving or transferee corporation;
(3)
the Parent or the Issuer is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under “—Merger, Consolidation or Sale of Assets;” or

(4)	the Issuer ceases to be either a direct or indirect wholly owned Subsidiary of the Parent.
Notwithstanding the foregoing, a transaction will not be deemed to constitute a Change of Control if (1) the Parent or the Issuer becomes a direct or indirect wholly owned Subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Parent’s or the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no Person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.
“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.
“Collateral Documents” means the security documents pursuant to which the Issuer and the Guarantors grant liens in favor of the Notes Collateral Agent to secure obligations under the indenture and each series of notes.
“Collateral Release Event” shall occur on the first date when (A) there is no Equally and Ratably Secured Indebtedness outstanding (or, all Equally and Ratably Secured Indebtedness outstanding on such date shall cease to constitute Equally and Ratably Secured Indebtedness substantially concurrently with the release of the Liens on the Collateral securing the notes and the Note Guarantees), and (B) the Issuer has delivered an Officer’s Certificate to the Trustee certifying that the condition set forth in clause (A) above is satisfied.
“Consolidated Total Assets” means, with respect to any Person, the total amount of assets (less applicable reserves and other properly deductible items) as set forth on the most recent consolidated balance sheet of the Parent and computed in accordance with GAAP.
“Covered Jurisdiction” means each of the United States (including any state or subdivision thereof), Luxembourg, Ireland and any other jurisdiction designated by the Parent and approved by the Credit Agreement Administrative Agent, acting reasonably and in good faith.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Domestic Subsidiary” means a Subsidiary organized under the laws of the United States, any state thereof or the District of Columbia.
“DTC” means The Depository Trust Company.
“Equally and Ratably Secured Indebtedness” means, as of any time of determination, all Indebtedness For Borrowed Money of the Parent or a Subsidiary of the Parent that is, at such time of determination, secured by any Lien on any assets of the Parent or any of its Subsidiaries, which Lien is not a Permitted Lien. As of the Issue Date, Indebtedness For Borrowed Money outstanding under the Senior Secured Credit Facilities and the Existing Notes shall constitute Equally and Ratably Secured Indebtedness.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any indebtedness that is convertible into, or exchangeable for, Capital Stock).
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Accounts” means (i) accounts used exclusively for payroll, (ii) accounts used exclusively for payroll taxes and/or withheld income taxes, (iii) accounts used exclusively for employee wage and benefit payments, (iv) escrow accounts and trust accounts, in each case entered into in the ordinary course of business and consistent with prudent business practice conduct where the Issuer or the applicable Guarantor holds the funds exclusively for the benefit of one or more unaffiliated third parties, (v) accounts exclusively used to secure letters of credit, bank guarantees, obligations under Treasury Management Arrangements and obligations under Swap

Agreements, in each case, to the extent constituting Permitted Liens and (vi) accounts exclusively used to hold deposits from customers that are required pursuant to agreements with such customers to be held in a segregated account that, pursuant to such agreements, is not permitted to be subject to a Lien securing the Obligations in respect of the notes and the Note Guarantees.
“Excluded Assets” means (i) any fee-owned real property and any leasehold interests in real property (other than the Headquarters); (ii) motor vehicles and other assets subject to certificates of title; (iii) pledges and security interests prohibited by applicable law, rule or regulation (including any requirement to obtain the consent of any governmental authority or third party) after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar provisions under applicable law and other than proceeds and receivables thereof the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition (iv) Margin Stock and Equity Interests in any Person other than wholly-owned Subsidiaries, to the extent a pledge of such Equity Interests is prohibited by the organizational documents, or agreements with other equity holders, of such equity; (v) voting Equity Interests in any “Restricted Subsidiary” (or the equivalent thereof) under the credit agreement governing the Senior Secured Credit Facilities of any U.S. Corporate Subsidiary that is a CFC or FSHCO to the extent such Equity Interest exceeds 65% of the outstanding voting Equity Interests of such CFC or FSHCO; (vi) assets to the extent a security interest in such assets could reasonably result in a material adverse Tax consequence to the Parent or any of its “Restricted Subsidiary” (or the equivalent thereof) under the credit agreement governing the Senior Secured Credit Facilities (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Issuer; (vii) any lease, license or other agreement and any property subject to a permitted purchase money security interest or similar permitted arrangement or Lien permitted by clauses (4), (5), (7) (solely in respect of Liens referenced in clauses (4), (5) and (11) of the definition of “Permitted Liens” in the credit agreement governing the Senior Secured Credit Facilities), (9) (with respect to cash collateral or deposits), (11), (16), (19), (22) (with respect to cash collateral or deposits with a value not in excess of $50,000,000), (27), and (34) of the definition of “Permitted Liens” in the credit agreement governing the Senior Secured Credit Facilities to the extent that a grant of a security interest therein would violate or invalidate such lease, license, contract, property right or agreement or purchase money arrangement or the documents governing such Permitted Lien or create a right of termination in favor of any other party thereto (other than a the Issuer or any Guarantor), in each case (other than with respect to property subject to such purchase money interests or similar arrangements or Lien permitted by clauses (4), (5), (7) (solely in respect of Liens referenced in clauses (4), (5) and (11) of the definition of “Permitted Liens” in the credit agreement governing the Senior Secured Credit Facilities) or clause (11) of the definition of “Permitted Liens” in the credit agreement governing the Senior Secured Credit Facilities), after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or similar provisions under applicable law other than proceeds and receivables thereof and only so long as the applicable provision giving rise to such violation or invalidity or such right of termination was not incurred in anticipation of such credit agreement; (viii) those assets as to which the Issuer reasonably determines that the cost (including, without limitation, costs of notarization, taxes, stamp duties, registration or other applicable fees), consequences or burden of obtaining such a security interest or perfection thereof are excessive in relation to the benefit to the holders of the security to be afforded thereby; (ix) any of the capital stock of a “Restricted Subsidiary” (or the equivalent thereof) under the credit agreement governing the Senior Secured Credit Facilities not owned directly by the Issuer or a Guarantor; (x) any governmental licenses or state or local franchises, charters and authorizations, to the extent security interests in such licenses, franchises, charters or authorizations are prohibited or restricted thereby after giving effect to the applicable anti-assignment provisions of the UCC or similar provisions under applicable law, and other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition (xi) any assets to the extent expressly excluded pursuant to the Agreed Guarantee and Security Principles; (xii) any “intent-to-use” applications for trademarks or service marks filed in the United States Patent and Trademark Office (“PTO”), or any successor office thereto or any successor office thereto, prior to the filing and acceptance of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, only to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use application or any registration that issues from such intent-to-use application under applicable federal Law; (xiii) any Excluded Accounts; (xiv) letter-of-credit rights (except to the extent a security interest therein can be perfected by the filing of UCC financing statements or similar filings under applicable law) (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement or applicable filings under applicable law); (xv) any commercial tort claim with a value not in excess of $10,000,000; (xvi) [reserved]; (xvii) [reserved]; (xviii) Equity Interests in any “Unrestricted Subsidiary” (or the equivalent thereof) under the credit agreement governing Senior Secured Credit Facilities; and (xiv) Equity Interests in Securitization Subsidiaries, to the extent a pledge of such Equity Interests is prohibited by the applicable Qualified Securitization Financing and Securitization Assets subject to Qualified Securitization Financing or a Qualified Receivables Factoring and (xv) so long as the Senior Secured Credit Facilities are outstanding, any asset that is not pledged to secure obligations arising in respect to the Senior Secured Credit Facilities (whether pursuant to the terms of the credit agreement governing the Senior Secured Credit Facilities (and any related documents)) or as a result of any determination made thereunder, or by amendment, waiver or otherwise (other than a release in connection with payment in full thereof). In addition notwithstanding anything to the contrary in the indenture or any Collateral Document, the following assets shall not be required to be subject to a fixed charge in Ireland: (a) all plant and equipment, in each case, located in Ireland and (b) customer contracts or other agreements with third parties (including, without limitation, distribution agreements, license agreements or similar agreements), provided that, for the avoidance of doubt, the Headquarters shall be subject to a fixed charge in Ireland.
“Excluded Subsidiary” means (a) any Foreign Subsidiary of any U.S. Corporate Subsidiary and, in the case of any such Foreign Subsidiary that is a CFC, any Subsidiary of such CFC, (b) any FSHCO, (c) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Issue Date or at the time of acquisition thereof after the Issue Date and not in contemplation thereof, in each case, from guaranteeing the notes or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received or a Subsidiary a guarantee from which could reasonably result in a material adverse tax consequence to Issuer or any of its Subsidiaries (including as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction) as reasonably determined by the Issuer, (d) not-for-profit Subsidiaries, if any, (e) certain special purpose entities, (f) captive insurance companies, if any, (g) any Subsidiary where the Issuer reasonably determines in good faith that the cost, consequences or burden of obtaining a guarantee by such Subsidiary would be excessive in light of the practical benefit afforded thereby, (h) IGPHS and each other Subsidiary listed on schedule 1.01D of the Senior Secured Credit Facilities, (i) any non-wholly-owned Subsidiaries, (j) at the option of Issuer, an “Immaterial Subsidiary” under the credit agreement governing the Senior Secured Credit Facilities and (k) any Securitization Subsidiary.
“Existing Notes” means the $500.0 million aggregate principal amount of 2.875% Senior Secured Notes due 2026, issued by PRA Health Sciences, Inc.
“First Lien Intercreditor Agreement” has the meaning set forth under “—Security for the Notes— Intercreditor Agreement—First Lien Intercreditor Agreement.”
“Fitch” means Fitch Inc., and its successors.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“FSHCO” means any Domestic Subsidiary of any U.S. Corporate Subsidiary that has no material assets other than equity interests and/or indebtedness of one or more (1) Foreign Subsidiaries of any U.S. Corporate Subsidiary that were Foreign Subsidiaries of a U.S. Corporate Subsidiary on the Issue Date or (2) entities described in clause (1).
“GAAP” means generally accepted accounting principles in the United States of America.
“Government Securities” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group” means the Parent and its Subsidiaries.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
The terms “Guarantee” and “Guaranteed” shall have correlative meanings.
“Guarantor” means with respect to the notes of any series, the Parent or any Subsidiary of the Parent (other than the Issuer) that Guarantees the obligations of the Issuer under such notes, until such Note Guarantee is released in accordance with the terms of the indenture.
“Headquarters” means the corporate headquarters of the Parent as of the Issue Date, located in Dublin, Ireland.
“IGPHS” means ICON Government and Public Health Solutions, Inc.
“Indebtedness For Borrowed Money” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all indebtedness of such Person evidenced by bonds, debentures, notes or similar instruments and (c) all Guarantee obligations of such Person with respect to indebtedness of the type described in clauses (a) and (b) above of others. The Indebtedness For Borrowed Money of any Person shall include the Indebtedness For Borrowed Money of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other contractual relationship with such entity, except to the extent the terms of such Indebtedness For Borrowed Money provide that such Person is not liable therefor.
“Insolvency or Liquidation Proceeding” means, with respect to any Person, (a) any voluntary or involuntary case or proceeding under any debtor relief law with respect to any such Person, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization, examinership, rescue process, administration or other similar event, case, process, action or proceeding or private or judicial foreclosure with respect to any such Person or with respect to all or any material portion of its assets, (c) any liquidation, dissolution, examinership, rescue process, reorganization or winding up of any such Person whether voluntary or involuntary or otherwise and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of all or any material part of the assets and liabilities of any such Person. In addition, in respect of any Guarantor incorporated in Luxembourg or having its “centre of main interests” in Luxembourg, “Insolvency or Liquidation Proceeding” shall also mean a Luxembourg Insolvency Event.
“Issue Date” means    , 2024.
“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), BBB- or better by S&P (or its equivalent under any successor rating categories of S&P) and a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) or the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Parent.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, license, pledge, hypothecation, encumbrance, assignment, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that any precautionary UCC financing statements or similar filings (including any filing of a UCC financing statement or other filing with a Governmental Authority in respect of an operating lease or a consignment) and any filings with any Governmental Authority in respect of any license shall not constitute Liens to the extent that such operating lease, consignment or license to which the filings relate are otherwise Permitted Liens hereunder; provided that in no event shall any operating lease or any non-exclusive license, sub-license or cross-license to intellectual property be deemed to constitute a Lien.
“Luxembourg” means the Grand Duchy of Luxembourg.
“Luxembourg Insolvency Event” means, in relation to any entity incorporated or existing under the laws of Luxembourg or any of their assets, any corporate action, legal proceedings or other procedure or step in relation to bankruptcy (faillite), insolvency, judicial or voluntary liquidation (liquidation judiciaire ou volontaire), moratorium or reprieve from payment (sursis de paiement), administrative dissolution without liquidation (dissolution administrative sans liquidation), fraudulent conveyance (action paulienne), out-of-court mutual agreement (réorganisation extra-judiciaire par accord amiable), judicial reorganisation in the form of a stay to enter into a mutual agreement (sursis en vue de la conclusion d'un accord amiable), judicial reorganisation by collective agreement (réorganisation judiciaire par accord collectif), judicial reorganisation by transfer of assets or activities (réorganisation judiciaire par transfert sous autorité de justice), conciliation (conciliation) or protective measures (mesures en vue de préserver les entreprises), general settlement with creditors, reorganisation or any other similar proceedings affecting the rights of creditors generally, the appointment of a a juge-commissaire, a mandataire judiciaire, a conciliateur, an administrateur provisoire, a liquidateur or a curateur.
“Margin Stock” has the meaning assigned to such term in Regulation U of the Board of Governors of the Federal Reserve System of the United States of America.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.
“Note Guarantee” means the Guarantee by each Guarantor of the obligations of the Issuer under the indenture and the applicable series of notes.
“Obligations” means any principal, interest (including all post-petition interest, fees, and expenses, whether or not allowed or allowable in the applicable Insolvency or Liquidation Proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness For Borrowed Money.
“Offer to Purchase” means a Change of Control Offer or Alternate Change of Control Offer.
“Officer” has the meaning set forth under the definition of “Officer’s Certificate.”
“Officer’s Certificate” means a certificate signed by the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary, an Assistant Secretary, or any Director (each such Person, an “Officer”) of the Parent or the Issuer, as applicable, and delivered to the Trustee.
“Parent” means ICON public limited company, an Irish public limited company.
“Pari Passu Indebtedness” means Indebtedness for Borrowed Money of the Issuer or a Guarantor that is secured equally and ratably by Liens on the Collateral with the same priority as the Liens securing the notes; provided that an authorized representative of the holders of such Indebtedness for Borrowed Money shall be a party to the First Lien Intercreditor Agreement.
“Permitted Liens” means:
(1)	Liens to secure obligations with regard to Treasury Management Arrangements and hedging obligations;
(2)	Liens in favor of the Parent or any Subsidiary;
(3)
Liens on property or Equity Interests of another Person existing at the time such other Person becomes a Subsidiary of the Parent or is merged with or into or consolidated with the Parent or any Subsidiary of the Parent; provided that such Liens (a) are not incurred in contemplation thereof and (b) do not extend to any other property owned by the Parent or any of the Subsidiaries (other than after acquired property of such Person (to the extent required to become subject to such Liens under the terms of the applicable agreements as in effect at the time such Person becomes a Subsidiary of the Parent) assets and property affixed or appurtenant thereto);
(4)
Liens on property (including Equity Interests) existing at the time of acquisition of the property by the Parent or any Subsidiary of the Parent; provided that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(5)
Liens (a) to secure the performance of, or arising in connection with, public or statutory obligations (including worker’s compensation laws, unemployment insurance laws or similar legislation), insurance, surety or appeal bonds, performance bonds or other obligations of a like nature, good faith deposits in connection with bids, tenders, contracts (other than for the payment of indebtedness) or leases, deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business (including Liens to secure letters of credit or similar instruments issued to assure payment or performance of such obligations), (b) in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Parent or any Subsidiary supporting obligations of the type set forth in clause (a) above and (c) Liens on cash and Cash Equivalents securing letters of credit issued in the ordinary course of business;

(6)	Liens on securities that are the subject of repurchase agreements permitted hereunder;
(7)
Liens (a) to secure Capital Lease Obligations or in connection with any sale and leaseback arrangements or finance lease obligations and (b) on indebtedness (including Capital Lease Obligations) incurred to finance the acquisition, construction, installation, maintenance, service, repair, replacement, remodeling, modernization, expansion, upgrade, development, update or improvement of property (real or personal), equipment or other assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) used or useful in the business of the Parent and its Subsidiaries; provided that such Liens attach concurrently with or within 365 days after the acquisition, construction, installation, maintenance, service, repair, replacement, remodeling, modernization, expansion, upgrade, development, update or improvement of the property subject to such Liens; provided, further, that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;

(8)
Liens existing on the Issue Date (other than Liens securing the Senior Secured Credit Facilities, the Existing Notes and the related note guarantees and any modifications, replacements, renewals or extensions thereof; provided that such modified, replacement, renewal or extension Lien does not extend to any additional property other than (x) after-acquired property that is affixed or incorporated into the property covered by such Lien and (y) proceeds and products thereof);

(9)
Liens for taxes, assessments or other governmental charges or claims that are (a) not yet delinquent, or (b) being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with, and to the extent required by, applicable accounting standards;

(10)
Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, either (a) incurred in the ordinary course of business or (b) for sums not yet due or being contested in good faith by appropriate proceedings;

(11)
survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of their properties which were not incurred in connection with indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12)	Liens securing the notes and the Note Guarantees;
(13)	Liens on insurance policies, premiums and proceeds thereof, or other deposits, to secure insurance premium financings and other liabilities to insurance carriers;

(14)
Liens arising from UCC financing statement filings regarding operating leases or consignments entered into by the Parent and the Subsidiaries and other precautionary UCC financing statements or similar filings;

(15)
Liens securing or arising out of judgments, decrees, orders, awards or notices of lis pendens and associated rights related to litigation with respect to which such Person shall then be proceeding with an appeal or other proceedings for review, or in respect of which the period within which such appeal or proceedings may be initiated shall not have expired, and Liens on litigation proceeds securing obligations to pay expenses incurred in connection with such litigation;

(16)
Liens arising by virtue of any statutory or common law provisions relating to banker’s liens and rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution or as to purchase orders and other agreements entered into with customers in the ordinary course of business;

(17)	Liens on cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of indebtedness;
(18)
Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(20)	Liens securing obligations in respect of obligations under or in respect of Swap Agreements;
(21)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(22)
Liens on equipment or inventory of the Parent or any Subsidiary granted in the ordinary course of business to the Parent’s or such Subsidiary’s supplier at which such equipment or inventory is located;

(23)
any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture, minority investment or similar arrangement pursuant to any joint venture, shareholder, investor rights or similar agreement;

(24)
leases, subleases, non-exclusive licenses or non-exclusive sublicenses granted to third parties entered into in the ordinary course of business which do not materially interfere with the conduct of the business of the Parent and the Subsidiaries and which do not secure any indebtedness;

(25)
Liens (a) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection and (b) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business, including Liens encumbering reasonable customary initial deposits and margin deposits;

(26)
ground leases in respect of real property on which facilities owned or leased by the Parent or any of its Subsidiaries are located and other Liens affecting the interest of any landlord (and any underlying landlord) of any real property leased by the Parent or any Subsidiary;

(27)
Liens to secure contractual payments (contingent or otherwise) payable by the Parent or its Subsidiaries to a seller after the consummation of an acquisition of a product, business, license or other assets;

(28)
Liens on any assets held by a Trustee (i) under any indenture or other debt instrument where the proceeds of the securities issued thereunder are held in escrow pursuant to customary escrow arrangements pending the release thereof, and (ii) under any indenture pursuant to customary discharge, redemption or defeasance provisions; and

(29)
any interest or title of a lessor or licensor under any lease, sublease, license or sublicense entered into by the Parent or any Subsidiary (A) existing on the Issue Date (but not created in contemplation hereof), (B) entered into in the ordinary course of its business or (C) entered into in connection with an acquisition;

(30)
usual and customary Liens incurred to secure ACH Indebtedness, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services and Liens in the nature of the right of setoff in favor of counterparties to contractual agreements with the Parent and its Subsidiaries in the ordinary course of business;

(31)
Liens on deposits or other amounts held in escrow to secure payments (contingent or otherwise) payable by the Parent or any of its Subsidiaries with respect to the settlement, satisfaction, compromise or resolution or judgments, litigation, arbitration or other disputes;

(32)
other Liens securing Indebtedness For Borrowed Money to the extent such Indebtedness For Borrowed Money, when taken together with all other Indebtedness For Borrowed Money secured by Liens incurred pursuant to this clause (32) that are at that time outstanding, do not exceed the greater of (a) $1,000.0 million and (b) 5% of Consolidated Total Assets of the Parent and its Subsidiaries as of the most recent balance sheet of the Parent;

(33)
Liens on Securitization Assets in connection with Qualified Securitization Financing or a Qualified Receivables Factoring or Liens existing by reason of other contractual requirements of a Securitization Subsidiary or any Qualified Securitization Financing or Qualified Receivables Factoring;

(34)	purchase options, calls and similar rights of, and restrictions for the benefit of, a third party with respect to Equity Interests held by the Parent or any Subsidiary in joint ventures; and
(35)	Liens securing the Headquarters arising as a result of a Sale and Leaseback Transaction thereof.
For the avoidance of doubt, the inclusion of any specific Lien in the definition of Permitted Liens shall not give rise to any implication that the obligations secured by such Lien constitute Indebtedness For Borrowed Money.
For purposes of determining compliance with this definition, (A) Permitted Liens need not be incurred solely by reference to one category of Permitted Liens described above but are permitted to be incurred in part under any combination thereof and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens described above, the Parent may, in its sole discretion, classify or reclassify such item of Permitted Liens (or any portion thereof) in any manner that complies with this definition and the Parent may divide and classify a Lien in more than one of the types of Permitted Liens in one of the above clauses.
“Person” means any individual, corporation, company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
“Pounds Sterling” means the lawful currency of the United Kingdom.
“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class of classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Qualified Receivables Factoring” means any transaction or series of transactions that may be entered into by the Parent or any Subsidiary pursuant to which the Parent or such Subsidiary may sell, convey, assign or otherwise transfer Securitization Assets (which may include a backup or precautionary grant of security interest in such Securitization Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person other than a Securitization Subsidiary, which may include Standard Securitization Undertakings. The grant of a security interest in any accounts receivable of the Parent or any of its Subsidiaries to secure the Obligations shall not be deemed to be a Qualified Receivables Factoring.
“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Parent and the Securitization Subsidiary as determined by the Parent in good faith and (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value as determined by the Parent in good faith. The grant of a security interest in any Securitization Assets of the Parent or any of its Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness For Borrowed Money under any indenture prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.
“Rating Agencies” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Parent as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.
“Rating Event” means (1) with respect to the 2027 notes, the rating on the 2027 notes is lowered by at least two of the three Rating Agencies and the 2027 notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, (2) with respect to the 2029 notes, the rating on the 2029 notes is lowered by at least two of the three Rating Agencies and the 2029 notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, and (3) with respect to the 2034 notes, the rating on the 2034 notes is lowered by at least two of the three Rating Agencies and the 2034 notes are rated below an Investment Grade Rating by at least two of the three Rating Agencies, in each case, on any date from the date of the first public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following such public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the applicable Notes is under publicly announced consideration for possible downgrade by at least two of the Rating Agencies); provided that a Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform us that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Rating Event). The Trustee shall not be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Event with respect to the Notes has occurred.
“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Securitization Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, in each case, that are customary (as determined in good faith by the Parent) for non-recourse receivables financings.
“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.
“S&P” means S&P Global Ratings, a business unit of S&P Global Inc., and any successor to its rating agency business.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Securitization Assets” means (a) the accounts receivable, royalty or other revenue streams and other rights to payment and other assets related thereto and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in a securitization financing.
“Securitization Financing” means any transaction or series of transactions that may be entered into by the Parent or any of its Subsidiaries pursuant to which the Parent or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Parent or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in (which in either case may include a backup or precautionary grant) any Securitization Assets of the Parent or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.
“Securitization Subsidiary” means a wholly-owned Subsidiary of the Parent (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Parent or any Subsidiary of the Parent makes an investment and to which the Parent or any Subsidiary of the Parent transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of the Parent or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors or such other Person (as provided below) as a Securitization Subsidiary.
“Security Agreement” means that certain U.S. Pledge and Security Agreement, to be entered into by and among each of the grantors party thereto and the Notes Collateral Agent.
“Senior Secured Credit Facilities” means the revolving credit facility and term loan facilities under the Credit Agreement, dated as of July 1, 2021, as amended on November 29, 2022, May 2, 2023, March 14, 2024 and as further amended, restated, modified and supplemented from time to time, including, in each case, any related notes, mortgages, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any appendices, exhibits, annexes or schedules to any of the foregoing (as the same may be in effect from time to time) and any amendments, supplements, modifications, extensions, renewals, restatements, refundings, replacements, exchanges or refinancings thereof (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise) and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that extend, replace, refund, replace, exchange, refinance, renew or defease any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding, exchange or refinancing facility or indenture that increases the amount permitted to be borrowed or issued thereunder or alters the maturity thereof or adds “Restricted Subsidiaries” (as defined therein) as additional borrowers or guarantors thereunder and whether by the same or any other agent, Trustee, lender or group of lenders, investors, holders or otherwise.
“Series” means (i) the notes, (ii) the obligations under the Senior Secured Credit Facilities, (iii) the obligations under the Existing Notes and (iv) each other issuance or incurrence of indebtedness constituting First Priority Obligations that is secured on a pari passu basis with the foregoing.
“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of First Priority Obligations (or their respective collateral agents) hold a valid and perfected security interest at such time. If more than two Series of First Priority Obligations are outstanding at any time and the holders of less than all Series of First Priority Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Priority Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.
“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X under the Securities Act.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Parent or any Subsidiary of the Parent that are customary (as determined by the Parent in good faith) in a Securitization Financing or a Qualified Receivables Factoring, including without limitation those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that a Receivables Repurchase Obligations shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness For Borrowed Money, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness For Borrowed Money as of its date of issue, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, (i) any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held; and (ii) in the case of any Person incorporated in Ireland, any subsidiary of that Person within the meaning of Section 7 of the Irish Companies Act 2014 or Regulation 4 of the European Communities (Companies Group Accounts) Regulations 1992.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or its Subsidiaries shall be a Swap Agreement.
“Tax” means all present or future taxes, levies, imposts, duties, assessments, withholdings or similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse transfers, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting, trade finance services and other cash management services.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“U.S. Corporate Subsidiary” means a Domestic Subsidiary of Parent that is treated as a corporation for U.S. federal income tax purposes.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person of the class or classes that has the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

BOOK-ENTRY, DELIVERY AND FORM
The Notes will be represented by one or more notes in registered global form, without interest coupons attached. On the date of closing, these global notes (the “Global Notes”) will remain in the custody of the Trustee and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, including, if applicable, those of Euroclear and Clearstream, which may change from time to time. Beneficial interests in the Global Notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.”
Depositary Procedures
The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Issuer takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
DTC has advised the Issuer that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “participants”) and to facilitate the clearance and settlement of transactions in those securities between participants through electronic book-entry changes in accounts of its participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (collectively, the “indirect participants”). Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.
DTC has also advised the Issuer that, pursuant to procedures established by it:
(1)	upon deposit of the Global Notes, DTC will credit the accounts of participants with portions of the principal amount of the Global Notes; and
(2)
ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream will hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank SA/NV, as operator of Euroclear, and Clearstream Luxembourg, S.A. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC.
Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, the Issuer and the Trustee under the notes will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, none of the Issuer, the Trustee nor any of their respective agents has or will have any responsibility or liability for:
(1)
any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.
DTC has advised the Issuer that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or the Issuer. None of the Issuer, the Trustee or any of their respective agents will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and the Issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
Cross-market transfers between the participants in DTC, on the one hand, and DTC participants acting on behalf of Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of DTC participants acting on behalf of Euroclear or Clearstream, as the case may be; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to the DTC participant acting on its behalf to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the DTC participants acting on behalf of Euroclear or Clearstream.
DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the Indenture, DTC reserves the right to exchange the Global Notes for notes in certificated form, and to distribute such notes to its participants.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuer or the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes
A Global Note is exchangeable for definitive notes in registered certificated form, or “Certificated Notes,” if:
(1)
DTC (a) notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Issuer fails to appoint a successor depositary; or

(2)	there has occurred and is continuing a default or event of default under the Indenture.
In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures), and the Certificated Notes shall bear appropriate legends indicating the transfer restrictions applicable thereto.
Same Day Settlement and Payment
The Issuer will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Issuer will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

LIMITATIONS ON VALIDITY AND ENFORCEABILITY OF THE NOTE ISSUANCE, THE GUARANTEES AND SECURITY INTERESTS AND CERTAIN INSOLVENCY LAW CONSIDERATIONS
The following is an overview of certain insolvency consideration and limitations on the validity and enforceability of the issuance of the Notes, the guarantees and the security interests in the collateral in certain jurisdictions outside of the United States in which a material portion of the collateral is located.
Ireland
Enforceability
The issuer and certain guarantors of the notes are companies incorporated under the laws of Ireland (any such company, an “Irish Obligor”).
It may not be possible to enforce court judgments obtained in the United States against any Irish Obligor in Ireland, based on the civil liability provisions of the U.S. federal or state securities laws. In addition, there is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against an Irish Obligor or its directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against an Irish Obligor or those persons based on those laws.
Centre of Main Interest
Each Irish Obligor has its registered office in Ireland and, as a result, there is a rebuttable presumption that its COMI is in Ireland and consequently that any main insolvency proceedings applicable to it would be governed by Irish law. However, there are a number of factors that are taken into account to ascertain the COMI of a company. For example, the COMI should correspond to the place where the company conducts the administration of its interest on a regular basis. The point at which the COMI of a company is determined at the time that the relevant insolvency proceedings are opened. If the COMI of an Irish Obligor is not located in Ireland, and is held to be in a different jurisdiction within the European Union, main insolvency proceedings may not be opened in Ireland. Under the EU Insolvency Regulation, territorial or secondary proceedings may be commenced in other Member States of the European Union (except Denmark) even if the COMI is in Ireland; provided that the company has an establishment in that other Member State. The effects of these secondary proceedings would be restricted to the assets of the relevant company situated in that other Member State.
Insolvency
Irish insolvency law may not be as favorable to investors’ interests as the laws of the United States or other jurisdictions with which investors are familiar. In the event that an Irish Obligor experiences financial difficulty, it is not possible to predict with certainty the outcome of insolvency or similar proceedings.
Any insolvency proceedings applicable to an Irish Obligor will be likely to be governed by Irish insolvency laws so long as the COMI of the Irish Obligor is in Ireland. Irish insolvency laws and other limitations could limit the enforceability of any guarantee granted, or security interest created, by an Irish Obligor, irrespective of the governing law or jurisdiction of such guarantee or security interest. Where a guarantee or security interest is granted by an Irish Obligor that is governed by the laws of another country, the Irish court should apply that foreign law to the guarantee or security interest notwithstanding that the Irish Obligor has entered insolvency proceedings governed by Irish insolvency law.
Certain aspects of Irish insolvency law relating to limitations on note issuances or a guarantee or security interest provided by a company (such as an Irish Obligor) could adversely affect investors, their ability to enforce their rights under such guarantee or security and/or other security in respect of the notes and, therefore, may affect the validity or enforceability of such note issuance, guarantee or security and limit the amounts that investors may receive in an insolvency of the issuer or the provider of such guarantee or security (such as an Irish Obligor).
Liquidation
Liquidation is a procedure under which the assets of a company are realized and distributed by the liquidator to creditors in the statutory order of priority prescribed by the Irish Companies Act (see “—Priority of Claims on Liquidation”). A company can itself resolve to put itself into liquidation (a ‘voluntary’ liquidation, being either a members’ voluntary liquidation if the company is solvent or a creditors’ voluntary liquidation if insolvent) or a court can be petitioned by creditors or contributors of a company to put the company into liquidation, being a court liquidation. At the end of the liquidation process the company is dissolved.
In a liquidation, no proceedings or other actions may be commenced or continued against the company except by leave of the court and subject to such terms as the court may impose (although security enforcement is not affected).
Priority of Claims on Liquidation
Under Irish insolvency law, the liabilities of a company such as an Irish Obligor would be paid only after certain of its other debts which are entitled to priority under Irish law, as set out below.
The general priority of claims on insolvency is as follows (in descending order of priority):
•	First-ranking claims: remuneration, costs and expenses of an examiner where a company goes into liquidation after a failed examinership process that are approved by a court (see “—Examinership”);
•	Second-ranking claims: holders of fixed charge security and creditors with a proprietary interest in assets of the debtor company;
•
Third-ranking claims: expenses certified by the examiner under section 529 of the Irish Companies Act being liabilities incurred by the company during the protection period which the examiner deems necessary to allow the company to continue to operate through the protection period, which certification may be reviewed by the court;

•	Fourth-ranking claims: costs and expenses of the winding up of the company;
•	Fifth-ranking claims: liquidator’s fees;
•
Sixth-ranking claims: any sum which would have been deducted from the remuneration of an employee in respect of an employment contribution (as defined in the Social Welfare Consolidation Act 2005 of Ireland) for a period of employment before a winding-up had that remuneration been paid before the winding-up;

•
Seventh-ranking claims: preferential creditors. Preferential debts include (but are not limited to) debts owed by the insolvent company in relation to: (i) certain pension entitlements; (ii) wages and salaries of employees for work done in a defined period before the insolvency date, up to a maximum per person; and (iii) holiday pay due to any employee whose contract has been terminated, whether the termination takes place before or after the insolvency date. As between one another, preferential debts rank equally;

•
Eighth-ranking claims: holders of floating charge security, according to the priority of their security, such as the floating charges included in the security purported to be provided by an Irish Obligor in support of guarantees in respect of the New notes granted by the Irish Obligor (see “—Challenges to Notes Issuance, Guarantees and Security—Floating Charges”);

•	Ninth-ranking claims: unsecured creditors;
•	Tenth-ranking claims: shareholders. If after the repayment of all unsecured creditors in full, any remaining funds exist, these will be distributed to the shareholders of the insolvent company.
Within each category, all claims in that category must receive full payment before any proceeds are distributed to the creditors in the subsequent category.
Receivership
A receiver is a person appointed by a security holder to realize the assets secured by a security document in discharge or part discharge of a debtor’s liability to a security holder. The receiver’s function is to take possession of the secured assets and discharge any unpaid indebtedness from the proceeds. The powers conferred on a receiver, and the circumstances of a receiver’s appointment, depend to a large extent on the provisions of the particular security document and are also set forth in the Irish Companies Act, which gives a receiver a wide range of statutory powers in addition to any powers contained in the security document. A receiver appointed by a floating charge holder is required to pay the preferential debts out of proceeds in priority to the principal and interest secured by the floating charge.

The terms of the security document may provide for the appointment of a receiver-manager, in which case the receiver can continue to operate the business during the course of the receivership with a view to maximizing the value of the charged assets. The terms of the security governed by Irish law which is granted in respect of the notes provide broad powers in favor of any receiver appointed pursuant to the terms thereof.
Examinership
Examinership is a court moratorium/protection procedure available under the Irish Companies Act to facilitate the survival of Irish companies (in whole or in part) in financial difficulty. Examinership is a rescue mechanism which can be used by a company in financial difficulty where that company has a reasonable prospect of survival, if restructured. It allows a company a period of protection from its creditors within which time the examiner will endeavor to put together a survival plan. During this period of protection of 70 days from the date of presentation of the petition (which period may be extended by a further 30 days or, where the Irish court needs more time to consider the examiner’s final report, such further period as the Irish court determines) it may not be wound up, no holders of guarantees or security may take any steps to enforce such guarantees or security against the company. There are four primary pre-requisites to the appointment of an examiner: (i) that the company is, or is likely to be, unable to pay its debts; (ii) that no resolution subsists for the winding up of the company; (iii) that no order has been made for the winding up of the company; and (iv) that there is a reasonable prospect of survival of the company as a going concern.
In examinership, the scheme of arrangement can be approved involving the writing down of the level of debts due from the company to the holders of guarantees and security, including fixed and floating charges. A compromise or scheme of arrangement under an examinership may be approved by the Irish High Court when it is satisfied that:
(a)
a majority in number of creditors whose interests or claims would be impaired by the implementation of the proposals, representing a majority in value of the claims that would be impaired by the implementation of the proposals, have accepted the proposals; or

(b)
(i)
a majority of the voting classes of creditors whose interests or claims would be impaired by the scheme of arrangement have accepted them, provided that at least one of those creditor classes is a class of secured creditors or is senior to the class of ordinary secured creditors (for example, creditors whose claims are afforded preferential status pursuant to statute); or

(ii)
where the condition prescribed in (i) above has not been satisfied, at least one voting class of creditors whose interests or claims would be impaired by the scheme of arrangement and who would be an “in the money creditor” in a liquidation has voted in favor of the scheme of arrangement.

That said, the court will only in exceptional circumstances approve a scheme of arrangement where the holders of a fixed or floating charge would get less under the scheme of arrangement than they would obtain in realizing the assets the subject of the fixed or floating charges.
The primary risks to the holders of the notes if an examiner were appointed to an Irish Obligor are as follows:
•	the Trustee would not be able to take proceedings to enforce rights (including under the guarantees or the security documents) against such entity during the period of examinership;
•
the potential for a compromise or scheme of arrangement being approved involving the writing down or rescheduling of any debt due by an Irish Obligor irrespective of the views of the holders of the notes;

•
the potential for the examiner to seek to set aside any negative pledge in the documents pertaining to the notes prohibiting the creation of security or the incurring of borrowings by an Irish Obligor to enable the examiner to borrow to fund an Irish Obligor during the protection period; and

•
in the event that a scheme of arrangement is not approved and an Irish Obligor subsequently goes into liquidation, the examiner’s remuneration and expenses (including certain borrowings incurred by the examiner on behalf of an Irish Obligor and approved by the Irish High Court) will take priority over the monies and liabilities which from time to time are or may become due, owing or payable by an Irish Obligor to, ultimately, the holders of the notes.

Furthermore, the court may order that an examiner shall have any of the powers that a liquidator appointed by the court would have, which could include the power to apply to have transactions set aside under Sections 604 or 608 of the Irish Companies Act or Section 74(3) of the Irish Land and Conveyancing Law Reform Act 2009 (as amended).
Scheme of Arrangement
A scheme of arrangement is a formal procedure under Part 9 of the Irish Companies Act which enables a company to agree to a compromise or arrangement with its creditors or any class of its creditors in respect of its debts or obligations owed to those creditors. A scheme of arrangement can apply to companies established in Ireland in accordance with Part 21 of the Irish Companies Act. A scheme of arrangement requires the following to occur in order to become legally binding:
•
the approval of a majority in number representing at least 75% in value of the creditors or class of creditors present in person or by proxy and voting at the meeting convened to approve the scheme of arrangement;

•	the approval of the High Court of Ireland (the “Irish High Court”) by the making of an order sanctioning the scheme of arrangement; and
•	the delivery of the order sanctioning the scheme of arrangement to the Registrar.
If the scheme of arrangement is approved by the requisite majorities and sanctioned by the Irish High Court and the order sanctioning the scheme of arrangement is delivered to the Registrar, the scheme of arrangement will become effective in accordance with its terms and bind all the creditors subject to it, both those creditors who voted in favour of it and those creditors who voted against it or did not vote at all and, in each case, their respective successors and assigns.
A scheme of arrangement cannot be sanctioned by the Irish High Court unless the Irish High Court is satisfied, amongst other things, that the relevant provisions of Part 9 of the Irish Companies Act have been complied with and an intelligent and honest person, a member of the class concerned and acting in respect of his or her own interest, might reasonably approve the scheme of arrangement.
For the purposes of the foregoing, “Registrar” means the person appointed by the Irish Minister for Jobs, Enterprise and Innovation pursuant to Section 887 (3) of the Irish Companies Act responsible for maintaining the central repository of public statutory information on Irish companies and business names.
Small Company Administrative Rescue Process
The Small Company Administrative Rescue Process (“SCARP”) is a restructuring process introduced by the Irish Companies (Rescue Process for Small and Micro Companies) Act 2021 that is available exclusively to small and micro companies incorporated and registered under the Irish Companies Act.
A small company (excluding a holding company and ineligible companies) is defined as one fulfilling two or more of the following requirements in relation to a financial year:
(a)	the amount of turnover does not exceed €12.0 million;
(b)	the balance sheet total of the company does not exceed €6.0 million; and
(c)	the average number of employees does not exceed 50.
A company qualifies as a micro company if it satisfies at least two of the following conditions:
(a)	the amount of turnover does not exceed €700,000;
(b)	the balance sheet total of the company does not exceed €350,000; and
(c)	the average number of employees does not exceed 10.
SCARP is a debtor in possession process which involves the appointment of a “Process Advisor” to an eligible insolvent company (for a maximum of 70 days) and the formulation by the Process Advisor of proposals for a rescue plan that will enable the company to survive as a going concern (the “Rescue Plan”). The Rescue Plan is similar to a scheme under an examinership and will provide for the treatment of creditors’ claims in the restructuring, any adjustment of the rights of shareholders, and a structure for the investment underpinning the restructuring.
The Process Advisor has the power to apply to the court to repudiate certain contracts. The Process Advisor may also enter into negotiations with parties to the contract in order to seek variations or modifications to terms in order to prevent them being proposed for repudiation under the Rescue Plan. The court may accede to requests to repudiate contracts where it is satisfied that it necessary for the survival of the eligible company, and the whole or any part of its undertaking, as a going concern, that the relevant contract be repudiated. The counter party to any contract that the Process Advisor seeks to repudiate under the Rescue Plan has a right to object to the repudiation of any such contract under the Rescue Plan. Any person who suffers loss or damage as a result of such repudiation shall be treated as an unsecured creditor of the company for the amount of such loss or damage.
The Process Advisor must call meetings of such classes of members and creditors as appropriate to consider the Rescue Plan no later than 49 days after the date on which the Process Advisor is appointed. A Rescue Plan is deemed approved by a meeting of members or creditors (or of a class of members or creditors) when 60% in number representing a majority in value of the claims represented at that meeting have voted in favor of the resolution. A Rescue Plan can be given effect as against a class of creditors that votes against it provided that it is accepted by at least one class of impaired creditor and 21 days pass without any creditor objecting to the Rescue Plan. A creditor or member may object to a rescue plan on various grounds, including that it is unfairly prejudicial, put forward for an improper purpose or the votes were obtained by improper means. The court will consider any objection and can exercise its discretion to confirm, modify or refuse the Rescue Plan. In refusing to sanction a Rescue Plan, the court must be satisfied that the proposals are unfair and inequitable to the objector whose interests may be impaired and that they are unfairly prejudicial to the objector. Where the court confirms the Rescue Plan, it shall be binding on all creditors, members of the guarantor.
The SCARP process is similar to examinership (as discussed above) but differs from examinership in some material ways, including:
The Revenue Commissioners of Ireland (and other state creditors) may object to the inclusion of certain “excludable liabilities” (pertaining to unpaid taxes and liabilities with respect to the Revenue Commissioners of Ireland and the Department of Social Protection and other liabilities arising from the Redundancy Payments and Protection of Employees Acts).
There is no automatic stay on enforcement in a SCARP but the company itself, its directors or the Process Advisor can apply to an Irish Court to restrain or stay proceedings against the company.
The SCARP process cannot be initiated by a creditor.
The SCARP process is not recognized under the Recast Insolvency Regulation (2015/848).
Challenges to Note Issuance, Guarantees and Security
There are circumstances under Irish insolvency law in which transactions, including the granting by an Irish company of security and guarantees can be challenged. In most cases this will only arise if a liquidator is appointed to the company within a specified period of the granting of the guarantee or security. Therefore, if during the specified period a liquidator is appointed to a company, the liquidator may challenge the validity of the security or guarantee given by such company. We cannot be certain that, in the event of the onset of the insolvency of a provider of a guarantee or security (such as an Irish Obligor) if the main insolvency proceedings applicable to the provider would be governed by Irish insolvency law that is within any of the requisite time periods set forth below, the grant of any guarantee or security will not be challenged or that a court would uphold the transaction as valid.
Fraudulent Preference
Under Irish insolvency law, a liquidator of a company could apply to the court for an order to set aside a security interest or a guarantee granted or a payment made by such company (or give other relief) on the grounds such security interest or such guarantee or payment constituted an unfair preference. The grant of a security interest or guarantee or making of a payment is an unfair preference if it has the effect of placing a creditor (or a surety or guarantor of the company) in a better position in the event of the company’s insolvent liquidation than if the security interest or guarantee or payment had not been granted or made. For a challenge to be made, the decision to prefer must be made within the period of six months ending with the commencement of the liquidation if the beneficiary of the security interest or the guarantee or payment is not a “connected person.” The look back period is two years if the beneficiary is a connected person. In addition, the company must have been insolvent at the time it gave the preference or become unable to pay its debts as a result. A court will not make an order in respect of an unfair preference of a person unless it is satisfied that the dominant intention of the transaction was to prefer one creditor over other creditors. If the court determines that the transaction was an unfair preference, the court can make such order as it thinks fit to restore the position to what it would have been if that preference had not been given (which could include reducing payments under the guarantees or setting aside the security interests or guarantees). There is protection for a third party that benefits from the transaction and acted in good faith and for value.
Improper Transfer/ Transaction Having the Effect of a Fraud on Creditors
Irish insolvency law provides that when a company is insolvent or near insolvency its assets are held for the benefit of its creditors. Pursuant to the Irish Companies Act, if it can be shown on the application of a liquidator, creditor or contributory of a company which is being wound up, to the satisfaction of the Irish High Court, that any property of that company was disposed of (including a disposal by way of charge, security assignment or mortgage) and the effect of such a disposal was to “perpetrate a fraud” on the company, its creditors or members, the Irish High Court may, if it deems it just and equitable to do so, order any person who appears to have “use, control or possession” of the property concerned, or of the proceeds of the sale or development of that property, to deliver it or them, or to pay a sum in respect of it to the liquidator on such terms as the High Court sees fit. There are also circumstances where a creditor or receiver could invoke this provision of Irish law where a winding-up has not taken place due to the lack of assets to fund a liquidation.
There is relatively little case law on the interpretation of these sections of the Irish Companies Act. However, it is clear that the Irish High Court can apply a very wide interpretation to the provision so as to allow virtually any kind of transaction to come within its scope. It is also clear that the Irish High Court will not require the liquidator or creditor challenging a transaction to prove intent to defraud creditors, rather they will only have to show that the effect of the transaction was to perpetrate a fraud on creditors.
Notwithstanding the lack of judicial guidance, it is considered likely that the Irish High Court would not regard a transaction as having the effect of a fraud upon creditors if the transaction was concluded on market terms and not at an undervalue so that, in effect, the balance sheet of the company concerned was not immediately adversely impacted following the completion of the transaction.
Finally, it should be noted that in order for these provisions of the Irish Companies Act to have any effect on the entry into of, or any payment under, any guarantee of the notes by the Irish Obligor, there must first be an insolvency of the Irish Obligor (whether by virtue of liquidation, receivership or an examinership).
Floating Charges
Floating charges, such as those which are included in the security purported to be provided by each Irish Obligor in support of the Notes and the guarantees granted by each Irish Obligor in respect of the notes (save for the charge over shares, which will take the form of a fixed charge), are a form of security which allow a company to manage assets subject to the charge in the ordinary course of its business, meaning that such assets can be effectively disposed of by the charging company so as to give a third party good title to the assets free of the floating charge prior to such time as the floating charge crystallizes and fixes over the assets. Events that crystallize the floating security will be set out in the security document establishing such charge together with certain crystalizing events that occur by operation of law. The floating security would include any charge that was stated to be or purported to be a fixed charge in the document that created it but which, on a proper interpretation, is rendered or deemed a floating charge.
Fixed charge security has a number of advantages over floating charge security. As set out above, a floating charge holder ranks behind a fixed charge holder in the order of priority of claims on insolvency. Under Irish law, a court has discretion to recharacterize as floating charges any security interests expressed to be created as fixed charges where the charge does not have the requisite degree of control over the relevant chargor’s ability to deal with the relevant assets and the proceeds thereof or does not exercise such control in practice. Irish case law has interpreted the requisite level of control to a high standard.

Under Irish insolvency law, if a company is shown to have been insolvent at the time of (or as a result of) granting a floating charge then such floating charge can be avoided on the action of a liquidator if it was granted in the period of one year ending with the commencement of the insolvency process (or two years if grant was to a connected person).
Dispositions in Winding-up
Under the Irish Companies Act, any dispositions of a company’s property made after the date of liquidation are void, unless the court orders otherwise.
Asset Swelling on Insolvency
Where there is a shortfall of available assets, the Irish Companies Act provides that on the application of the liquidator or any creditor or contributory of a company that is being wound up, the court, if it is satisfied that it is just and equitable to do so, may order that a company that is or has been related to the company being wound up shall pay to the liquidator of that company an amount equivalent to the whole or part of all or any of the debts provable in that winding up. Any such order may be made on such terms and conditions as the court thinks fit.
The Irish Companies Act provides that, where two or more related companies are being wound up under Irish insolvency law, and if the court is satisfied that it is just and equitable to do so, both companies may be wound up together as if they were one company (a “pooling order”). A pooling order does not affect the rights of any secured creditor of any companies which are subject to it.
Financial assistance
The issuance of notes and the giving of a guarantee or security must comply with Section 82 of the Irish Companies Act, and, in particular, will not be given to the extent that it would result in such note issuance guarantees or security constituting the giving of unlawful financial assistance within the meaning of Section 82 of the Irish Companies Act.
Disclaimer of onerous property
Sections 615 and 616 of the Irish Companies Act confer power on a liquidator, with leave of the court, at any time within 12 months after the commencement of the winding-up or such extended period as may be allowed by the court, to disclaim any property of the Irish company being wound up which consists of, among other things, (i) unprofitable contracts or (ii) any property which is unsaleable or not readily saleable by reason of its binding the possessor to the performance of any onerous act or to the payment of money. The liquidator’s hand may be forced, in that any person interested in the property may require him to decide whether or not he will disclaim and if the liquidator wishes to disclaim in such circumstances, he must give notice within 28 days or such further period as may be allowed by the courts that he intends to apply to court to disclaim.
A liquidator must disclaim the whole of the property; he may not keep part and disclaim part. A disclaimer terminates as and from the date of the disclaimer the rights, interest and liabilities of the company in the contract or the property, but, the disclaimer does not affect the rights or liabilities of any other person, except so far as necessary for the purpose of releasing the company from liability. Any person damaged by the operation of a disclaimer shall be deemed a creditor of the company to the amount of the damages, and may prove that amount as a debt in the winding-up.
The meaning given to an unprofitable contract is one that would involve the liquidator in some liability. There must be some “burden” associated with the contract; the mere fact that the insolvent company’s estate would be better off by disclaimer is not enough.
Schemes of arrangement — Examinership
If the company is made the subject of court protection under the examinership procedure (see further above) and the court approves a scheme for the compromise of debts of such company, such scheme will bind all the creditors subject to it (both those who voted in favour of it and those who voted against it and their successors and assigns).

Schemes of arrangement – Part 9 Irish Companies Act
If the company avails of a court sanctioned scheme of arrangement whereby such Relevant Company agrees a composition or arrangement in respect of its obligations to its creditors, such scheme will bind all the creditors subject to it (both those who voted in favour of it and those who voted against it and their successors and assigns).
Limitation on Enforcement
The grant of a guarantee or security by an Irish incorporated company in respect of the obligations of another group company must satisfy certain legal requirements including corporate benefit. A director of an Irish incorporated company must act in the way that he considers, in good faith, would be most likely to promote the success of an Irish incorporated company, as the case may be, for the benefit of its members as a whole.
If a company enters into a transaction where there is no or insufficient commercial benefit, the transaction could be challenged as unenforceable. Furthermore, the directors of the company may be found as abusing their powers as directors. The question whether or not the corporate benefit requirement is met is a matter of fact, which must be assessed by the board of directors of the company acting bona fide in the interest of the company. There is Irish case law that supports the view that, when considering what corporate benefit results from a transaction, consideration may be given to the benefits that accrue to the group and not just the company itself.
A notification under the Irish Competition Acts 2002 to 2017 (the “Competition Acts”) may need to be made when enforcing security over shares in an Irish incorporated company. Under the Competition Acts, the acquisition, whether directly or indirectly, of control of an undertaking must be notified to the Competition and Consumer Protection Commission (the “CCPC”) where in the most recent financial year:
(a)	the aggregate turnover in Ireland of the undertakings involved in the transaction is not less than €60 million; and
(b)	the turnover in Ireland of each of two or more of the undertakings involved is not less than €10 million.
Where the person acquiring control of an undertaking is a receiver or liquidator acting as such, or is an underwriter or jobber acting as such, a notification to the CCPC is not required under the Competition Acts.
Where the Competition Acts apply, a transfer that is put into effect without prior notification to and clearance from the CCPC shall be void. In addition, where the person(s) in control of an undertaking involved knowingly and willfully authorize(s) or permit(s) the undertaking involved to fail to notify the transaction within the period specified under the Competition Acts, such person(s) may be found guilty of an offense under the Competition Acts and subject to fines of up to €250,000. Particular provisions apply in relation to media mergers, which, inter alia, disapply the financial thresholds referred to above.
Failure to register the particulars of registrable security with the Companies Registration Office within 21 days of the creation of the registrable security constituted by the relevant security document(s), in accordance with Section 409 of the Irish Companies Act, will render the relevant charge void as against any liquidator or creditor of an Irish Company.
Luxembourg
Insolvency Proceedings – Recast Insolvency Regulation
Pursuant to Regulation (EU) 2015/848 of the European Parliament and of the Council of May 20, 2015 on insolvency proceedings (recast), as amended (“Recast Insolvency Regulation”), which applies within the European Union, other than Denmark, to insolvency proceedings opened on or after June 26, 2017 the courts of the Member State in which a company’s “centre of main interests” (“COMI”) (as that term is used in Article 3(1) of the Recast Insolvency Regulation) is situated have jurisdiction to open main insolvency proceedings in relation to a company (subject to certain exceptions).
Article 3(1) of the Recast Insolvency Regulation states that a company’s COMI “shall be the place where the debtor conducts the administration of its interests on a regular basis and which is ascertainable by third parties”

and that in the case of a company or legal person, COMI is presumed to be located in the country of the registered office in the absence of proof to the contrary, though that presumption shall only apply if the registered office has not been moved to another Member State within the three-month period prior to the request for the opening of insolvency proceedings.
Recital 30 of the Recast Insolvency Regulation contains a number of examples of where a presumption as to COMI may be rebutted: for instance, if the company’s central administration is located in a Member State other than the one where it has its registered office, and where a comprehensive assessment of all the relevant factors establishes, in a manner that is ascertainable by third parties, that the company’s actual center of management and supervision and the center of the management of its interests is located in that other Member State. In that respect, the factors that courts may take into consideration when determining the COMI of a debtor can include where board meetings are held, the location where the debtor conducts the majority of its business or has its head office.
This means that a company’s COMI is not a static concept and may change from time to time as the determination of where a company has its COMI depends on the facts and circumstances as at the time of the request to open insolvency proceedings and on which the courts of the different Member States may have differing and even conflicting views.
If the COMI of a company subject to the Recast Insolvency Regulation (a “debtor”), at the time of the request to open insolvency proceedings, is located in a Member State (other than Denmark), only the courts of that Member State have jurisdiction to open the main insolvency proceedings in respect of the debtor under the Recast Insolvency Regulation and accordingly a court in such jurisdiction would be entitled to commence the types of insolvency proceedings referred to in Annex A to the Recast Insolvency Regulation. The courts of all Member States (other than Denmark) must recognize (subject to any public policy exception) the judgment of the court commencing main insolvency proceedings, which will be given the same effect in the other Member States so long as no secondary insolvency proceedings or territorial insolvency proceedings have been commenced there. The insolvency practitioner appointed by a court in the Member State (in which the debtor’s COMI is situated) which has jurisdiction to commence main insolvency proceedings may, subject to certain limitations, exercise the powers conferred on it by the laws of that Member State in another Member State (other than Denmark) (such as to remove assets of the debtor from that other Member State). These powers are subject to certain limitations (including that the powers are available provided that no other insolvency proceedings have been commenced in that other Member State nor any preservation measure to the contrary has been taken there further to a request for the opening of insolvency proceedings in that other Member State).
If the “COMI” of a company is and remains located in one Member State (other than Denmark), under Articles 3(2) to Article 3(4) of the Recast Insolvency Regulation, the courts of another Member State (other than Denmark) only have jurisdiction to open insolvency proceedings against that company if such company has an “establishment” in the territory of such other Member State, and such insolvency proceedings must be “secondary” or “territorial” (discussed below). Secondary proceedings may be any insolvency proceeding listed in Annex A of the Recast Insolvency Regulation and for the avoidance of doubt, are not limited to winding-up proceedings. Territorial proceedings are, in effect, secondary proceedings which are commenced prior to the opening of main insolvency proceedings.
An “establishment” is defined in Article 2(10) of the Recast Insolvency Regulation to mean “any place of operations where a debtor carries out or has carried out in the three-month period prior to the request to open main insolvency proceedings a non-transitory economic activity with human means and assets.” Accordingly, the opening of secondary insolvency proceedings or territorial insolvency proceedings in another Member State (other than Denmark) will also be possible if the debtor had an establishment in such Member State in the three month period prior to the request for opening of main insolvency proceedings.
The effects of those secondary insolvency proceedings or territorial insolvency proceedings opened in that other Member State (other than Denmark) are restricted to the assets of the company situated in such other Member State (other than Denmark). Where main proceedings in the Member State in which the debtor has its COMI have not yet been commenced, territorial insolvency proceedings may only be commenced in another Member State (other than Denmark) where the debtor has an establishment where either (i) insolvency proceedings cannot be commenced in the Member State in which the debtor’s COMI is situated under the conditions laid down by that Member State’s law; or (ii) the opening of territorial insolvency proceedings is requested by (a) a creditor whose claim arises from or is in connection with the operation of an establishment situated within the territory of the Member State where the opening of territorial proceedings is requested, or (b) a public authority which, under the law of the Member State within the territory of which the establishment is situated, has the right to request the opening of insolvency proceedings. When main insolvency proceedings are opened, territorial insolvency proceedings become secondary insolvency proceedings. Irrespective of whether the insolvency proceedings are main or secondary or territorial insolvency proceedings, such proceedings will, subject to certain exceptions, be governed by the local insolvency law of the court that has assumed jurisdiction over the insolvency proceedings of the debtor.
In addition, the concept of “group coordination proceedings” has been introduced in the Recast Insolvency Regulation with the aim of bolstering efficiency in the insolvency of several members of a group of companies. Under Article 61 of the Recast Insolvency Regulation, group coordination proceedings may be requested before any court having jurisdiction over the insolvency proceedings of a member of the group, by an insolvency practitioner appointed in insolvency proceedings opened in relation to a member of the group. Participation by the insolvency practitioner of the relevant member of the group in the group coordination proceedings and adherence to the coordinating insolvency practitioner’s recommendations or plan however is voluntary.
In the event that the Luxembourg Guarantor or one or more Guarantors experience financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings. Possible jurisdictions in which insolvency or similar proceedings could be opened include, but are not limited to, Luxembourg, as the jurisdiction of incorporation of the Luxembourg Guarantor, and Ireland, as the jurisdiction of incorporation of the Issuer, and the United States. Applicable laws may affect the enforceability of the obligations and the security of the Luxembourg Guarantor, the Issuer or one or more of the other Guarantors.
Luxembourg Insolvency Proceedings
Certain guarantors of the notes are companies incorporated under the laws of Luxembourg and have its registered office in Luxembourg (each a “Luxembourg Guarantor” and together, the “Luxembourg Guarantors”). The following is a brief description of certain aspects of insolvency laws in Luxembourg. In the event that any Luxembourg Guarantor, experiences financial difficulty, it is not possible to predict with certainty in which jurisdiction or jurisdictions insolvency or similar proceedings would be commenced, or the outcome of such proceedings. The insolvency laws of Luxembourg may not be as favorable to the interests of holders as to creditors as the laws of the United States or other jurisdictions with which any such holder may be familiar.
Under Luxembourg law, the following types of proceedings (altogether referred to as insolvency proceedings) may be opened against an entity having its centre of main interests in Luxembourg or an establishment within the meaning of the Recast Insolvency Regulation:
•
bankruptcy proceedings (faillite), the opening of which may be requested by the company or by any of its creditors. Following such a request, the courts having jurisdiction may open bankruptcy proceedings if the company: (i) is in a state of cessation of payments (cessation des paiements) and (ii) has lost its commercial creditworthiness (ébranlement de crédit). If a Luxembourg court finds that these conditions are satisfied, it may also open bankruptcy proceedings, ex officio (absent a request made by the company or a creditor). The main effect of such proceedings is the suspension of all measures of enforcement against the company, except, subject to certain limited exceptions, for enforcement by secured creditors and the payment of the secured creditors in accordance with their rank upon realization of the assets. It is worth noting that any financial collateral security or similar arrangement under the Luxembourg Law of August 5, 2005 on financial collateral arrangements (the “Luxembourg Collateral Law”) would remain outside the scope of the Luxembourg bankruptcy laws;

•
judicial decisions concerning judicial reorganisation proceedings (procédures de réorganisation judiciaire). As of the time of filing of a petition for the opening of such judicial reorganisation proceedings (procédure de réorganisation judiciaire):

(i)
the rights of creditors (including certain secured creditors, other than, unless otherwise agreed in the relevant security agreement(s), creditors benefiting from security interests governed by the Luxembourg Collateral Law, which would remain outside the scope of the Luxembourg law of 7 August 2023 on business preservation and modernisation of bankruptcy (the Reorganisation Law), may be frozen;

(ii)	notwithstanding contrary contractual provisions, the filing of the petition for or the opening of a judicial reorganisation proceedings shall not terminate existing contracts;
(iii)
a breach of contract by a debtor before a moratorium is granted pursuant to the Reorganisation Law shall not entitle a creditor to terminate an agreement where the debtor remedies such breach within a period of fifteen days after it has been given formal notice to do so by the creditor;

(iv)
a debtor subject to judicial reorganisation proceedings may unilaterally decide to suspend performance of contractual obligations for the duration of a moratorium granted as part of such proceedings; and

(v)
reorganisation by amicable agreement (réorganisation par accord amiable), in a dialogue between the Luxembourg Guarantor and its creditors (at least two of them), under the supervision – or not – of a conciliator. Upon application of the debtor, the Luxembourg court may approve such an arrangement, which will become enforceable, after verifying that it allows the reorganisation of part or all of the Luxembourg Guarantor’s assets or activities. If approved by the court, the key benefit lies in the fact that such an arrangement will not be affected by the subsequent opening of bankruptcy, and thus the risk of clawback action during the hardening period is excluded.

In addition, a noteholder’s ability to receive payment on the Notes may be affected by a decision of a Luxembourg court to grant a stay on payments (sursis de paiement) or to put the Luxembourg Guarantor into judicial liquidation (liquidation judiciaire) or by an administrative dissolution without liquidation (dissolution administrative sans liquidation):
•
Judicial liquidation proceedings may be opened at the request of the public prosecutor against companies pursuing an activity violating criminal laws or that are in serious breach or violation of the commercial code or of the laws governing commercial companies, including the Luxembourg Companies Act. The management of such liquidation proceedings will generally follow the rules of Luxembourg bankruptcy proceedings.

•
Administrative dissolution without liquidation: administrative dissolution without liquidation (dissolution administrative sans liquidation) is managed by the administrator of the Luxembourg Trade and Companies Register at the request of the public prosecutor against companies and shall only apply provided three cumulative conditions are met: (i) the company must have no assets, (ii) the company must have no employees and (iii) the company must pursue activities contrary to criminal law or which seriously contravene the provisions of the Luxembourg commercial code or the Luxembourg Companies Act (including the laws governing authorizations to do business). The administrative dissolution procedure without liquidation is closed at the latest six (6) months after the publication of the opening decision

General Limitations on Enforcement Resulting From Insolvency Proceedings
During insolvency proceedings, all enforcement measures by unsecured creditors are suspended. The ability of certain secured creditors to enforce their security interest may also be limited, in particular in the event of judicial decisions concerning judicial reorganisation proceedings (procédures de réorganisation judiciaire).
Assets in the form of shares, accounts or receivables over which a security interest has been granted and perfected will in principle not be available for distribution to unsecured creditors (except after enforcement and to the extent a surplus is realized), and subject to application of the relevant priority rule and liens and privileges arising mandatorily by law. In particular, pursuant to article 20 of the Luxembourg Collateral Law, all collateral arrangements, in respect of assets over which the Luxembourg security interests have been granted, as well as all enforcement events and valuation and enforcement measures agreed upon by the parties in accordance with this law, are valid and enforceable against unsecured creditors, third parties, commissioners, receivers, liquidators and other similar persons notwithstanding any insolvency proceedings.
It should be noted that the Reorganisation Law currently contains a number of ambiguities and uncertainties and at this stage, it remains untested hence it is difficult to predict how (or if) it will be used and implemented in practice.
Luxembourg insolvency laws may also affect transactions entered into or payments made by the relevant Luxembourg company during the period before bankruptcy, the so-called “suspect period” (période suspecte) which is a maximum of six months (and ten days, depending on the transaction in question) preceding the judgment declaring bankruptcy, except that in certain specific situations the court may set the start of the suspect period at an earlier date; if the bankruptcy judgment was preceded by another insolvency bankruptcy judgment under Luxembourg law, the court may set the maximum up to six months prior to the filing for such preceding insolvency bankruptcy proceeding. In particular:
•
pursuant to article 445 of the Luxembourg Code of Commerce (Code de commerce), specified transactions (such as, in particular, the granting of a security interest for antecedent debts; the payment of debts which have not fallen due, whether payment is made in cash or by way of assignment, sale, set-off or by any other means; the payment of debts which have fallen due by any means other than in cash or by bill of exchange; the sale of assets without consideration or with substantially inadequate consideration) entered into during the suspect period (or the ten days preceding it) must be set aside or declared null and void, if so requested by the insolvency receiver;

•
pursuant to article 21 (2) of the Luxembourg Collateral Law, notwithstanding the suspect period as referred to in articles 445 and 446 of the Luxembourg Code of Commerce (Code de commerce), where a financial collateral arrangement has been entered into on the day of the commencement of domestic or foreign winding-up proceedings or reorganisation measures or similar proceedings, but after the Court decision ruling regarding the opening of such proceedings or after such measure becomes effective, such arrangement is valid and binding against third parties, administrators, insolvency receivers, liquidators and other similar organs if the collateral taker proves that it was unaware of the fact that such proceedings had been opened or that such measures had been taken or that it could not reasonably be aware of it;

•
pursuant to article 446 of the Luxembourg Code of Commerce (Code de commerce), payments made for matured debts as well as other transactions concluded for consideration during the suspect period are subject to cancellation by the court upon proceedings instituted by the insolvency receiver if they were concluded with the knowledge of the bankrupt party’s cessation of payments;

•
in the case of bankruptcy, article 448 of the Luxembourg Code of Commerce (Code de commerce) and article 1167 of the Civil Code (Code civil) (action paulienne) give the insolvency receiver (acting on behalf of the creditors) the right to challenge any fraudulent payments and transactions, including the granting of security with an intent to defraud, made prior to the bankruptcy, without any time limit.

In principle, a bankruptcy order rendered by a Luxembourg court does not result in automatic termination of contracts except for intuitu personae contracts, that is, contracts for which the identity of the Luxembourg Guarantor or its solvency were crucial. The contracts, therefore, subsist after the bankruptcy order. However, the insolvency receiver may choose to terminate certain contracts. As of the date of adjudication of bankruptcy, no interest on any unsecured claim will accrue vis-à-vis the bankruptcy estate.
Insolvency proceedings may hence have a material adverse effect on a Luxembourg Guarantor’s business and assets and the Luxembourg Guarantor’s respective obligations under the Notes.
Finally, international aspects of Luxembourg bankruptcy or judicial reorganisation proceedings may be subject to Recast Insolvency Regulation.
Enforceability of Financial Collateral Arrangements
According to the Luxembourg Collateral Law, with the exception of the provisions of the laws of 8 January 2013 on the over-extension of debt, the provisions of Book III, Title XVII of the Luxembourg Civil Code (Code civil), of Book 1, Title VIII and of Book III of the Luxembourg Commercial Code (Code de commerce) and national or foreign provisions governing reorganization measures, winding-up proceedings or other similar proceedings and attachments are not applicable to financial collateral arrangements (such as Luxembourg pledges over shares, accounts or receivables) and shall not constitute an obstacle to the enforcement and to the performance by the parties of their obligations.
Pursuant to article 20 of the Luxembourg Collateral Law, Luxembourg law governed financial collateral arrangements, as well as the enforcement events, netting agreements and the valuation and enforcement measures agreed upon by the parties in accordance with this law, are valid and enforceable even if entered into during the hardening period against third parties, commissioners, receivers, liquidators and other similar persons notwithstanding the insolvency proceedings (save in the case of fraud).

In accordance with article 24 of the Luxembourg Collateral Law, the rules of Luxembourg insolvency proceedings are inapplicable where the collateral provider of financial collateral arrangement or similar security interest governed by a foreign law other than Luxembourg law, is established or resides in Luxembourg.
Certain Preferences
Under Luxembourg law, certain creditors of an insolvent party have rights to preferred payments arising by operation of law, some of which may, under certain circumstances, supersede the rights to payment of secured or unsecured creditors, and most of which are undisclosed preferences (privilèges occultes). This includes in particular the rights relating to fees and costs of the insolvency official as well as any legal costs, the rights of employees to certain amounts of salary, and the rights of the Luxembourg tax authorities and certain assimilated parties (namely social security bodies), which preferences may extend to all or part of the assets of the insolvent party. This general privilege takes in principle precedence over the privilege of a pledgee in respect of pledged assets.
Translation of Documents
The Luxembourg courts, or the official Luxembourg authority, may require that the Notes, any security documents, the Indenture (and any other document in connection therewith), and any judgment obtained in a foreign court, be translated into French or German.
Luxembourg Security Interests Considerations
The Luxembourg Collateral Law governs the creation, validity, perfection and enforcement of pledges over shares, bank accounts and receivables located or deemed to be located in Luxembourg. Under the Luxembourg Collateral Law, the perfection of security interests depends on certain registration, notification and acceptance requirements.
Under the Luxembourg Collateral Law, the perfection of security interests depends on certain registration, notification and acceptance requirements. A pledge agreement over registered shares must be (i) acknowledged and accepted by the company which has issued the shares (subject to the security interest) and (ii) registered in the shareholders’ register of such company. If future shares are pledged, the perfection of such pledge will require additional acknowledgement, acceptance and/or registration in the shareholders’ register of such company. A pledge over receivables becomes enforceable against the debtor of the receivables and third parties from the moment when the agreement pursuant to which the pledge was created is entered into between the pledgor and the pledgee. However, if the debtor has not been notified of the pledge or if he did not otherwise acquire knowledge of the pledge, he will be validly discharged if he pays the pledgor. A bank account pledge agreement must be notified to and accepted by the account bank. In addition, the account bank has to waive any pre-existing security interests and other rights in respect of the relevant account. If (future) bank accounts are pledged, the perfection of such pledge will require additional notification to, acceptance and waiver by the account bank. Until such registrations, notifications and acceptances occur, the pledge agreements are not effective and perfected against the debtors, the account banks and other third parties.
Article 11 of the Luxembourg Collateral Law sets out the following enforcement remedies available upon the occurrence of an enforcement event:
•
the direct appropriation, or appropriation by third parties, of the pledged assets at (i) a value determined in accordance with a valuation method agreed upon by the parties, or (ii) the market price, where the pledged financial instruments are admitted to trading on a trading venue;

•
sale of the pledged assets (i) in a private transaction at commercially reasonable terms (conditions commerciales normales), (ii) on a trading venue on which they are admitted to trading, or (iii) by way of a public auction;

•	court allocation of the pledged assets to the pledgee in discharge of the secured obligations following a valuation made by a court-appointed expert; or
•	set-off between the secured obligations and the pledged assets.
As the Luxembourg Collateral Law does not provide any specific time periods and depending on (i) the method chosen, (ii) the valuation of the pledged assets, (iii) any possible recourses, and (iv) the possible need to involve third parties, such as, e.g., courts, trading venues and appraisers, the enforcement of the security interests might be delayed.

Foreign law governed security interests and the powers of any receivers or administrators may not be enforceable in respect of assets located or deemed to be located in Luxembourg. Security interests or arrangements, which are not expressly recognized under Luxembourg law and the powers of any receivers or administrators might not be recognized or enforced by the Luxembourg courts, in particular where the Luxembourg security grantor becomes subject to Luxembourg insolvency proceedings or where the Luxembourg courts otherwise have jurisdiction because of the actual or deemed location of the relevant rights or assets, except if “main insolvency proceedings” (as defined in the Recast Insolvency Regulation) are opened under Luxembourg law and such security interests/arrangements constitute rights in rem over assets located in another Member State in which the Recast Insolvency Regulation applies, and in accordance of article 5 of the Recast Insolvency Regulation.
The perfection of the security interests created pursuant to the pledge agreements does not prevent any third party creditor from seeking attachment or execution against the assets, which are subject to the security interests created under the pledge agreements, to satisfy their unpaid claims against the pledgor. Such creditor may seek the forced sale of the assets of the pledgors through court proceedings, although the beneficiaries of the pledges will in principle remain entitled to priority over the proceeds of such sale (subject to preferred rights by operation of law).
Under the Luxembourg Collateral Law, the enforcement of a pledge is permitted in case of an event of default as agreed between the parties, including an event of default which would not be a default of payment when due (e.g., breach of covenants or representations and warranties).
Under Luxembourg law, certain creditors of an insolvent party have rights to preferred payments arising by operation of law, some of which may, under certain circumstances, supersede the rights to payment of secured or unsecured creditors, and most of which are undisclosed preferences (privilèges occultes). This includes in particular the rights relating to fees and costs of the insolvency official as well as any legal costs, the rights of employees to certain amounts of salary, and the rights of the Treasury and certain assimilated parties (namely social security bodies), which preferences may extend to all or part of the assets of the insolvent party. This general privilege takes in principle precedence over the privilege of a pledgee in respect of pledged assets.
Registration in Luxembourg
The registration of the Notes, the security interest agreements, the Indenture, the guarantees of the Notes, Trustee’s accession deed to the Intercreditor Agreement and the transaction documents (and any document in connection therewith) (the “Documents”) with the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg is required if such Documents are either (i) attached as an annex to an act (annexés à un acte) that itself is subject to mandatory registration or (ii) deposited in the minutes of a notary (déposés au rang des minutes d’un notaire). In such case, either a nominal registration duty or an ad valorem duty (or, for instance, 0.24% of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered. A fixed or ad valorem registration duty in Luxembourg may however apply upon voluntary registration (présentation à l’enregistrement) of the Documents before the Administration de l’Enregistrement, des Domaines et de la TVA in Luxembourg. No ad valorem duty is payable in respect of security interest agreements, which are subject to the Luxembourg Collateral Law. No ad valorem duty is payable in respect of security interest agreements, which are subject to the Luxembourg Collateral Law.
Documents and any judgment obtained in a foreign court have to be translated into French or German.
Luxembourg Guarantee Considerations
The Luxembourg Guarantor and other entities incorporated in Luxembourg have granted or will grant guarantees in order to secure, inter alia, the obligations under the Notes.
There is no published Luxembourg case law and only limited Luxembourg legal literature in connection with enforcement of guarantees granted by a Luxembourg guarantor for a company of the group (whether downstream, cross-stream or upstream guarantees).
It is generally admitted that the grant of a guarantee by a Luxembourg Guarantor for the obligations of another group company shall be subject to the following conditions: (i) it must be within the corporate purpose of the

Luxembourg Guarantor as set out in its articles of association; (ii) it shall correspond to a demonstrable and commensurate corporate benefit received by the Luxembourg Guarantor; and (iii) the financial obligations assumed by the Luxembourg Guarantor must not be disproportionate to the financial capacity of the Luxembourg Guarantor.
The question of corporate benefit is determined on a case-by-case basis.
For the purpose of condition (iii) above, it is standard market practice that cross-stream and upstream guarantees granted by Luxembourg guarantors must be limited in their amount, as opposed to downstream guarantees.
According to the limited Luxembourg doctrine on this matter, in the event the above conditions are not met, the managers of the Luxembourg Guarantor may be held liable and it is only in exceptional cases in which it is demonstrated that (i) the beneficiary was aware of the ultra vires nature of the guarantee or (ii) that the guarantee was given with the intent to defraud creditors of the Luxembourg Guarantor or (iii) the guarantee qualifies as a misuse of corporate asset (abus de bien social) that a court may void the guarantee itself.
In accordance with the principle fraus omnia corrumpit, a first demand guarantee would not be enforceable under Luxembourg law if it is called upon in a manifestly abusive way by the beneficiary of the guarantee.

ENFORCEMENT OF CIVIL LIABILITIES AND SERVICE OF PROCESS
Some of our directors and officers reside outside the United States and most of their assets are located outside the United States. As a result, investors may find it difficult to effect service of process within the United States upon us or these persons or to enforce outside the United States judgments obtained against us or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it may also be difficult for an investor to enforce in the U.S. courts judgments obtained against us or these persons in courts located in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities law.
Ireland
The Issuer and certain guarantors of the notes (the “Irish Obligors”) are companies incorporated under the laws of Ireland. The directors and officers of such Irish Obligors are and may be non-residents of the United States. Although the Irish Obligors have submitted to the jurisdiction of certain New York courts in connection with the offering, investors may find it difficult (or may be unable) to effect service of process within the United States on the Irish Obligors or the directors and officers of the Irish Obligors. In addition, as many of the Irish Obligors’ assets and the assets of their directors and officers may be located outside of the United States, you may be unable to enforce against them judgments obtained in the United States courts predicated on civil liability provisions of the federal securities law of the United States. The United States currently does not have a treat with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters A judgement obtained in the courts of any of the States in the United States or of any federal court in the United States would not automatically be enforced by the courts of Ireland. In order to enforce such a judgment in Ireland, legal process must be initiated before a court of competent jurisdiction in Ireland. An Irish court will normally recognize and enforce judgment without retrial or examination of the merits of the case provided that:
(i)	the Irish courts are satisfied (on the basis of Irish conflicts of laws) that the New York Court was a court of competent jurisdiction;
(ii)	the judgment has not been obtained or alleged to have been obtained by fraud;
(iii)	the decision of such court and the enforcement thereof was not and would not be contrary to natural or constitutional justice under the laws of Ireland;
(iv)	the enforcement of the judgment would not be contrary to public policy as understood by the Irish courts or constitute the enforcement of a judgment of a penal or revenue (tax) nature;
(v)	the judgment is final and conclusive and is for a debt or definite sum of money;
(vi)	the procedural rules of the court giving the judgment have been observed;
(vii)	the judgment is not inconsistent with a judgment of the Irish courts in respect of the same matter;
(viii)	the jurisdiction of the New York court has been exercised in circumstances which, as a matter of Irish law, an Irish court will recognize as justifying enforcement of the New York Judgment;
(ix)	the Irish courts have, and in their discretion elect to exercise, jurisdiction over the matter; and
(x)	enforcement proceedings are instituted in Ireland by way of the new action within six years of the date of the New York Judgment.
Subject to the foregoing, investors may be able to enforce judgments in Ireland, in civil and commercial matters that have been obtained from U.S. federal or state courts. However, we cannot assure you that those judgments will be recognized or enforceable in Ireland. In addition, we cannot assure you that an Irish court would accept jurisdiction and impose civil liability if proceedings were commenced in Ireland in an original action predicated solely upon U.S. federal securities laws. Further, it may not be possible to obtain a judgment in Ireland or to enforce the judgment if the judgment debtor is subject to any insolvency or similar proceedings, or if the judgment debtor has any set off or counterclaim against the judgment creditor. Finally, note that, in any enforcement proceedings, the judgment debtor may raise any counterclaim that could have been brought if the action had been originally brought in Ireland unless the subject of the counterclaim was in issue and denied in the U.S. proceedings.

Luxembourg
The Luxembourg Guarantor is incorporated under the laws of the Luxembourg and most of the managers and executive officers of the Luxembourg Guarantor is non-residents of the United States. Furthermore, most of the assets of the Luxembourg Guarantor are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon the Luxembourg Guarantor, or to enforce against them judgments of U.S. courts predicated upon the civil liability provisions of U.S. federal or state securities laws.
Although there is no treaty between Luxembourg and the United States regarding the reciprocal enforcement of judgments, a valid, final, non-appealable and conclusive judgment against the Luxembourg Guarantor with respect to the Notes or the guarantees of the Notes, as the case may be, obtained from a court of competent jurisdiction in the United States, which judgment remains in full force and effect after all appeals as may be taken in the relevant state or federal jurisdiction with respect thereto have been taken, may be recognized and enforced through a court of competent jurisdiction of Luxembourg subject to compliance with the enforcement procedures (exequatur) set out in the relevant provisions of the Luxembourg New Code of Civil Procedure (Nouveau code de procédure civile) being, together with applicable Luxembourg case law:
•	the U.S. court must not infringe the exclusive jurisdiction of the Luxembourg courts and there must be a real link (lien caractérisé) between the case and the U.S. courts;
•	the judgment of the U.S. court must not contain contradictions with an existing Luxembourg court order or order does not contravene overriding mandatory provisions of Luxembourg law;
•
the judgment must not have been obtained by fraud but in compliance with the principles of natural justice and with the rights of the defendant to appear and the right to a fair trial, and if the defendant appeared, to present its defense and its own procedural laws; and

•
the considerations of the foreign order, as well as the judgment, do not contravene international public policy as understood under the laws of Luxembourg or have been given proceedings of a penal, criminal or tax nature (which would include awards of damages made under civil liabilities provisions of the U.S. federal securities laws, or other laws, to the extent that the same would be classified by Luxembourg courts as being of a penal or punitive nature (for example, fines or punitive damages)) or rendered subsequent to an evasion of Luxembourg law or jurisdiction (fraude à la loi). Ordinarily an award of monetary damages would not be considered as a penalty, but if the monetary damages include punitive damages such punitive damages may be considered as a penalty.

If an original action is brought in Luxembourg, without prejudice to specific conflict of law rules, Luxembourg courts may refuse to apply the designated law if (i) the choice of the foreign law was not made bona fide, (ii) if the foreign law was not pleaded and proved or (iii) if pleaded and proved, the foreign law was contrary to Luxembourg mandatory provisions (lois impératives) or incompatible with Luxembourg public policy rules. In an action brought in Luxembourg on the basis of U. S. federal or state securities laws, Luxembourg courts may not have the requisite power to grant the remedies sought.
Also, an exequatur may be refused in respect of punitive damages. In practice, Luxembourg courts now tend not to review the merits of a foreign judgment, although there is no clear statutory prohibition of such review.
Further, in the event of any proceedings being brought in a Luxembourg court in respect of a monetary obligation expressed to be payable in a currency other than Euro, a Luxembourg court would have power to give judgment expressed as an order to pay a currency other than Euro. However, enforcement of the judgment against any party in Luxembourg would be available only in Euro and for such purposes all claims or debts would be converted into Euro.
Subject to the foregoing, purchasers of the notes may be able to enforce judgments in civil and commercial matters obtained from U.S. federal or state courts in Luxembourg. We cannot, however, assure you that attempts to enforce judgments in Luxembourg will be successful.

CERTAIN IRISH TAX CONSIDERATIONS
The following is a summary of the Irish withholding tax and stamp duty consequences for individuals and companies of ownership of the Notes based on the laws and practice of the Revenue Commissioners of Ireland currently in force in Ireland and may be subject to change, which changes may apply with retrospective effect. It deals with noteholders who beneficially own their Notes as an investment. Particular rules not discussed below may apply to certain classes of taxpayers holding Notes, such as dealers in securities, trusts and associated entities to the Issuer. The summary does not constitute tax or legal advice and the comments below are of a general nature only and does not discuss all aspects of taxation in Ireland that may be relevant to any particular holder of the Notes.
Prospective investors in the Notes should consult their professional advisers on the tax implications of the purchase, holding, transfer, redemption, disposal or sale of the Notes and the receipt of interest thereon under the laws of Ireland as well as under the laws of their country of residence, citizenship or domicile.
Withholding Tax
In general, tax at the standard rate of income tax (currently 20%), is required to be withheld from payments of interest having a source in Ireland.
This is subject to the availability of any relief under the terms of a relevant double taxation agreement or any exemption under Irish domestic law that may apply.
An exemption from withholding on interest payments exists under Section 64 of the Taxes Consolidation Act 1997 of Ireland for certain interest-bearing securities (known as “quoted Eurobonds”) issued by a body corporate (such as the Issuer) which are quoted on a recognized stock exchange (a term which is not defined in legislation, but which, based on published guidance, is interpreted by the Revenue Commissioners of Ireland to mean an exchange which is recognized by the appropriate regulatory authorities in the jurisdiction where it is established and which has substantially the same level of recognition in that jurisdiction as the Irish Stock Exchange has in Ireland, which would include the Exchange) and which carry a right to interest.
Any interest paid on such quoted Eurobonds can be paid free of withholding tax provided:
1.	the person by or through whom the payment is made is not in Ireland; or
2.	the payment is made by or through a person in Ireland, and either:
3.	the quoted Eurobond is held in a clearing system recognised by the Revenue Commissioners of Ireland (DTC, Euroclear and Clearstream are so recognized), or
4.
the person who is the beneficial owner of the quoted Eurobond and who is beneficially entitled to the interest is not resident in Ireland and has made an appropriate declaration to the person by or through whom the payment is made in the prescribed form.

Irish withholding tax can apply with respect to interest paid in respect of quoted Eurobonds which are held by entities which are ‘associated’ with the Issuer (for the purposes of section 817V of the Taxes Consolidation Act 1997) and which are resident in, or established under the laws of, a jurisdiction on the EU list of non-cooperative jurisdictions, or a “zero-tax” jurisdiction. The withholding tax obligation should not apply where the quoted Eurobonds are held in a recognised clearing system and it is reasonable to consider that the Issuer is not and should not be aware that interest is paid to such an ‘associated’ entity.
If, for any reason, the quoted Eurobond exemption referred to above does not or ceases to apply, the Issuer can still pay interest on the Notes free of Irish withholding tax provided it is a qualifying company within the meaning of Section 110 of the Taxes Consolidation Act 1997 of Ireland and provided the interest is paid to a person resident for tax purposes in either: (i) a member state of the European Union (other than Ireland), or (ii) a country with which Ireland has signed a comprehensive double taxation agreement (such a country mentioned in either (i) or (ii) being a relevant territory). For this purpose, residence is determined by reference to the law of the country in which the recipient claims to be resident. This exemption from withholding tax will not apply, however, if the interest is paid to a company in connection with a trade or business carried on by it through a branch or agency located in Ireland.
Interest or other distributions paid out on the Notes which are profit-dependent or any part of which exceeds a reasonable commercial return could, under certain anti-avoidance provisions, be recharacterized as a non-deductible distribution and so be subject to Irish dividend withholding tax in certain circumstances. However, these anti-avoidance provisions should not be applicable given the terms of the Notes.
Encashment tax
In certain circumstances, Irish tax will be required to be withheld at the standard rate of income tax (currently 25%) from interest on any Note, where such interest is collected or realized by a bank or encashment agent in Ireland on behalf of any holder of the Notes.
There is an exemption from encashment tax where: (i) the beneficial owner of the interest is not resident in Ireland and (ii) has made a declaration to this effect in the prescribed form to the encashment agent or bank, or (ii) the beneficial owner of the interest is a company which is within the charge to Irish corporation tax in respect of the interest.
Stamp duty
No stamp duty or similar tax will be imposed in Ireland on the issue, transfer or redemption of the Notes provided that the Issuer is a qualifying company for the purposes of Section 110 of the Taxes Consolidation Act 1997 of Ireland and the proceeds of the Notes are used in the course of the Issuer’s business.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. HOLDERS
The following discussion is a summary of certain U.S. federal income tax consequences to U.S. Holders (as defined below) of the purchase, ownership and disposition of the Notes issued pursuant to this offering, but does not purport to be a complete analysis of all potential U.S. federal income tax effects. The effects of U.S. federal tax laws other than U.S. federal income tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a position contrary to that discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes.
This discussion is limited to Notes held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion is limited to Notes purchased for cash at original issue and at their “issue price” within the meaning of Section 1273 of the Code (i.e., the first price at which a substantial amount of the Notes is sold to investors for cash (other than sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers)). This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the impact of the requirement under Section 451(b) of the Code on certain holders to conform the timing of taxable income accruals with respect to the Notes to such holders’ applicable financial statements. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
•	former U.S. citizens or former long-term residents of the United States;
•	persons subject to the alternative minimum tax;
•	U.S. Holders whose functional currency is not the U.S. dollar;
•	U.S. Holders that hold their Notes through non-U.S. brokers or other non-U.S. intermediaries;
•	persons holding Notes as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers or traders in securities or currencies;
•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	entities or arrangements treated as partnerships or other “pass-through” entities for U.S. federal income tax purposes (and investors therein);
•	tax-exempt entities or governmental entities; and
•	persons deemed to sell Notes under the constructive sale provisions of the Code.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in such partnership will depend on the status of the partner, the activities of such partnership and certain determinations made at the partner level. Accordingly, any entity or arrangement treated as a partnership considering an investment in the Notes and the partners in such partnership should consult their tax advisors regarding the U.S. federal income tax consequences to them.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of a Note that, for U.S. federal income tax purposes, is or is treated as:
•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court over its administration and with respect to which one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all of its substantial decisions, or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES ARISING UNDER OTHER U.S. FEDERAL TAX LAWS (INCLUDING ESTATE AND GIFT TAX LAWS), UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.
Effect of Certain Contingencies
In certain circumstances, the Issuer may be obligated to pay amounts with respect to the Notes in excess of the interest and principal payable on the Notes, or to make payments on the Notes in advance of their scheduled dates. These obligations may implicate the provisions of Treasury regulations relating to “contingent payment debt instruments.” Although the issue is not free from doubt, we believe and intend to take the position that the Notes should not be treated as contingent payment debt instruments. Our determination will be binding on a holder unless such holder explicitly discloses on a statement attached to the holder’s U.S. federal income tax return for the taxable year that includes the acquisition date of the Notes that such holder’s determination is different. Our determination, however, is not binding on the IRS. If the IRS successfully challenges this position, and the Notes are treated as contingent payment debt instruments because of such contingencies, holders subject to U.S. federal income taxation might, among other things, be required to accrue interest income on the Notes at a higher rate than the stated rate of stated interest on the Notes and to treat any gain recognized on the sale or other taxable disposition of a Note as ordinary income rather than as capital gain. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes. Holders should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes.
Stated Interest
Stated interest on a Note (including any Additional Amounts paid with respect to such notes (as such term is defined in “Description of the Notes—Additional Amounts”) and without reduction for any taxes withheld in respect of such stated interest or Additional Amounts) generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes.
Subject to complex limitations, a U.S. Holder may be able to claim a foreign tax credit for any non-U.S. withholding tax applicable to stated interest payments on the Notes. For U.S. foreign tax credit purposes, stated interest on a Note generally will constitute foreign source income and generally will be considered “passive category income.” U.S. Holders should consult their tax advisors regarding their ability to claim any foreign tax credit.
Sale or Other Taxable Disposition
A U.S. Holder generally will recognize gain or loss on a sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference, if any, between the amount received for the Note in cash or other property valued at fair market value (less any amounts attributable to accrued but unpaid stated interest, which will be taxable as interest to the extent not previously included in taxable income) and the U.S. Holder’s adjusted tax basis in the Note. A U.S. Holder’s adjusted tax basis in a Note generally will be equal to the amount the U.S. Holder paid for the Note. Any gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of the sale or other taxable disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by non-corporate U.S. Holders, including individuals, generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Any gain or loss recognized on the sale, exchange, retirement, redemption or other taxable disposition of a Note generally will be treated as U.S. source gain or loss for U.S. foreign tax credit purposes.
Information Reporting and Backup Withholding
A U.S. Holder may be subject to information reporting and backup withholding on payments of stated interest on a Note or proceeds from the sale or other taxable disposition (including a redemption or retirement) of a Note. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding (currently at a rate of 24%) if such holder is not otherwise exempt and:
•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily such individual’s social security number;
•	the holder furnishes an incorrect taxpayer identification number;
•
the applicable withholding agent is notified by the IRS that the holder has become subject to backup withholding because such holder failed to properly report payments of interest or dividends with respect to a prior transaction; or

•	the holder fails to certify that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.
Tax Return Disclosure Requirements with Respect to Foreign Financial Assets
Certain owners of “specified foreign financial assets” with an aggregate value in excess of certain threshold amounts may be required to file an information report with respect to such assets with their U.S. federal income tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. Under these rules, the Notes (or accounts in which the Notes are held) may be treated as “specified foreign financial assets.” U.S. Holders should consult their tax advisors regarding the application of this tax return disclosure requirement to your investment in the Notes, and the significant penalties for non-compliance.

CERTAIN ERISA CONSIDERATIONS
Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and Section 4975 of the Code prohibit employee benefit plans that are subject to Title I of ERISA, as well as individual retirement accounts and other plans or arrangements subject to Section 4975 of the Code or any entity deemed to hold “plan assets” of the foregoing (each of which we refer to as a “Plan”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to such Plans. If the Issuer or an underwriter is or becomes a party in interest or disqualified person with respect to a Plan (either directly or by reason of its relationship to affiliates), the purchase and holding of the Notes by or on behalf of the Plan may be a prohibited transaction under Section 406 of ERISA and Section 4975 of the Code, unless exemptive relief were available under an applicable administrative or statutory exemption or there were some other basis on which the transaction was not prohibited. A violation of these “prohibited transaction” rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons or the fiduciaries of the Plan.
Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of a Plan or the management or disposition of the assets of a Plan, or who renders investment advice for a fee or other compensation to a Plan, is generally considered to be a fiduciary of the Plan. Investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan and applicable provisions of ERISA and the Code.
Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) (collectively, “Non-ERISA Plans”) are not subject to the fiduciary responsibility provisions of ERISA or the “prohibited transaction” provisions of ERISA or Section 4975 of the Code, but may be subject to similar provisions under any federal, state, local, non-U.S or other laws or regulations that are similar to such provisions of ERISA or the Code (“Similar Laws”).
Accordingly, each purchaser or transferee, by its purchase and/or holding of such Notes, shall be deemed to have represented and warranted that either (i) no portion of the assets used by it to acquire and/or hold the Notes or any interest therein constitutes assets of any Plan or Non-ERISA Plan or (ii) the acquisition and/or holding of the Notes or any interest therein by it will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation under any applicable Similar Laws, and none of the Transaction Parties (as defined herein) is its fiduciary in connection with its investment in the Notes pursuant to the offering described in this prospectus supplement. Furthermore, each Plan or Non-ERISA Plan should consider that none of the Transaction Parties will act as a fiduciary and is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, with respect to the decision to purchase or hold the Notes pursuant to this offering. “Transaction Party” means any of the Issuer, the underwriters and their respective affiliates, other than an affiliate of an underwriter that is a named fiduciary (or a fiduciary appointed by a named fiduciary) with respect to the management of the assets of the applicable Plan and acting in accordance with an applicable individual prohibited transaction exemption (the applicable conditions of which are satisfied).
The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of the applicable rules, it is particularly important that fiduciaries or other persons considering purchasing the Notes on behalf of or with “plan assets” of any Plan or Non-ERISA Plan consult with their counsel regarding the relevant provisions of ERISA and the Code and any other provision under any Similar Laws and the availability of exemptive relief applicable to the purchase and holding of the Notes. The sale or transfer of any Notes (or any interest therein) to any Plan or Non-ERISA Plan is in no respect a representation by any of the Issuer, the underwriters or any of their respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Plans generally, or by any particular Plan or Non-ERISA Plan, or that such an investment is appropriate for Plans or Non-ERISA Plans.

UNDERWRITING
Citigroup Global Markets Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Santander US Capital Markets LLC are acting as underwriters of the offering. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the Notes set forth opposite the underwriter’s name below at the offering price less the underwriting discount set forth on the cover page of this prospectus supplement:
Underwriters	Principal Amount of 2027 Notes	Principal Amount of 2029 Notes	Principal Amount of 2034 Notes
Citigroup Global Markets Inc.	$	$	$
HSBC Securities (USA) Inc.
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Santander US Capital Markets LLC
Total	$	$	$
The underwriting agreement provides that the obligations of the underwriters to purchase the Notes are several and not joint and are subject to approval of legal matters by counsel and other conditions. The underwriters must purchase all the Notes if they purchase any of the Notes. The underwriting agreement also provides that, if an underwriters defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We estimate that our total expenses for this offering, excluding the underwriting discount, will be approximately $   million, which will be payable by us.
The underwriters propose to resell the Notes at the offering price on the cover page of this prospectus supplement. The price at which the Notes are offered may be changed at any time without notice. The underwriters may offer and sell Notes through certain of their affiliates.
We have agreed that, for the date of this prospectus supplement through the closing of this offering, we will not, without the prior written consent of J.P. Morgan Securities LLC, offer, sell, contract to sell, pledge, otherwise dispose of, or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of, any debt securities issued or guaranteed by us or any of the guarantors of the Notes. The underwriters may release any of the securities subject to this restriction at any time without notice.
There is no established trading market for the Notes. Application will be made to TISEA for the Notes to be admitted to the Official List of The Exchange. There can be no assurances that any such application will be successful or any such listing will be granted or maintained. For the avoidance of doubt, this prospectus supplement and the accompanying prospectus do not form the listing document for the purpose of admitting the Notes to the Official List of the Exchange and has not been reviewed or approved by the TISEA. Certain of the underwriters have advised us that they presently intend to make a market in the Notes as permitted by applicable laws; however, they are not obligated to do so and may discontinue such market making at any time without providing any notice. If an active trading market for the Notes does not develop, the market price and liquidity of the notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
The underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short position and stabilizing purchases:
•	short sales involve sales by the underwriters of a greater number of Notes than they are required to purchase in this offering;
•	covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions;
•	stabilizing transactions involve bids to purchase the Notes so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Notes. They may also cause the price of the Notes to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
We expect that delivery of the Notes will be made against payment therefor on or about    , 2024, which is the   business day following the date of confirmation of orders with respect to the Notes (this settlement cycle being referred to as “T+   ”). Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the date that is two business days preceding the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+   , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes before their delivery should consult their own advisor.
We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $  .
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have provided, and/or may provide in the future, investment banking, commercial banking and other financial services for us and our affiliates in the ordinary course of business, for which they have received and will receive customary compensation. Certain of the underwriters and/or certain of their affiliates may be, arrangers, agents and/or collateral agents under the Senior Secured Credit Facilities and as a result may receive a portion of the net proceeds from this offering for customary fees. See “Use of Proceeds.”
In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers, and such investment and securities activities may involve our securities and/or instruments. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold (for their own account and for the accounts of their customers), or recommend to clients that they acquire, long and/or short positions in such securities and instruments. To the extent that the underwriters or their affiliates have a lending relationship with us, they may hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make in that respect.
The Notes are offered for sale in those jurisdictions where it is lawful to make such offers. The Notes will not be offered, sold or delivered, directly or indirectly, and this prospectus supplement and the accompanying prospectus or any other offering material relating to the Notes will not be distributed in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof.
Notice to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This Prospectus Supplement has been prepared on the basis that any offer of the Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation and under any implementing legislation in each Member State from the requirement to publish a prospectus for offers of notes.
Notice to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”) and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe to the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
This Prospectus Supplement is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the Financial Services and Markets Act 2000. Accordingly, such document is not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such document as a financial promotion is only being made to persons in the United Kingdom who are Investment Professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”)) or within Article 49(2)(a) to (d) of the Order, or any other persons to whom it may otherwise lawfully be made under the Order (such persons together being the “Relevant Persons”). The Prospectus Supplement is only available to Relevant Persons and the transactions contemplated herein will be available only to, or engaged in only with, Relevant Persons, and this financial promotion must not be relied or acted upon by persons other than Relevant Persons.
Notice to Prospective Investors in the Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
If applicable, pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland
The prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any Notes. No Notes have been offered or will be offered to the public in Switzerland, except that offers of Notes may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”):
(a)	to any person which is a professional client as defined under the FinSA;
(b)	to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of J.P. Morgan Securities LLC for any such offer; or
(c)	in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance, provided that no such offer of Notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.
The Notes have not been and will not be listed or admitted to trading on a trading venue in Switzerland.
Neither this document nor any other offering or marketing material relating to the Notes constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the Notes nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Hong Kong
No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (“SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (“CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.
The prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, the prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.
Notice to Prospective Investors in Singapore
The prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the Notes may not be offered or sold or made the subject of an invitation for subscription or purchase, and the prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:
1.
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

2.
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

3.	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
1.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

2.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Notes pursuant to an offer made under Section 275 of the SFA except:

a.	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
b.	where no consideration is or will be given for the transfer;
c.	where the transfer is by operation of law;
d.	as specified in Section 276(7) of the SFA or
e.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of Notes, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the Notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document (including as defined in the Corporations Act 2001 (Cth) (“Corporations Act”)) has been or will be lodged with the Australian Securities and Investments Commission (“ASIC”) or any other governmental agency, in relation to the offering. The prospectus does not constitute a prospectus, product disclosure statement or other disclosure document for the purposes of Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. No action has been taken which would permit an offering of the Notes in circumstances that would require disclosure under Parts 6D.2 or 7.9 of the Corporations Act.

The Notes may not be offered for sale, nor may application for the sale or purchase or any Notes be invited in Australia (including an offer or invitation which is received by a person in Australia) and neither the prospectus nor any other offering material or advertisement relating to the Notes may be distributed or published in Australia unless, in each case:
(a)
the aggregate consideration payable on acceptance of the offer or invitation by each offeree or invitee is at least A$500,000 (or its equivalent in another currency, in either case, disregarding moneys lent by the person offering the Notes or making the invitation or its associates) or the offer or invitation otherwise does not require disclosure to investors in accordance with Part 6D.2 or 7.9 of the Corporations Act;

(b)
the offer, invitation or distribution complied with the conditions of the Australian financial services license of the person making the offer, invitation or distribution or an applicable exemption from the requirement to hold such license;

(c)
the offer, invitation or distribution complies with all applicable Australian laws, regulations and directives (including, without limitation, the licensing requirements set out in Chapter 7 of the Corporations Act);

(d)	the offer or invitation does not constitute an offer or invitation to a person in Australia who is a “retail client” as defined for the purposes of Section 761G of the Corporations Act; and
(e)	such action does not require any document to be lodged with ASIC or the ASX.

LEGAL MATTERS
Certain legal matters with respect to United States and New York law will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to Irish law will be passed upon by A&L Goodbody LLP, our Irish counsel. Certain legal matters with respect to Luxembourg law will be passed upon by Loyens & Loeff Luxembourg SARL, our Luxembourg counsel. Certain legal matters relating to this offering will be passed upon for the underwriters by Latham & Watkins LLP, New York, New York, Matheson LLP relating to Irish law and NautaDutilh Avocats Luxembourg S.à r.l., relating to Luxembourg law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS
The consolidated financial statements of ICON plc as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PROSPECTUS

ICON Investments Six Designated Activity Company

Debt Securities

We may offer debt securities from time to time in one or more series through this prospectus. The debt securities will be issued by one of our subsidiaries, ICON Investments Six Designated Activity Company, a designated activity company in Ireland (“ICON Six”). Any debt securities issued through ICON Six will be fully and unconditionally guaranteed by ICON public limited company, a public limited company in Ireland (“ICON”), and may or may not be guaranteed by one or more of the subsidiaries of ICON.
Each time we offer and sell debt securities, we will provide the specific terms of the debt securities we offer in one or more supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus and any related prospectus supplement or free writing prospectus carefully before you make a decision to invest. Our debt securities may be denominated in U.S. dollars or in any other currencies, currency units or composite currencies as we may designate.
We may offer these debt securities through underwriters, dealers, agents or directly to purchasers. If any underwriters, dealers or agents are involved in the sale of any of the debt securities, the accompanying prospectus supplement or free writing prospectus will set forth the names of any underwriters or agents and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. The prospectus supplement or free writing prospectus will also set forth the proceeds we will receive from any sale of debt securities. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such debt securities.
INVESTING IN OUR DEBT SECURITIES INVOLVES CERTAIN RISKS. SEE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE MAKING A DECISION TO INVEST IN OUR DEBT SECURITIES.
Our common stock is listed on the Nasdaq Global Market under the symbol “ICLR”.
Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement or free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 26, 2024.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents. We are not making an offer of these securities in any state or other jurisdiction where the offer or sale is not permitted.
S-i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission, or the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), on April 26, 2024 using a “shelf” registration process. Under this shelf registration process, from time to time, we may offer and sell any combination of the debt securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the debt securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement, attached to the front of this prospectus, that will contain specific information about the terms of that offering and the offered debt securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The terms in such prospectus supplement or free writing prospectus may vary from the terms described in this prospectus. As a result, the summary description of the debt securities in this prospectus is subject to, and qualified by reference to, the descriptions of the particular terms of any debt securities contained in any related prospectus supplement. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. You should read both this prospectus and any related prospectus supplement or free writing prospectus together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” prior to purchasing any of the debt securities offered by this prospectus. However, if there are any inconsistencies between the information contained herein and the information contained in an accompanying prospectus supplement or free writing prospectus, the information in the prospectus supplement or free writing prospectus, as applicable, shall prevail.
This prospectus is not a prospectus for the purposes of the Irish Companies Act 2014 (as amended), the EU Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019 of Ireland (as amended) or the Central Bank (Investment Market Conduct) Rules 2019 of Ireland and the Central Bank of Ireland has not approved this prospectus.
Any investment in the debt securities does not have the status of a bank deposit in Ireland and is not within the scope of the deposit protection scheme operated by the Central Bank of Ireland. Icon Six is not regulated by the Central Bank of Ireland by virtue of the issue of debt securities.
When acquiring any securities discussed in this prospectus, you should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus that we authorize to be delivered to you. Neither we, nor any underwriters, dealers or agents, have authorized anyone to provide you with different information or make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or behalf of us which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
You should not assume that the information in this prospectus, any prospectus supplement, free writing prospectus or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of those documents, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

This prospectus, any prospectus supplement or any applicable free writing prospectus and the documents incorporated by reference into this prospectus use certain brand names, trademarks and service marks of ICON. We do not intend our use or display of other trade names, trademarks or service marks to imply relationships with, or endorsement of us by, any other company or its goods or services.
As used in this prospectus, “ICON plc”, “ICON”, “ICON Group”, the “Company” and “we”, “our” or “us” refer to ICON public limited company, and its consolidated subsidiaries, unless the context requires otherwise. Any debt securities issued through ICON Six will be fully and unconditionally guaranteed by ICON, and may or may not be guaranteed by one or more of the subsidiaries of ICON. The term “parent guarantor” refers to ICON in its capacity as a guarantor of the debt securities issued by ICON Six. The term “subsidiary guarantors” refers to one or more of the subsidiaries who may provide additional guarantees of a particular series of debt securities as indicated in the applicable prospectus supplement or free writing prospectus. The term “guarantors” refers to the parent guarantor and the subsidiary guarantors.

RISK FACTORS
Investing in our debt securities pursuant to this prospectus and the applicable prospectus supplement or free writing prospectus involves certain risks. You should carefully read and consider the risks described in the section entitled “Risk Factors” on pages 3 through 21 of our 2023 20-F, which is incorporated by reference in this prospectus, any risk factors described in or incorporated by reference in the applicable prospectus supplement, any free writing prospectuses or similar sections in subsequent filings incorporated by reference in this prospectus, for a discussion of certain factors you should consider before making a decision to invest in our debt securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The risks and uncertainties described above are not the only risks and uncertainties that we face and are not presented in any particular order of importance. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition, results of operations and liquidity would suffer and it could result in a partial or complete loss of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent 2023 20-F.

WHERE YOU CAN FIND MORE INFORMATION
ICON is subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with those requirements, files annual reports and other information with the SEC. However, as a foreign private issuer, ICON and its shareholders are exempt from some of the Exchange Act reporting requirements. The reporting requirements that do not apply to ICON or its shareholders include proxy solicitations rules, the short-swing insider profit disclosure rules of Section 16 of the Exchange Act with respect to ICON’s shares and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.
We file annual reports and other information with the SEC. You may obtain documents we file with the SEC through the SEC’s EDGAR electronic filing system on the SEC’s website, at http://www.sec.gov. The address of the SEC’s internet site is provided solely for the information of prospective investors and is not intended to be an active link.
Our website address is https:///www.iconplc.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.
Other documents establishing the terms of the offered debt securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or furnish to the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file or furnish later with the SEC and that is incorporated by reference will automatically update and supersede information in this prospectus and information previously incorporated by reference herein.
Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. Any statement contained in such incorporated documents shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained in another document we incorporate by reference at a later date modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We hereby incorporate by reference the following documents:
•	Annual Report on Form 20-F for the year ended December 31, 2023 (File No. 333-08704) (the “2023 20-F”); and
•	Form 6-K furnished to the SEC on April 3, 2024 and April 25, 2024;
We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of this prospectus and prior to the time we sell all of the debt securities described in this prospectus, and any future reports on Form 6-K we furnish to the SEC during such period that are identified in such reports as being incorporated by reference in this prospectus.
You can obtain any of the documents incorporated by reference in this prospectus through us, or from the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing or by telephone from us at the following address: ICON plc, South County Business Park, Leopardstown, Dublin 18, Republic of Ireland, Attention: FAO Group Treasurer. The contact telephone number of this office is +353 1 2912000.

ICON PLC
ICON public limited company is a clinical research organization, founded in Dublin, Ireland in 1990. For over thirty years we have grown significantly to become a leading global provider of outsourced development and services to pharmaceutical, biotechnology, medical device and government and public health organizations. Our mission is to improve the lives of patients by accelerating the development of our customers’ drugs and devices through innovative solutions.
Our service offering includes clinical development, functional outsourcing and laboratory services. Our clinical development services include all phases of development (Phases I-IV), peri and post approval, data solutions and site and patient access services. Our laboratory services include a range of high value testing services, including bionanalytical, biomarker, vaccine, good manufacturing practice and central laboratory services. We also offer full-service and functional service partnerships to our customers.
We are incorporated in Ireland and our principal executive office is located at: South County Business Park, Leopardstown, Dublin 18, Republic of Ireland. The contact telephone number of this office is +353 1 2912000.
You can find a more detailed description of ICON’s business and recent transactions in the 2023 20-F, which is incorporated by reference into this prospectus, as well as any subsequent filings incorporated by reference into this prospectus. See “Incorporation of Certain Documents by Reference.”
ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY
ICON Six is a newly incorporated special purpose finance subsidiary of ICON organized in Ireland, conducts no independent operations of its own and holds only cash and intercompany assets and liabilities of the Group.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus may contain forward- looking statements. Forward-looking statements give the ICON Group’s current expectations or forecasts of future events. In particular, these include statements relating to future actions, prospective products or product approvals, future performance or results of current and anticipated products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, dividend payments and financial results. You should not place undue reliance on these statements as no assurance can be given that any particular expectation or forecast will be met. In addition, in the future we, and others on our behalf, may make statements that constitute forward-looking statements and, except as may be required by applicable legal or regulatory obligations, we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Statements included herein which are not historical facts are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Forward-looking statements may be identified by the use of future tense or other forward looking words such as “believe”, “expect”, “anticipate”, “should”, “may”, “strategy”, or other variations or comparable terminology. The forward looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, our results could be materially adversely affected. The risks and uncertainties include, but are not limited to, dependence on the pharmaceutical industry and certain clients, the need to regularly win projects and then to execute them efficiently and correctly, the challenges presented by rapid growth, competition and the continuing consolidation of the industry, the dependence on certain key executives, changes in the regulatory environment, exchange rate fluctuations, inflation and rising labor costs, and other factors identified in the Company’s United States Securities and Exchange Commission filings and in the section entitled “Risk Factors” on pages 3 through 21 of our 2023 20-F. The Company has no obligation under the PSLRA to update any forward looking statements and does not intend to do so.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.
Investing in our debt securities pursuant to this prospectus and the applicable prospectus supplement or free writing prospectus involves certain risks. You should carefully read and consider the risks described in the section entitled “Risk Factors” on pages 3 through 21 of our 2023 20-F, which is incorporated by reference in this prospectus, any risk factors described in or incorporated by reference in the applicable prospectus supplement, any free writing prospectuses or similar sections in subsequent filings incorporated by reference in this prospectus, for a discussion of certain factors you should consider before making a decision to invest in our debt securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. The risks and uncertainties described above are not the only risks and uncertainties that we face and are not presented in any particular order of importance. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition, results of operations and liquidity would suffer and it could result in a partial or complete loss of your investment. Please also carefully read the section entitled “Cautionary Note Regarding Forward-Looking Statements” included in our most recent 2023 20-F.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES
This section describes the general terms that will apply to any debt securities that we may offer pursuant to this prospectus, other than as noted otherwise in this section. The specific terms of any offered debt securities, and the extent to which the general terms described in this section apply to those debt securities, will be described in the related prospectus supplement at the time of the offer.
The debt securities of ICON Six covered by this prospectus will be ICON Six’s unsubordinated and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations. The debt securities of ICON Six will be fully and unconditionally guaranteed by ICON (the “parent guarantee”). ICON Six will issue senior debt securities fully and unconditionally guaranteed by ICON on a senior unsecured (unless otherwise expressly stated in the applicable prospectus supplement) basis under an indenture among ICON Six, as issuer, ICON, as parent guarantor, and Citibank, N.A., as trustee or another trustee identified in the applicable prospectus supplement. The debt securities may have the benefit of guarantees by one or more of ICON’s subsidiaries (each, a “subsidiary guarantee” and, together with the parent guarantee, the “guarantees”). The subsidiary guarantees will be unsubordinated and, unless expressly stated in the applicable prospectus supplement, unsecured obligations of the respective subsidiary guarantors.
If so indicated in the applicable prospectus supplement, ICON Six may issue debt securities that benefit from subsidiary guarantees (the “guaranteed debt securities”), are secured by specified collateral and/or have the benefit of one or more guarantees that are secured by specified collateral. Unless otherwise stated or the context otherwise requires, as used in this section, the term “secured debt securities” means any debt securities that, as described in the prospectus supplement relating thereto, are secured by collateral; the term “unsecured debt securities” means any debt securities that are not secured debt securities; and the term “debt securities” includes both unsecured debt securities and secured debt securities.
We have summarized material provisions of the indenture, the debt securities and the guarantees below. This summary is not complete and is qualified in its entirety by reference to the indenture.
In this summary description of the debt securities, unless we state otherwise or the context clearly indicates otherwise, all references to “ICON” mean ICON public limited company only and all references to “ICON Six” mean ICON Six only.
General. The indenture will not limit the amount of debt securities that may be issued thereunder, nor will it limit the amount of other debt or securities that ICON Six, ICON or any subsidiary may issue. ICON Six may issue debt securities under the indenture from time to time in one or more series, each in an amount authorized prior to issuance.
ICON conducts substantially all its operations through subsidiaries, and those subsidiaries generate substantially all its operating income and cash flow. As a result, distributions or advances from the subsidiaries of ICON, repayment or refinancing of intra-group lending and interest flows are the principal source of funds necessary to meet the debt service obligations of ICON. Contractual provisions or laws, as well as the subsidiaries’ financial condition and operating requirements, may limit the ability of ICON to obtain cash from its subsidiaries that it requires to pay its debt service obligations, including any payments required to be made under the debt securities and its guarantee of ICON Six’s debt securities, respectively. In addition, holders of the debt securities and ICON’s related guarantee will have a junior position to the claims of creditors of the subsidiaries of ICON (other than ICON Six and, with respect to guaranteed debt securities, any subsidiary guarantor) on their assets and earnings.
The indenture will not contain any covenants or other provisions designed to protect holders of the debt securities in the event ICON, ICON Six or any subsidiary participates in a highly leveraged transaction or upon a change of control. The indenture also will not contain provisions that give holders the right to require ICON Six to repurchase its securities in the event of a decline in ICON’s credit ratings for any reason, including as a result of a takeover, recapitalization or similar restructuring or otherwise.
Terms. The prospectus supplement relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:
•	any stock exchange on which debt securities will be listed;
•	the title of the debt securities;

•	the total principal amount of the debt securities of the series offered and any limit on the future issuance of additional securities of that series;
•	whether the debt securities will be issued in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;
•	the date or dates on which the principal of and any premium on the debt securities will be payable;
•	any interest rate, which may be fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments;
•	any right to extend or defer the interest payment periods and the duration of the extension;
•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder;
•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;
•	the place or places where payments on the debt securities will be payable;
•	any provisions for optional redemption or early repayment, including conditions precedent for such optional redemption;
•	any provisions that would require the redemption, repurchase or repayment of debt securities;
•	whether payments on the debt securities will be payable in currency or currency units or another form and whether payments will be payable by reference to any index or formula;
•	the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;
•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations;
•	any changes or additions to the events of default or covenants described in this prospectus;
•	any restrictions or other provisions relating to the transfer or exchange of debt securities;
•	any terms for the mandatory or optional conversion or exchange of the debt securities;
•	the currency of payment and the denominations in which the debt securities will be issuable;
•	whether the debt securities will be guaranteed by any subsidiary guarantors and, if so, the names of the subsidiary guarantors of the series and a description of the subsidiary guarantees;
•
if the debt securities or, if applicable, any guarantees of those debt securities, will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements; and

•	any other terms of the debt securities not inconsistent with the indenture.
ICON Six may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates.
If material to a particular series of securities and not already described in this prospectus, we will describe in the prospectus supplement the restrictions, elections, specific terms and other information relating to those debt securities.
The Prospectus Supplement will include a discussion of certain Irish and, if applicable, U.S. federal income tax considerations.

Consolidation, Merger and Sale of Assets. The indenture will provide that ICON will not (1) consolidate with or merge or amalgamate with or into another person (whether or not ICON is the surviving person), or (2) directly or indirectly, sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its and its subsidiaries’ assets taken as a whole, in one or more related transactions, to another person, unless:
•
either: (a) ICON is the surviving person; or (b) the person formed by or surviving any such consolidation, amalgamation or merger (if other than ICON) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg or Ireland;

•
the person formed by or surviving any such consolidation, amalgamation or merger (if other than ICON) or the person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of ICON under its guarantee;

•	immediately after such transaction, no event of default exists; and
•
if applicable, to the extent any assets of the person which is merged, consolidated or amalgamated with or into ICON are assets of the type which would constitute collateral with respect to secured debt securities, ICON or the surviving person, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the liens on the collateral with respect to secured debt securities in the manner and to the extent required in the indenture and the related security documents and shall take all reasonably necessary action so that such lien is perfected to the extent required by the applicable security documents.

In the event that any person shall become the owner of 100% of the voting stock of ICON, such person may, but is not obligated to, assume the performance of ICON’s covenants and obligations under the indenture as a guarantor for the debt securities of ICON Six (a “Voluntary Assumption”).
The indenture will also provide that ICON Six shall not consolidate or merge with or into another person (whether or not ICON Six is the surviving person) unless:
•
either: (a) ICON Six is the surviving person; or (b) the person formed by or surviving any such consolidation or merger (if other than ICON Six) is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg, Ireland or a country that is a member of the Organization for Economic Cooperation and Development (or any successor); and, if such person is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under any such laws;

•
the person formed by or surviving any such consolidation or merger (if other than ICON Six) or the person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of ICON Six under the debt securities and the indenture;

•	immediately after such transaction, no event of default exists; and
•
if applicable, to the extent any assets of the person which is merged, consolidated or amalgamated with or into ICON Six are assets of the type which would constitute collateral with respect to secured debt securities, ICON Six or the surviving person, as applicable, will take such action, if any, as may be reasonably necessary to cause such property and assets to be made subject to the liens on the collateral with respect to the secured debt securities in the manner and to the extent required in the indenture or the related security documents and shall take all reasonably necessary action so that such lien is perfected to the extent required by the applicable security documents.

This covenant will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets that is between or among ICON and its subsidiaries. The third bullet of the first paragraph of this covenant will not apply to any merger, amalgamation or consolidation of ICON with or into one of its subsidiaries for any purposes or with or into an affiliate solely for the purpose of reincorporating ICON in another jurisdiction. The third paragraph of this covenant will not apply to any merger or consolidation of ICON Six (1) with or into one of ICON’s subsidiaries for any purpose so long as the surviving person becomes a primary obligor of the debt securities or (2) with or into an affiliate solely for the purpose of reorganizing ICON Six in another jurisdiction so long as the surviving person becomes a primary obligor of the debt securities; provided, however, if such person is not a corporation, a co-obligor of the debt securities is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg, Ireland or a country that is a member of the Organization for Economic Cooperation and Development (or any successor).
The person formed by or surviving any such Voluntary Assumption, consolidation, amalgamation or merger (if other than ICON or ICON Six) or the person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made will be the successor to ICON or ICON Six and shall succeed to, and be substituted for, and may exercise every right and power of, ICON or ICON Six, as the case may be, under the indenture, and ICON or ICON Six, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the debt securities.
Additional Covenants. We may be subject to additional covenants, including restrictive covenants in respect of a particular series of debt securities. Such additional covenants will be set forth in the applicable prospectus supplement and, to the extent necessary, in the supplemental indenture or board resolution relating to that series of debt securities.
Events of Default. Unless we inform you otherwise in the applicable prospectus supplement, the following are events of default with respect to a series of debt securities:
•	failure to pay interest on that series of debt securities for 30 days when due;
•	failure to pay principal of or any premium on that series of debt securities when due;
•
failure to comply with any covenant or agreement in that series of debt securities for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the then-outstanding debt securities of that series voting as a single class issued under the indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of ICON or ICON Six; and
•	any other event of default provided for that series of debt securities in the applicable prospectus supplement.
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.
If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal of and all accrued and unpaid interest on those debt securities to be due and payable. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default may in some cases rescind this accelerated payment requirement.
A holder of a debt security of any series issued under the indenture may pursue any remedy thereunder only if:
•	the holder gives the trustee written notice of a continuing event of default for that series;
•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;
•	the holders offer to the trustee indemnity satisfactory to the trustee;
•	the trustee fails to act for a period of 60 days after receipt of the request and offer of indemnity; and
•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.
This provision does not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of:
•	conducting any proceeding for any remedy available to the trustee; and
•	exercising any trust or power conferred on the trustee relating to or arising as a result of an event of default.
The indenture will require ICON Six to file each year with the trustee a written statement as to their compliance with the covenants contained in the indenture.
Modification and Waiver. Unless otherwise specified in the applicable prospectus supplement, the indenture with respect to any series of debt securities may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the then-outstanding debt securities of such series so amended or supplemented voting as a single class. Without the consent of each holder of the applicable debt securities so affected, however, no modification may:
•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;
•	reduce the principal of or change the fixed maturity of any debt securities or alter or waive any of the provisions with respect to the payment of any additional amounts;
•	reduce the rate of or change the time for payment of interest on the debt security;
•
waive a default or event of default in the payment of principal of, premium on, if any, or interest on, the debt securities of any series (except a rescission of acceleration of such debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

•	make any debt security payable in money other than as originally stated in such debt security;
•	impair the holder’s right to institute suit for the enforcement of any payment on or with respect to the debt security; or
•	make any change in the preceding provisions.
Unless otherwise specified in the applicable prospectus supplement, the indenture may be amended or supplemented or any provision of the indenture may be waived without the consent of any holders of debt securities issued under the indenture in certain circumstances, including:
•	to cure any ambiguity, omission, mistake, defect or inconsistency;
•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities; (provided that the uncertificated debt securities are issued in a registered form for purposes of Section 163(f) of the Internal Revenue Code of 1986, as amended (“the Code”);

•
to provide for the assumption of ICON Six or ICON’s obligations to holders of debt securities of such series in the case of a merger or consolidation or sale of all or substantially all of ICON Six or ICON's assets, as applicable;

•
to effect the release of any subsidiary guarantor from its guarantee in respect of such series of debt securities and the termination of such guarantee, all in accordance with the provisions of the indenture governing such release and termination;

•	add any subsidiary guarantor or to provide for collateral to secure the debt securities of any series or any guarantee in respect of the debt securities of any series;
•
to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not materially adversely affect the legal rights under the indenture of any holder of debt securities;

•	to comply with any requirement to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•
to change or eliminate any of the provisions of the indenture with respect to any series of debt securities, provided that any such change or elimination shall not become effective with respect to any outstanding debt securities of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

•	to provide for the issuance of and establish forms and terms and conditions of a new series of debt securities as permitted by the indenture;
•
to provide for the issuance of additional debt securities of any series; provided that such additional debt securities have the same terms as, and be deemed part of the same series as, the applicable series of debt securities to the extent required under the indenture;

•
to evidence and provide for the acceptance and appointment by a successor trustee or collateral trustee with respect to the debt securities of a series and to add to or change any of the provisions of the indenture with respect to such series as shall be necessary to provide for or facilitate the administration of the trust by more than one trustee;

•
to add additional co-issuers (to the extent such entities are organized under the laws of the United States, any state of the United States or the District of Columbia, Luxembourg or Ireland) with respect to the debt securities in accordance with the limitations set forth in the indenture; and

•	to add parallel debt or other foreign law provisions that ICON Six determines are necessary or advisable with respect to the jurisdiction of organization or incorporation of any guarantor.
The holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, of all debt securities issued under the indenture that are affected, voting as one class) may waive any existing or past default or event of default with respect to debt securities of such series. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.
Defeasance. When we use the term “defeasance”, we mean discharge from some or all of our obligations under the indenture. If any combination of funds or government securities that are deposited with the trustee under the indenture are sufficient, in the opinion of an independent firm of certified public accountants, to make payments on the debt securities of a series issued under the indenture on the dates those payments are due and payable, then, at the option of ICON Six, either of the following will occur:
•
each of ICON, ICON Six and any subsidiary guarantors will be discharged from its or their obligations with respect to the debt securities of that series and, if applicable, the related guarantees (“legal defeasance”); or

•
each of ICON, ICON Six and any subsidiary guarantors will no longer have any obligation to comply with the merger covenant and other specified covenants under the indenture, and the related events of default will no longer apply (“covenant defeasance”).

If a series of debt securities is defeased, the holders of the debt securities of the series affected will not be entitled to the benefits of the indenture, except for obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust. In the case of covenant defeasance, the obligation of ICON Six to pay principal, premium and interest on the debt securities and, if applicable, ICON and any subsidiary guarantor’s guarantee of the payments will also survive.
Unless we inform you otherwise in the applicable prospectus supplement or unless such defeasance occurs within one year of when the securities would be due and payable or called for redemption, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the beneficial owners of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes in a manner different than it would have done absent the defeasance. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
Governing Law. New York law will govern the indenture and the debt securities (including any guarantees).
Trustee. Citibank, N.A. or another trustee we identify in the applicable prospectus supplement, will be the trustee under the indenture. The address of Citibank, N.A. is 388 Greenwich Street, New York, New York,

10013. ICON Six may appoint another trustee or a substitute trustee under the indenture or appoint an entity qualified under the Trust Indenture Act of 1939 to serve as trustee under the indenture. Citibank, N.A., and its affiliates perform certain commercial banking services for us for which they receive customary fees and are lenders under various outstanding credit facilities of subsidiaries of ICON.
If an event of default occurs under the indenture and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of that person’s own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any debt securities issued under the indenture only after those holders have offered the trustee indemnity satisfactory to it.
The indenture will contain limitations on the right of the trustee, if it becomes a creditor of ICON, ICON Six or any subsidiary guarantor, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with ICON, ICON Six and any subsidiary guarantor. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.
Form, Exchange, Registration and Transfer. The debt securities will be issued in registered form, without interest coupons. There will be no service charge for any registration of transfer or exchange of the debt securities. However, payment of any transfer tax or similar governmental charge payable for that registration may be required.
Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent ICON Six designates. The security registrar or transfer agent will effect the transfer or exchange if its requirements and the requirements of the indenture are met.
The trustee will be appointed as security registrar for the debt securities. If a prospectus supplement refers to any transfer agents ICON Six initially designates, ICON Six may at any time rescind that designation or approve a change in the location through which any transfer agent acts. ICON Six is required to maintain an office or agency for transfers and exchanges in each place of payment. ICON Six may at any time designate additional transfer agents for any series of debt securities.
In the case of any redemption, ICON Six will not be required to register the transfer or exchange of:
•
any debt security during a period beginning 15 business days prior to the mailing of the relevant notice of redemption or repurchase and ending on the close of business on the day of mailing of such notice; or

•	any debt security that has been called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.
For purposes of the indenture, unless we inform you otherwise in the applicable prospectus supplement, a “business day” is any day that is not a Saturday, a Sunday or a day on which banking institutions in any of New York, New York; London, England; or a place of payment on the debt securities of that series is authorized or obligated by law, regulation or executive order to remain closed.
Payment and Paying Agents. Unless we inform you otherwise in the applicable prospectus supplement, payments on the debt securities will be made in U.S. dollars at the office of the trustee and any paying agent. At the option of ICON Six however, payments may be made by wire transfer for global debt securities or by check mailed to the address of the person entitled to the payment as it appears in the security register. Unless we inform you otherwise in a prospectus supplement, interest payments may be made to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.
Unless we inform you otherwise in a prospectus supplement, the trustee will be designated as the paying agent. ICON Six may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.
If the principal of or any premium or interest on or additional amounts with respect to debt securities of a series is payable on a day that is not a business day, the payment will be made on the following business day.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will pay to us upon written request any money held by them for payments on the debt securities that remains unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.
Book-Entry Debt Securities. The debt securities of a series may be issued in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the applicable prospectus supplement. Global debt securities may be issued in either temporary or permanent form. We will describe in the applicable prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.
Payment of Additional Amounts. All payments made by or on behalf of ICON Six or any guarantor under or with respect to any debt securities or any guarantee thereof will be made without withholding or deduction for, or on account of, any present or future taxes, levies, imposts, duties, assessments, withholdings or similar charges imposed by any governmental authority, including any interest, additions to tax or penalties applicable thereto (“Taxes”) unless the withholding or deduction of such Taxes is then required by law. If any deduction or withholding for, or on account of, any Taxes imposed or levied by or on behalf of (1) any jurisdiction in which ICON Six or any guarantor (including any successor entity) is then incorporated, organized, engaged in business or resident for tax purposes or any political subdivision or governmental authority thereof or therein or (2) any jurisdiction from or through which payment is made by or on behalf of ICON Six or any guarantor (including any successor entity), including, without limitation, the jurisdiction of any paying agent, or any political subdivision or governmental authority thereof or therein (each of (1) and (2), a “Tax Jurisdiction”) will at any time be required to be made from any payments made by or on behalf of ICON Six or any guarantor under or with respect to the debt securities or any guarantee thereof, including, without limitation, payments of principal, redemption price, interest or premium, ICON Six or the relevant guarantor, as applicable, will pay such additional amounts (the “Additional Amounts”) to the applicable holder as may be necessary in order that the net amounts received in respect of such payments by the applicable beneficial owner of notes after such withholding or deduction by any applicable withholding agent will equal the amounts that would have been received in respect of such payments in the absence of such withholding or deduction; provided, further, that no Additional Amounts will be payable with respect to:
(a)
any Taxes, to the extent such Taxes would not have been imposed but for the holder or the beneficial owner of the debt securities (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, trust, partnership or corporation) being or having been a citizen or resident or national of, being or having been incorporated or organized or being or having been engaged in a trade or business in or having any other present or former connection with the relevant Tax Jurisdiction other than a connection arising solely as a result of the acquisition or holding of any debt securities, the exercise or enforcement of rights under any debt securities or the applicable indenture or any guarantee thereof or the receipt of any payment in respect of any debt securities or any guarantee thereof;

(b)
any Taxes, to the extent such Taxes were imposed as a result of the presentation of a debt security for payment (where presentation is required) more than 30 days after the relevant payment is first made available for payment to the holder (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 30-day period);

(c)	any estate, inheritance, gift, wealth, sale, transfer, or similar Taxes;
(d)
any Taxes withheld or deducted as a result of the presentation of any debt security for payment by or on behalf of a holder of debt securities who would have been able to avoid such withholding or deduction by presenting the relevant debt security to another paying agent designated by ICON Six under the indentures;

(e)	any Taxes imposed other than by deduction or withholding from payments made by or on behalf of ICON Six or any guarantor under or with respect to the debt securities or any guarantee thereof;
(f)
any Taxes to the extent such Taxes are imposed or withheld by reason of the failure of the holder or beneficial owner of debt securities to accurately comply with a reasonable request from an applicable withholding agent to meet any certification, identification, information or other reporting requirements, whether required by statute, treaty, regulation or administrative practice of a Tax Jurisdiction, as a precondition to exemption from, or reduction in the rate of deduction or withholding of, Taxes imposed by the Tax Jurisdiction, but in each case, only to the extent the holder or beneficial owner is legally eligible to comply with such requirements;
(g)
any Taxes imposed or withheld by reason of the failure of the holder or beneficial owner of the debt securities to comply with the requirements of Sections 1471 through 1474 of the Internal Revenue Code of 1986, as amended (the “Code”), as of the applicable issue date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b) of the Code (or any amended or successor version described above) and any intergovernmental agreement, treaty, convention or similar agreement among governmental authorities (and related legislation, official regulations or other administrative guidance) implementing any of the foregoing;

(h)
any Taxes imposed on or with respect to any payment by or on behalf of ICON Six or any guarantor to the holder if such holder is a fiduciary, partnership, limited liability company or person other than the sole beneficial owner of such payment to the extent that such Taxes would not have been imposed had such beneficial owner been the holder;

(i)
any (i) Luxembourg withholding tax due under the so-called Luxembourg Relibi Law dated 23 December 2005 by the Grand-Duchy of Luxembourg or (ii) Luxembourg registration duties (droits d’enregistrement) payable due to a registration, submission or filing by any holder or beneficial owner of debt securities or any guarantee thereof, except if such registration, submission or filing is required to maintain, establish, enforce or preserve the rights of such holder or beneficial owner under such debt securities or guarantee thereof; or

(j)	any combination of clauses (a) through (i) above.
In addition to the foregoing, the ICON Six will also pay and indemnify the holder for any present or future stamp, court, documentary, intangible, recording, registration, filing or similar Taxes which are levied by any Tax Jurisdiction on the execution, delivery, issuance, or registration of any of the debt securities, the applicable indenture, any guarantee of the debt securities or any other document referred to therein, or the receipt of any payments with respect thereto, or the enforcement of any debt securities or any guarantee thereof; provided solely in the case of any such Taxes imposed in respect of the receipt of any payment, that such Tax is not a tax described in clauses (a) through (j) above other than clause (e).
If ICON Six or any guarantor becomes aware that it will be obligated to pay Additional Amounts with respect to any payment under or with respect to any applicable series of debt securities or any guarantee thereof, ICON Six or the relevant guarantor, as the case may be, will deliver to the trustee (with a copy to the paying agent) on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises after the 30th day prior to that payment date, in which case ICON Six or the relevant guarantor shall notify the trustee (with a copy to the paying agent) promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts will be payable and the amount estimated to be so payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the paying agents to pay Additional Amounts on the relevant payment date. The trustee and the paying agent shall be entitled to rely on an Officer’s Certificate as conclusive proof that such payments are necessary. ICON Six or the relevant guarantor will provide the trustee (with a copy to the paying agent) with documentation reasonably satisfactory to the trustee evidencing the payment of Additional Amounts.
ICON Six or the relevant guarantor will make all withholdings and deductions (within the time period and in the minimum amount) required by law and will remit the full amount deducted or withheld to the relevant Tax authority in accordance with applicable law. ICON Six or the relevant guarantor will use its reasonable efforts to obtain Tax receipts from each Tax authority evidencing the payment of any Taxes so deducted or withheld. Upon request, ICON Six or the relevant guarantor will furnish to the trustee (or to a holder upon request), within 60 days after the date the payment of any Taxes so deducted or withheld is made, certified copies of Tax receipts evidencing payment by ICON Six or such guarantor, as the case may be, or if, notwithstanding such entity’s efforts to obtain receipts, receipts are not obtained, other evidence of payments (reasonably satisfactory to the trustee) by such entity.

Whenever in each indenture, the debt securities or in this “Description of Debt Securities and Guarantees” there is mentioned, in any context, the payment of amounts based upon the principal amount of such debt securities or of principal, interest or of any other amount payable under, or with respect to, any of the debt securities or any guarantee thereof, such mention shall be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
The above obligations will survive any termination, defeasance or discharge of any indenture and any transfer by a holder or beneficial owner of its debt securities, and will apply, mutatis mutandis, to any jurisdiction in which any successor person to ICON Six or any guarantor is incorporated, organized, engaged in business or resident for tax purposes, any jurisdiction from or through which payment is made by or on behalf of such person, and, in each case, any political subdivision or governmental authority thereof or therein.
Ranking. The unsecured debt securities will constitute senior unsecured, unsubordinated obligations of ICON Six and will rank equally with all of its unsecured and unsubordinated debt from time to time outstanding. The secured debt securities will constitute unsubordinated obligations of ICON Six and will rank equally in right of payment with all other unsecured and unsubordinated debt of ICON Six, except that the secured debt securities will effectively rank senior to unsecured and unsubordinated debt of ICON Six in respect of claims against the collateral that is pledged to secure those secured debt securities. The unsecured debt securities will be effectively subordinated to all of the existing and future secured indebtedness of ICON Six to the extent of the value of the collateral securing that indebtedness.
Guarantees of Debt Securities. ICON will fully and unconditionally guarantee on a senior unsecured (unless otherwise expressly stated in the applicable prospectus supplement) basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by ICON Six in respect of the debt securities issued by ICON Six when and as the payment becomes due and payable, whether at maturity or otherwise. The parent guarantee will provide that in the event of a default in the payment of principal of, any premium and interest on, and any additional amounts which may be payable by ICON Six in respect of a debt security, the holder of that debt security may institute legal proceedings directly against ICON to enforce the parent guarantee without first proceeding against the issuer. The parent guarantee will rank equally with all of ICON’s other unsecured and unsubordinated debt from time to time outstanding. The applicable prospectus supplement may provide that ICON will fully and unconditionally guarantee on a senior secured basis the full and prompt payment of the principal of, any premium and interest on, and any additional amounts which may be payable by ICON Six in respect of the debt securities issued by ICON Six when and as the payment becomes due and payable, whether at maturity or otherwise. Such parent guarantee will rank equally with all of ICON’s other unsubordinated and unsecured debt from time to time outstanding, except that such parent guarantee will rank effectively senior to ICON’s unsecured and unsubordinated debt from time to time outstanding in respect of claims against the collateral that is pledged to secure those secured debt securities.
The debt securities may have the benefit of guarantees by one or more subsidiary guarantors. The subsidiary guarantees will be unsubordinated and, unless expressly stated in the applicable prospectus supplement, unsecured obligations of the respective subsidiary guarantors. If ICON Six issues a series of guaranteed debt securities, the specific subsidiary guarantors and a description of some of the terms of the subsidiary guarantees of those debt securities will, in each case, be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of such guaranteed debt securities, each subsidiary guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of ICON Six’s other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.
The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable subsidiary guarantees, which may include provisions that allow a subsidiary guarantor to be released from its obligations under its subsidiary guarantee under specified circumstances or that provide for one or more subsidiary guarantees to be secured by specified collateral.
Secured Debt Securities. The debt securities and the guarantees of the debt securities may be secured by collateral. The applicable prospectus supplement will describe any such collateral and the terms of such secured debt securities.

TAXATION
The applicable prospectus supplement will describe certain Irish and, if applicable, Luxembourg and U.S. federal income tax considerations relevant to a particular series of debt securities.

PLAN OF DISTRIBUTION
We may sell our debt securities in and outside the United States through agents, underwriters, dealers or directly to purchasers, through a combination of any of the foregoing or by any other method permitted pursuant to applicable law. Our agents may solicit offers to purchase the debt securities.
We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.
SEC registration fee	$ (1)
Rating agency fees and expenses	$(2)
Printing expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Blue Sky, qualification fees and expenses	$(2)
Transfer agent fees and expenses	$(2)
Trustee fees and expenses	$(2)
Miscellaneous	$(2)
Total	$(2)
(1)
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable.

(2)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

LEGAL MATTERS
Certain legal matters with respect to United States and New York law will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to Irish law will be passed upon by A&L Goodbody LLP, our Irish counsel. If counsel fo LEGAL MATTERS
Certain legal matters with respect to United States and New York law will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York. Certain legal matters with respect to Irish law will be passed upon by A&L Goodbody LLP, our Irish counsel. If counsel for any underwriter, dealer or agent passes on legal matters in connection with an offering made by this prospectus, we will name that counsel in the prospectus supplement relating to the offering.
EXPERTS
The consolidated financial statements of ICON plc as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2023, have been incorporated by reference herein in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
LIMITATIONS ON ENFORCEMENT OF U.S. LAWS
ICON, ICON Six and certain of the subsidiary guarantors, if any, are organized and existing under the laws of countries other than the United States. In addition, certain of the directors and officers of these entities may reside outside of the United States and a significant portion of their assets may be located outside of the United States. As a result, it may be difficult for investors to effect service of process on ICON, ICON Six or any subsidiary guarantors or to enforce in the United States judgments obtained in U.S. courts against such entities or those persons based on the civil liability provisions of the U.S. securities laws or other laws. Uncertainty exists as to whether courts in certain countries other than the United States will enforce judgments obtained in other jurisdictions, including the United States, against the domestic companies or their directors or officers under the securities or other laws of those jurisdictions or entertain actions in those jurisdictions against such companies or their directors or officers under the securities or other laws of those jurisdictions.

ICON INVESTMENTS SIX DESIGNATED ACTIVITY COMPANY
$    % Senior Secured Notes due 2027
$    % Senior Secured Notes due 2029
$    % Senior Secured Notes due 2034

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers
Citigroup	HSBC	J.P. Morgan	Morgan Stanley	Santander
     , 2024